The information in this preliminary remarketing prospectus supplement is not complete and may be changed without notice. This preliminary remarketing prospectus supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities nor are they soliciting offers to buy these securities in any state where the offer or sale is not permitted. These securities may not be sold nor may offers to buy be accepted before the remarketing prospectus supplement is delivered in final form.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2005

FILED PURSUANT TO

RULE 424(b)(2)

REGISTRATION NO. 333-70640

REMARKETING PROSPECTUS SUPPLEMENT

(To Prospectus dated November 15, 2001 and Prospectus Supplement dated April 24, 2002)

$

        % Senior Notes due 2007

In April 2002, we issued $600,000,000 aggregate principal amount of 5.60% senior notes due 2007, referred to in this remarketing prospectus supplement as the senior notes, in connection with our issuance of 24,000,000 Equity Units in the form of Income Equity Units. The senior notes were issued as a component of Income Equity Units that initially consisted of (1) a purchase contract to purchase from us on May 17, 2005, at a purchase price of $25, a fraction of a newly issued share of our common stock and (2) a senior note in the principal amount of $25. This remarketing prospectus supplement relates to a remarketing of $              aggregate principal amount of those senior notes on behalf of the Income Equity Unit holders and holders of senior notes held separately from Income Equity Units, if any, who elect to participate in the remarketing.

The senior notes will mature on May 17, 2007. The interest rate on the senior notes will be reset to         % per annum, effective on and after February 17, 2005. Interest on the senior notes is payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year. The first interest payment on the remarketed senior notes will be made on May 17, 2005.

We will not receive any proceeds from the remarketing of the senior notes.

The senior notes are redeemable prior to their maturity, in whole but not in part, upon the occurrence and continuation of a tax event at the redemption price set forth under the caption “Description of the Remarketed Senior Notes—Tax Event Redemption” in this remarketing prospectus supplement.

The senior notes are senior unsecured obligations and rank equally with all of Sempra Energy’s other senior unsecured indebtedness. We will remarket the senior notes in denominations of $25 and integral multiples of $25 in excess thereof. Following the remarketing, the senior notes will not be listed on any national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this remarketing prospectus supplement or the accompanying prospectus supplement and related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Remarketed offering price(1)%	$
Remarketing fee to remarketing agents(2)%	$
Net proceeds to participating holders %	$

(1)	Plus accrued interest if settlement occurs after that date.
(2)	Payable from the proceeds of the remarketing and, to the extent the proceeds are not sufficient, payable by us.

We expect the senior notes will be ready for delivery through The Depository Trust Company on or about February     , 2005.

Joint Lead Remarketing Agents

Citigroup	Morgan Stanley

Credit Suisse First Boston

Dresdner Kleinwort Wasserstein

Wachovia Securities

WestLB Securities Inc.

Remarketing Prospectus Supplement dated February     , 2005

This document is in three parts. The first part is this remarketing prospectus supplement, which describes the specific terms of this remarketing of the senior notes and also adds to and updates information contained in the accompanying prospectus supplement and prospectus and the documents incorporated by reference in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus. The second and third parts are the accompanying prospectus supplement and prospectus, which give more general information, some of which does not apply to the senior notes. If the description of the remarketing varies between this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus, you should rely on the information in this remarketing prospectus supplement.

You should rely only on the information contained or incorporated by reference in this remarketing prospectus supplement and in the accompanying prospectus supplement and prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

R-i

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FORWARD-LOOKING STATEMENTS

This remarketing prospectus supplement and the accompanying prospectus and prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

•	actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission and other regulatory bodies in the United States and other countries;

•	capital markets conditions, inflation rates, interest rates and exchange rates;

•	energy and trading markets, including the timing and extent of changes in commodity prices;

•	the availability of natural gas;

•	weather conditions and conservation efforts;

•	war and terrorist attacks;

•	business, regulatory and legal decisions and requirements;

•	the status of deregulation of retail natural gas and electricity delivery;

•	the timing and success of business development efforts; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2003 and other documents that we have filed with the Securities and Exchange Commission. You may obtain copies of these documents as described under “Where You Can Find More Information” in the accompanying prospectus.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus supplement and prospectus. You should carefully read this remarketing prospectus supplement and the accompanying prospectus supplement and prospectus, as well as the documents they incorporate by reference, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this remarketing prospectus supplement to “we,” “us” and “our” should be read to refer to Sempra Energy and its subsidiaries.

Sempra Energy

We are a Fortune 500 energy services holding company. Our shares are traded on the New York Stock Exchange under the symbol “SRE.” Our companies provide a wide spectrum of value-added electric and natural gas products and services to a diverse range of customers.

The Sempra utilities, San Diego Gas & Electric and Southern California Gas Company, serve more than 22 million consumers from California’s Central Valley to the Mexican border. SDG&E serves 3.3 million consumers through 1.3 million electric meters and more than 800,000 natural gas meters. SDG&E’s service area spans 4,100 square miles. The nation’s largest natural gas distribution utility, SoCalGas, serves a population of 19.5 million through 5.5 million meters. SoCalGas’ service territory encompasses 23,000 square miles.

Sempra Global companies acquire, develop and operate infrastructure assets related to the production and distribution of energy and provide risk-management products and services:

•	Sempra Commodities—a wholesale and retail trader of physical and financial energy products, including natural gas, power, crude oil and associated commodities, and a trader and wholesaler of metals.

•	Sempra Generation—acquires, develops and operates power plants, provides energy services and facilities management and owns mineral rights in properties producing oil and natural gas.

•	Sempra LNG—develops receipt terminals for the importation of liquefied natural gas.

•	Sempra Pipelines and Storage—engages in energy-infrastructure projects in North and South America, holds interests in companies that provide natural gas or electricity services to over 2.8 million customers in Argentina, Chile, Mexico and Peru and owns and operates two small natural gas distribution utilities in the Eastern United States.

Sempra Financial invests in tax-advantaged limited partnerships which own 1,300 affordable housing properties throughout the United States.

We are headquartered at 101 Ash Street, San Diego, California 92101-3017 and our telephone number is (877) 736-7721 or, in San Diego, (619) 696-2034.

The Remarketing

In this portion of the summary, references to “Sempra Energy,” “we,” “our” and “us” mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

Issuer	Sempra Energy.

Securities Remarketed

$             aggregate principal amount of senior notes on behalf of holders of Income Equity Units and holders of senior notes held separately from Income Equity Units, if any, who elect to participate in the remarketing.

Maturity	The senior notes will mature on May 17, 2007, unless a tax event redemption occurs prior to that date.

Interest Rate	The interest rate on the senior notes will be reset to % per annum effective on and after February 17, 2005.

Interest Payment Dates

Interest on the senior notes is payable quarterly in arrears on February 17, May 17, August 17, and November 17 of each year. The first interest payment on the remarketed senior notes will be made on May 17, 2005.

Ranking	The senior notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness.

Tax Event Redemption

The senior notes are redeemable at our option on not less than 30 days nor more than 60 days prior written notice, in whole, but not in part, upon the occurrence and continuation of a tax event under the circumstances and at the redemption price set forth under the caption “Description of the Remarketed Senior Notes—Tax Event Redemption” in this remarketing prospectus supplement.

Use of Proceeds	We will not receive any proceeds from the remarketing of the senior notes. For more information, see the section of this remarketing prospectus supplement entitled “Use of Proceeds.”

U.S. Federal Income Taxation

We have treated and will continue to treat the senior notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments. These regulations are complex, and in some respects uncertain in application. Generally, assuming that you report your income in a manner consistent with the method described in this remarketing prospectus supplement, the amount of income that you will recognize in respect of the senior notes should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations. However, no assurance can be given that the Internal Revenue Service, or IRS, will agree with our position. For a detailed discussion, please see the section of this remarketing prospectus supplement entitled “Certain United States Federal Income Tax Considerations.”

Listing	The senior notes will not be listed on any national securities exchange.

USE OF PROCEEDS

We are remarketing up to $             aggregate principal amount of senior notes to investors on behalf of holders of Income Equity Units and holders of senior notes held separately from Income Equity Units, if any, who elect to participate in the remarketing.

We will not receive any cash proceeds from the remarketing of the senior notes. Instead, the proceeds of the remarketing will be used as follows:

•	$ of the proceeds (which is equal to the treasury portfolio purchase price described under “Remarketing”) will be used to purchase the treasury portfolio (described under “Remarketing”) that will then be pledged to us, on behalf of holders of Income Equity Units, as security against the stock purchase contract obligations of such holders;

•	$ of the proceeds (which is equal to the separate notes purchase price described under “Remarketing”) will be remitted to U.S. Bank Trust National Association, as the custodial agent, for payment to the holders of senior notes held separately from Income Equity Units, if any, who have elected to participate in the remarketing;

•	$ of the proceeds, which equals the lesser of (i) 25 basis points (0.25%) of the sum of the treasury portfolio purchase price and the separate notes purchase price, if any, and (ii) the amount of the proceeds, if any, in excess of the sum of the treasury portfolio purchase price and the separate notes purchase price, if any, will be deducted and retained by the remarketing agents as a remarketing fee;

•	any proceeds from the remarketing of senior notes that are components of the Income Equity Units remaining after deducting the treasury portfolio purchase price and the remarketing fee attributable to such senior notes will be remitted to U.S. Bank Trust National Association, as the purchase contract agent, for payment to the holders of the Income Equity Units; and

•	any proceeds from the remarketing of senior notes held separately from the Income Equity Units remaining after deducting the separate notes purchase price and the remarketing fee attributable to such senior notes will be remitted to U.S. Bank Trust National Association, as the custodial agent, for payment to the holders of such remarketed senior notes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our ratio of earnings to combined fixed charges for each of the years in the five-year period ended December 31, 2003 and for each of the nine month periods ended September 30, 2004 and 2003:

	Year Ended December 31,					Nine Months Ended September 30,
	2003	2002	2001	2000	1999	2003	2004
Ratio of Earnings to Combined Fixed Charges	2.93	3.02	2.86	2.90	3.21	2.87	3.89

We determined the ratio of earnings to combined fixed charges by dividing (a) the sum of pretax income and fixed charges by (b) fixed charges. Fixed charges consist of all interest expense (before allowances for borrowed funds used during construction), preferred dividends by subsidiaries, one-third of rent expense (which approximates the interest component of such expense) and amortization of debt issuance costs.

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following table contains our summary historical condensed consolidated financial information. The summary information as of December 31, 2003 and for the two years then ended has been derived from our audited consolidated financial statements. The summary information as of September 30, 2004 and for the nine month periods ended September 30, 2004 and 2003, has been derived from our unaudited consolidated financial statements and, in our opinion, reflects all adjustments necessary for a fair presentation. These adjustments are only of a normal recurring nature.

The summary historical condensed consolidated financial information should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited consolidated financial statements and the related notes thereto from which it has been derived. More comprehensive financial information is included in the consolidated financial statements and related notes contained in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which we file with the SEC.

Condensed Consolidated Statements of Income

(millions of dollars)

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2004	2003	2003	2002
	(unaudited)
Revenue	$6,521	$5,821	$7,887	$6,048
Expenses	(5,624)	(5,096)	(6,948)	(5,061)
Other Income	58	38	26	15
Trust preferred distributions by subsidiary	—	(9)	(9)	(18)
Preferred dividends of subsidiaries	(7)	(8)	(10)	(11)

Income before interest and income taxes	948	746	946	973
Interest	(176)	(193)	(204)	(252)
Income taxes	(191)	(109)	(47)	(146)

Income from continuing operations	581	444	695	575
Loss from discontinued operations, net of tax(1)	(30)	—	—	—
Loss on disposal of discontinued operations, net of tax	(2)	—	—	—

Income before extraordinary item and cumulative effect of changes in accounting principles, net of tax	549	444	695	575
Extraordinary item, net of tax(2)	—	—	—	16
Cumulative effect of changes in accounting principles, net of tax(3)	—	(29)	(46)	—

Net Income	$549	$415	$649	$591

(1)	Atlantic Electric & Gas, which was sold in April 2004, has been reported as a discontinued operation for the nine months ended September 30, 2004. Prior to 2004, Atlantic Electric & Gas was accounted for as an unconsolidated subsidiary and therefore, in accordance with generally accepted accounting principles, amounts prior to 2004 are not reported as discontinued operations.
(2)	Acquisition gains, in accordance with Statement of Financial Accounting Standards 141.
(3)	Combined effects of the rescission of Emerging Issues Task Force Consensus 98-10 (affecting mark-to-market accounting) and the implementation of Revised Interpretation No. 46, Consolidation of Variable Interest Entities issued by the Financial Accounting Standards Board.

Condensed Consolidated Balance Sheets

(dollars in millions)

	September 30, 2004	December 31, 2003
	(unaudited)
Assets
Current assets	$8,109	$7,869
Investments and other assets	3,508	3,647
Property, plant and equipment	10,847	10,474

Total assets	$22,464	$21,990

Liabilities and Shareholders’ Equity Liabilities
Current liabilities	$7,884	$8,382
Long-term debt	4,414	3,841
Deferred credits and other liabilities	5,606	5,698

Total liabilities	17,904	17,921

Preferred stock of subsidiaries	179	179

Shareholders’ Equity
Common stock	2,166	2,028
Retained earnings	2,674	2,298
Deferred compensation relating to ESOP	(33)	(35)
Accumulated other comprehensive income (loss)	(426)	(401)

Total shareholders’ equity	4,381	3,890

Total liabilities and shareholders’ equity	$22,464	$21,990

DESCRIPTION OF THE REMARKETED SENIOR NOTES

General

The remarketed senior notes offered by this remarketing prospectus supplement are a series of our senior unsecured debt securities as described below and in the accompanying prospectus supplement and prospectus. The senior notes were initially issued in the aggregate principal amount of $600,000,000 as components of Income Equity Units under an indenture, dated as of February 23, 2000, as supplemented by a supplemental indenture, dated as of April 30, 2002, between Sempra Energy, as issuer, and U.S. Bank Trust National Association, as trustee. We refer to the indenture, as supplemented by the supplemental indenture, as the “indenture.”

In this section, references to “Sempra Energy,” “we,” “our,” “us” and the “Company” mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus supplement or prospectus or, if not defined in the accompanying prospectus supplement or prospectus, in the indenture.

We have summarized selected provisions of the senior notes and the indenture below. The summary of selected provisions of the senior notes and the indenture referred to below supplements, and to the extent inconsistent supersedes and replaces, the description of the general terms and provisions of the senior debt securities and the indenture contained in the accompanying prospectus supplement and prospectus. This summary is not complete and is qualified by reference to provisions of the senior notes and the indenture. The indenture, the supplemental indenture and the forms of the notes have been filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.

The senior notes are not subject to a sinking fund provision. Unless a tax event redemption occurs prior to May 17, 2007, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest, on May 17, 2007. Except upon the occurrence and continuation of a tax event, the senior notes will not be redeemable by us prior to the maturity date.

Remarketed senior notes will be represented by one or more global certificates registered in the name of the depositary or its nominee. So long as the senior notes are in book-entry form, you will receive payments and may transfer senior notes only through the facilities of the depositary and its direct and indirect participants. See “—Book-Entry, Clearance and Settlement.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior notes and the indenture may be delivered to us and where certificated senior notes, if any are issued under the circumstances described under “—Book-Entry, Clearance and Settlement,” may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

We will make payments on book-entry senior notes to the depositary or its nominee, as the registered owner of the senior notes, by wire transfer of immediately available funds. With respect to senior notes issued in definitive certificated form, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

We will pay principal of and any premium on the senior notes at maturity, upon redemption or otherwise, upon presentation of the senior notes at the office of the trustee, who shall act as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we are obligated at all times to maintain a place of payment for the senior notes and a place for registration of transfer of the senior notes in the Borough of Manhattan, The City of New York.

The senior notes are our unsecured and unsubordinated obligations and rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. The senior notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. Because we conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries, the senior notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. On September 30, 2004, our subsidiaries had total consolidated liabilities of $14,455 million. See “Description of Debt Securities—Guarantee of Sempra Energy; Holding Company Structure” in the accompanying prospectus.

Any monies deposited with the trustee or any paying agent, or held by us in trust, for the payment of principal of or interest on any note and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us or released from trust, as applicable, and the holder of the note shall thereafter look, as a general unsecured creditor, only to us for the payment thereof.

The indenture does not contain provisions that afford holders of the senior notes protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Interest

The interest rate on the senior notes will be reset to         % per annum, effective on and after February 17, 2005. Interest on the senior notes is payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, each an “interest payment date,” to the persons in whose name the senior notes are registered at the close of business on the first day of the month in which the interest payment date falls. The first interest payment on the remarketed senior notes will be made on May 17, 2005.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the senior notes is not a business day, the payment of interest payable on that date will be made on the next day that is a business day without any interest or other payment in respect of the delay.

Tax Event Redemption

If a tax event occurs and is continuing, we may, at our option, redeem the senior notes in whole, but not in part, at any time at a price, which we refer to as the redemption price, equal to, for each note, the redemption amount described below plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on senior notes which are due and payable on or prior to a redemption date will be payable to the holders of the senior notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the senior notes, the proceeds of the redemption will be payable in cash to the holders of the senior notes.

“Tax event” means the receipt by us of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of

•	any amendment to, change in, or announced proposed change in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,

•	any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority, or

•	any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on April 24, 2002,

which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after April 24, 2002, there is more than an insubstantial risk that interest or original issue discount on the notes would not be deductible, in whole or in part, by us for U.S. federal income tax purposes.

“Redemption amount” means, for each senior note, the product of the principal amount of the senior note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of the senior notes outstanding on the tax event redemption date.

“Treasury portfolio purchase price” means, with respect to a tax event redemption, the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

“Treasury portfolio” means, with respect to a tax event redemption, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities that mature on or prior to May 16, 2007 in an aggregate amount equal to the aggregate principal amount of the senior notes outstanding on the tax event redemption date, and (ii) with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date, interest or principal strips of U.S. Treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes outstanding on the tax event redemption date if the interest rate of the senior notes was not reset on the applicable reset date.

“Quotation agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated or Citigroup Global Markets Inc. or any of their respective affiliates or successors or any other primary U.S. government securities dealer in New York City selected by us.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the senior notes. In the event any senior notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the senior notes to be redeemed.

Book-Entry Clearance and Settlement

The Depository Trust Company will act as securities depositary for the senior notes. The remarketed senior notes initially will be represented by one or more global securities registered in the name of Cede & Co., the depositary’s nominee. Except under the limited circumstances described below, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in the senior notes so long as the senior notes are represented by global security certificates.

Except as provided below, owners of beneficial interests in such global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of the depositary’s participants, as well as by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discounted at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all senior notes represented by these certificates for all purposes under the indenture.

All principal or interest payments on the senior notes represented by the global security certificates and deliverables will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor any of our agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

In the event that

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or

•	the depositary ceases to be a clearing agency registered under the Securities Exchange Act at any time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

•	we determine in our sole discretion that the global securities shall be exchangeable for senior notes in definitive registered form, or

•	an event of default under the indenture has occurred and is continuing,

certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain of the United States federal income tax considerations related to the purchase, ownership and disposition of the senior notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion is limited to holders who purchase senior notes in the remarketing and who hold the senior notes as capital assets (generally, property held for investment). This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or under United States federal estate or gift tax laws. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	foreign persons or entities (except to the extent specifically set forth below);

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. holders (as defined below) whose “functional currency” is not the United States dollar;

•	holders that hold senior notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell the senior notes under the constructive sale provisions of the Code.

In addition, if a partnership (including any entity treated as partnership for United States federal tax purposes) or other pass-through entity holds senior notes, the tax treatment of a partner in the partnership or owner of the applicable pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership or pass-through entity. If you are a partnership or pass-through entity, or a partner or owner of a partnership or other pass-through entity, as applicable, holding our senior notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of senior notes.

No statutory, administrative or judicial authority directly addresses the treatment of senior notes or instruments similar to senior notes for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. Each prospective investor is urged to consult its tax advisor as to the particular tax consequences of purchasing, owning and disposing of the senior notes, including the application and effect of United States federal, state, local and foreign tax laws.

Classification of the Senior Notes

Generally, characterization of an obligation as indebtedness for United States federal income tax purposes is made at the time of the issuance of the obligation. Consistent with our belief that the senior notes constituted indebtedness for United States federal income tax purposes at the time of the issuance of the senior notes, we have treated and will continue to treat the senior notes in that manner. It is possible that the IRS will successfully assert that the senior notes are not properly treated as indebtedness prior to the remarketing, in which case your tax consequences from the ownership and disposition of the senior notes may differ from those described below. By acquiring senior notes in the remarketing, you will be deemed to have agreed to treat the senior notes as indebtedness for United States federal income tax purposes.

Because of the manner in which the interest rate on the senior notes is reset, we have treated and will continue to treat the senior notes for United States federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments (the “contingent payment debt regulations”). However, the proper application of the contingent payment debt regulations to the senior notes following the remarketing is uncertain in a number of respects, and no assurance can be given that the IRS will not successfully assert that the senior notes should be treated differently than as described below. A different treatment of the senior notes could materially affect the timing and character of income, gain or loss with respect to an investment in the senior notes. Accordingly, you are urged to consult your tax advisor regarding the United States federal income tax consequences of owning the senior notes.

The remainder of this discussion assumes that the notes will be treated as contingent payment debt instruments subject to the contingent payment debt regulations for United States federal income tax purposes.

U.S. Holders

The following is a summary of the United States federal income tax consequences that will apply to you if you are a U.S. holder of senior notes. Certain consequences to “non-U.S. holders” of senior notes are described under “—Non-U.S. Holders” below. You are a “U.S. holder” if you are a holder of senior notes, and you are:

•	a citizen or resident of the United States as determined for federal income tax purposes;

•	a corporation (or any entity treated as corporation for United States federal tax purposes) or partnership (or any entity treated as partnership for United States federal tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Interest Accruals Based on Comparable Yield and Projected Payment Schedule

Under the contingent payment debt regulations (subject to the discussion below), regardless of your method of accounting for United States federal income tax purposes, you are required to accrue interest income on the senior notes on a constant-yield basis at an assumed yield (the “comparable yield”) that was determined at the time of issuance of the senior notes and take into account any differences between the actual payments you receive at the reset interest rate and the projected schedule of payments we constructed at the time of the original issuance of the senior notes, as more fully described below. The comparable yield for the senior notes was based on the yield at which we could have issued, at the time of issuance of the senior notes, a fixed-rate debt instrument with no contingent payments but with terms otherwise similar to those of the senior notes. Solely for purposes of determining the amount of interest income that accrues on the senior notes, we were required, at the time of issuance of the senior notes, to construct a “projected payment schedule” in respect of the senior notes representing a series of payments the amount and timing of which would produce a yield to maturity on the senior notes equal to the comparable yield. A difference between the actual amount of a payment and the projected amount of a payment generally is taken into account as an adjustment to interest income.

For United States federal income tax purposes, you generally are required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule in determining interest accruals and adjustments in respect of a senior note, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS. However, there is uncertainty regarding the manner in which the contingent payment debt regulations apply to the remarketing, including whether there should be a change in the projected payment schedule and the precise mechanics for determining the total amount and timing of the adjustments to the interest accruals. For our own reporting purposes, we intend not to change the original projected payment schedule created at the time of the issuance of the senior notes. The following discussion assumes that you will use this original projected payment schedule, as well.

Furthermore, assuming that you report your income in a manner consistent with our position described below, the amount of income that you will recognize in respect of the senior notes generally should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations. No assurance can be given that the IRS will agree with the application of the contingent payment debt regulations to the remarketing in the manner described below.

The amount of interest on a senior note that accrues in an accrual period is the product of the comparable yield on the senior note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the senior note. The daily portions of interest in respect of a senior note are determined by allocating to each day in an accrual period the ratable portion of interest on the senior note that accrues in the accrual period. The initial adjusted issue price of a senior note acquired by you in the remarketing will equal $             per $25 principal amount as of the date of the remarketing (the “initial adjusted issue price”). For any accrual period thereafter, the adjusted issue price will be (x) the sum of the initial adjusted issue price of the senior note and all interest previously accrued on such senior note starting from the remarketing date (disregarding any positive or negative adjustments described below, including the adjustments reflecting the actual reset rate and additional potential adjustments) minus (y) the total amount of the projected payments on the senior note for all previous accrual periods starting from the remarketing date.

At the time of the issuance of the senior notes, we determined that the comparable yield was 6.40% and the projected payment schedule for the senior notes, per $25 principal amount, was $0.47 for each quarter ending after February 17, 2005. We also determined that the projected payment for the senior notes, per $25 principal amount, at the maturity date was $25.47 (which included the stated principal amount of the senior notes as well as the final projected interest payment). Based on the comparable yield of 6.40% and the initial adjusted issue price of $             per $25 principal amount, you will be required (regardless of your accounting method) to accrue interest as the sum of the daily portions of interest on a senior note for each day in the taxable year on which you hold the senior note, adjusted to reflect the actual reset rate, as discussed below.

Adjustments to Reflect the Actual Reset Rate

Following the remarketing of the senior notes, the senior notes will be subject to special rules that are applicable to contingent payment debt instruments for which all of the contingent payments have become fixed at the same time. Under these rules, you must take into account positive or negative adjustments to the projected payment schedule in a reasonable manner over the period to which such adjustments relate. Further, you must allocate in a reasonable manner any difference between your purchase price for the senior notes and the adjusted issue price of the senior notes at the time you purchase such notes in the remarketing to daily portions of original issue discount or projected payments over the remaining term of the senior notes. However, there is uncertainty regarding the manner in which these rules should apply to the senior notes after the remarketing, including whether the projected payment schedule should be modified and the method for determining the total amount and timing of the adjustments.

Based on the reset rate of             %, actual payments on the senior notes, per $25 principal amount, will be approximately $                 for each quarterly payment date ending after February 17, 2005. Because these payments will differ from the projected quarterly payments of $0.47, you and we will be required to account for these differences as adjustments to interest accrued based on the comparable yield of 6.40% in a reasonable manner over the period to which they relate. For our own reporting purposes, we intend to treat the difference of $             between the projected payment of $0.47 and the actual payment of approximately $             on the senior note as an adjustment to the interest accrued (based on the 6.40% comparable yield) during each quarter. You are not required to use the same method to account for the differences between the actual payments and the projected payment schedule so long as you make these adjustments in a reasonable manner.

Adjusted Tax Basis of the Senior Notes; Additional Potential Adjustments

Your initial adjusted tax basis in a senior note acquired by you in the remarketing will equal the amount that you pay for the senior note. Your adjusted tax basis in the senior notes for any accrual period following the remarketing will be (x) the sum of your initial adjusted tax basis in the senior notes and any interest previously accrued on such senior notes starting from the remarketing date (disregarding any positive or negative adjustments, other than those described immediately below) minus (y) the total amount of the projected payments on the senior note for all previous accrual periods starting from the remarketing date.

If your initial adjusted tax basis in a senior note acquired in the remarketing differs from the adjusted issue price of such senior note on the date of your purchase, you will be required to make additional negative or positive adjustments to interest accrued in each period. You will take into account any difference between your initial adjusted tax basis in the senior note and the adjusted issue price of such senior note on the date of your purchase by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the senior notes. If your initial adjusted tax basis in a senior note is greater than its adjusted issue price on the date of your purchase, you will take the difference into account as a negative adjustment to interest on the date the daily portion accrues or the projected payment is made. If your initial adjusted tax basis in a senior note is less than its adjusted issue price on the date of your purchase, you will take the difference into account as a positive adjustment to interest on the date the daily portion accrues or the projected payment is made. The adjusted tax basis of a senior note will be decreased by any such negative adjustments and increased by any such positive adjustments. To the extent that a negative adjustment exceeds a positive adjustment, such excess is a net negative adjustment that is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code.

Upon accruing interest income based on the comparable yield of 6.40% and making positive and negative adjustments that reflect the actual reset rate as described above under “Adjustments to Reflect the Actual Reset Rate” and the possible difference between your initial adjusted tax basis in the senior note and its adjusted issue price on the date of your purchase as described in the preceding paragraph, the amount of income that you will recognize in respect of the senior notes generally should correspond to the economic accrual of income on the notes to you and the amount of income you would have recognized if the senior notes were not subject to the contingent payment debt regulations.

Sale, Exchange or Other Disposition of the Senior Notes

Upon a sale, exchange or other disposition of a senior note (including a redemption), you will generally recognize gain or loss equal to the difference between the amount realized on the disposition and your adjusted tax basis in the senior note. Such gain or loss generally will be capital gain or loss (except to the extent of any positive adjustment that you have not yet accrued and included in income, which will be treated as interest income) and generally will be long-term capital gain or loss if you held the senior note for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax Event Redemption of Senior Notes

A tax event redemption of a senior note will be a taxable event, and you will recognize gain or loss in the manner described above under “Sale, Exchange or Other Disposition of the Senior Notes.”

Non-U.S. Holders

The following discussion applies to you if you are a holder of senior notes that is not a U.S. holder (a “Non-U.S. holder”). Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company,” or are otherwise subject to special treatment under the Code. If you are or may be subject to these special rules, you should consult your tax advisor to determine the particular United States federal, state and local and other tax consequences that would apply to you.

All payments on a senior note made to you and any gain realized on a sale, exchange or other disposition of a senior note will be exempt from United States federal income and withholding tax, provided that:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you are not a bank receiving certain types of interest;

•	you have fulfilled the certification requirement described below;

•	such payments are not effectively connected with the conduct by you of a trade or business in the United States; and

•	in the case of gain realized on the sale, exchange or other disposition of a senior note, if you are a nonresident alien individual, you are not present in the United States for 183 or more days in the taxable year of the disposition where certain other conditions are met.

The certification requirement referred to above will be fulfilled if you certify to us on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address.

If you are engaged in a trade or business in the United States, and if payments on a senior note are effectively connected with the conduct of this trade or business, you will generally be taxed in the same manner as a U.S. holder (see “—Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership of the senior notes, including the possible imposition of a 30% branch profits tax.

Information Reporting and Backup Withholding

If you are a U.S. holder, information reporting requirements generally will apply to all payments we make to you and to the proceeds paid to you from a sale of senior notes, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report interest income in full.

If you are a Non-U.S. holder, we must report annually to the IRS and to you the amount of payments we make to you and the tax withheld with respect to such payments, regardless of whether withholding is required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding regarding payments we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and we have received from you the statement described above under “Non-U.S. Holders—United States Federal Withholding Tax.” In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of a senior note made within the United States or conducted through a United States-related intermediary, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. holder, or you otherwise establish and exemption.

Regardless of whether you are a U.S. holder or a Non-U.S. holder, any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

REMARKETING

Under the terms and conditions contained in a remarketing agreement, dated as of February 1, 2005, as supplemented by a supplemental remarketing agreement, dated as of February     , 2005, each among us, U.S. Bank Trust National Association, as purchase contract agent, and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC, Dresdner Kleinwort Wasserstein Securities LLC, Wachovia Capital Markets, LLC and WestLB Securities Inc., as remarketing agents, the remarketing agents have severally agreed to use their reasonable efforts to remarket the senior notes on February 14, 2005 at an aggregate price of approximately 100.5% of the sum of the treasury portfolio purchase price (as defined below) and the separate notes purchase price (as defined below), if any.

The “treasury portfolio purchase price” is the price to be paid to purchase the treasury portfolio that will be substituted for the senior notes as a component of the Income Equity Units and that will be pledged to us, on behalf of holders of the Income Equity Units, as security against the stock purchase contract obligations of such holders. The “treasury portfolio” is a portfolio of zero-coupon Treasury securities consisting of:

•	interest or principal strips of U.S. Treasury securities that mature prior to May 17, 2005 in an aggregate principal amount equal to the aggregate principal amount of the senior notes included in the Income Equity Units, and

•	with respect to the scheduled interest payment date on the senior notes that occurs on May 17, 2005, interest or principal strips of U.S. Treasury securities that mature prior to May 17, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on that date on the aggregate principal amount of the senior notes included in the Income Equity Units if the interest rate on the senior notes were not reset.

The “separate notes purchase price” is equal to the product of (A) the total number of separately held notes, if any, that are remarketed multiplied by (B) the quotient of (1) the treasury portfolio purchase price divided by (2) the number of senior notes that are components of Income Equity Units.

In connection with the remarketing, the remarketing agents, in their capacity as reset agents, have reset the rate of interest payable on the senior notes to the reset rate of         % per annum. The reset rate will be effective upon the closing of the remarketing on February 17, 2005.

The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of officers’ certificates, legal opinions and accountants’ comfort letters. The proceeds of the remarketing will be used in the manner described under “Use of Proceeds.”

Pursuant to the remarketing agreement, the remarketing agents will be entitled to receive a remarketing fee equal to 25 basis points (0.25%) of the sum of the treasury portfolio purchase price and the separate notes purchase price, if any. The remarketing agents will deduct this fee from the proceeds of the remarketing to the extent that the aggregate proceeds exceed the sum of the treasury portfolio purchase price and the separate notes purchase price. To the extent that the proceeds are not sufficient to pay the remarketing fee in full, we will be required to pay the balance of the remarketing fee payable to the remarketing agents. Except as described in the preceding sentence, neither we nor the holders of senior notes participating in this remarketing will be responsible for any remarketing fee or commission in connection with this remarketing.

The senior notes are not listed on any national securities exchange and have no established trading market. The remarketing agents have advised us that they intend to make a market in the senior notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the senior notes.

In connection with this remarketing and in compliance with applicable law, the remarketing agents may effect transactions which stabilize, maintain or otherwise affect the market price of the senior notes at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the senior notes or effecting purchases of the senior notes for the purpose of pegging, fixing, or maintaining the price of the senior notes for the purpose of reducing a short position created in connection with the remarketing. The remarketing agents are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

We have agreed to indemnify the remarketing agents against or to contribute to payments that the remarketing agents may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The remarketing agents and their respective affiliates have in the past provided, and may in the future provide, investment banking and commercial banking services to us and our affiliates for which they have received, or will receive, customary compensation.

LEGAL MATTERS

Gary W. Kyle, Chief Corporate Counsel of Sempra Energy will pass upon certain legal matters relating to the remarketing of the senior notes on behalf of Sempra Energy. Latham & Watkins LLP, Los Angeles, California, will pass upon certain other legal matters relating to the remarketing of the senior notes on behalf of Sempra Energy. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the remarketing agents. Paul Pringle is a partner of Sidley Austin Brown & Wood LLP and owns 2,412 shares of common stock and 1,000 equity units of Sempra Energy.

INDEPENDENT ACCOUNTANTS

The consolidated financial statements and the related financial statement schedule as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated by reference into Sempra Energy’s registration statement on Form S-3 filed with the SEC on October 1, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference and which include an explanatory paragraph concerning the change in accounting resulting from the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities an Interpretation of ARB No. 51.

PROSPECTUS SUPPLEMENT

(To prospectus dated November 15, 2001)

22,000,000 Equity Units

(Initially Consisting of 22,000,000 Income Equity Units)

Sempra Energy is offering 22,000,000 Equity Units. The Equity Units initially will consist of units referred to as Income Equity Units, each with a stated amount of $25. Each Income Equity Unit will include a purchase contract under which you will agree to purchase from us shares of our common stock on May 17, 2005, and we will pay you quarterly contract adjustment payments at the rate of 2.90% of the stated amount per year, as described in this prospectus supplement. Each Income Equity Unit also will include $25 principal amount of our senior notes due May 17, 2007. The notes will bear interest at a rate of 5.60% per year, which rate is expected to be reset on or after February 17, 2005. The notes will not trade separately from the Income Equity Units unless and until a permitted substitution is made. At any time after the issuance of the Income Equity Units, a holder may substitute U.S. Treasury securities for the notes, in accordance with the terms described in this prospectus supplement. An Equity Unit that consists of the purchase contract and a substituted U.S. Treasury security is referred to as a “Growth Equity Unit.”

We will endeavor to have the Income Equity Units approved for listing on the New York Stock Exchange, or NYSE, under the symbol “SRE Pr” subject to official notice of issuance. On April 24, 2002, the closing price reported for our common stock on the NYSE was $25.02 per share.

Investing in the Equity Units involves risks that are described in the “ Risk Factors Associated with the Equity Units” section beginning on page S-17 of this prospectus supplement.

	Per Income Equity Unit	Total
Public offering price(1)	$25.00	$550,000,000
Underwriting discount	$.75	$16,500,000
Proceeds to Sempra Energy	$24.25	$533,500,000

(1)	Plus accrued interest and accumulated contract adjustment payments from April 30, 2002, if settlement occurs after that date

The underwriters also may purchase up to an additional 2,000,000 Income Equity Units at the public offering price less the underwriting discount within 30 days of the date of this prospectus supplement, subject to certain limitations, in order to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Income Equity Units will be ready for delivery in book-entry form only through The Depository Trust Company on or about April 30, 2002.

Joint Book-Running Managers

Merrill Lynch & Co.	Salomon Smith Barney

Goldman, Sachs & Co.	Morgan Stanley

ABN AMRO Rothschild LLC	A.G. Edwards & Sons, Inc.	Banc One Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.	Jefferies & Company, Inc.	Mizuho International plc
The Royal Bank of Scotland	SG Cowen	Tokyo-Mitsubishi International plc

The date of this prospectus supplement is April 24, 2002.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement and you should not assume that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus Supplement

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents they incorporate by reference contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guaranties of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	national, international, regional and local economic, competitive, technological, political, legislative and regulatory conditions and developments;

•	actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources and the Federal Energy Regulatory Commission;

•	capital market conditions, inflation rates, exchange rates and interest rates;

•	energy and trading markets, including the timing and extent of changes in commodity prices;

•	weather conditions;

•	war and terrorist attacks;

•	business, regulatory and legal decisions;

•	the pace of deregulation of retail natural gas and electricity delivery;

•	the timing and success of business development efforts; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2001 and other documents on file with the Securities and Exchange Commission, or the “SEC.” You may obtain copies of these documents as described under “Where You Can Find More Information” in the accompanying prospectus.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the Equity Units. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference, to fully understand the terms of the Equity Units and other considerations that are important to you in making a decision about whether to invest in the Equity Units. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “we,” “us” and “our” should be read to refer to Sempra Energy and its subsidiaries.

Sempra Energy

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company. Our family of companies provide a wide spectrum of value-added electric and gas products and services to a diverse range of customers. Our operations are divided between our delivery services, which are comprised of our California utility subsidiaries, and Sempra Energy Global Enterprises, our growth businesses, as described below.

As of March 31, 2002, our California utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, served over 21 million consumers. Natural gas service was provided throughout Southern California and portions of Central California through over 5.9 million active meters as of March 31, 2002. Electric service was provided throughout San Diego County and portions of Orange County, both in Southern California, through over 1.3 million active meters as of March 31, 2002. In 2001, Southern California Gas Company and San Diego Gas & Electric Company collectively accounted for 61% of our consolidated assets, 79% of our consolidated EBITDA (earnings before interest, income taxes, depreciation and amortization) and 64% of our consolidated net income.

Our growth business subsidiaries provide the following energy-related products and services:

•	Sempra Energy Trading is a wholesale trader of physical and financial energy products, including natural gas, power, crude oil and associated commodities, and a trader and wholesaler of metals, serving a broad range of customers;

•	Sempra Energy Resources acquires and develops power plants for the competitive market and operates natural gas storage, production and transportation assets;

•	Sempra Energy International engages in energy-infrastructure projects outside the United States and, as of March 31, 2002, has interests in companies that provide natural gas and electricity services to over 2.6 million customers in Argentina, Chile, Mexico and Peru; and

•	Sempra Energy Solutions provides energy-related products and services on a retail basis, including energy efficiency engineering services, to various markets.

Our strategic direction can be summarized as follows:

•	Focus California utilities on the efficient delivery of energy;

•	Develop and operate energy infrastructure in the Southwest United States and Northern Mexico;

•	Expand trading business while maintaining a strong risk management culture; and

•	Maintain strong investment grade credit ratings and liquidity.

Our principal executive offices are located at 101 Ash Street, San Diego, California 92101 and our telephone number is (619) 696-2034.

Recent Developments

Recently Announced Results of Operations for First Quarter of Fiscal 2002

On April 23, 2002, we reported unaudited earnings for the quarter ended March 31, 2002 of $146 million, or $0.71 per diluted share. Our unaudited earnings for the quarter ended March 31, 2001 were $178 million, or $0.88 per diluted share, which included a one-time gain of $0.10 per diluted share for the sale of our interest in Energy America, a retail energy marketing firm.

California Department of Water Resources Contract Dispute

Sempra Energy Resources (“SER”) has an agreement with the California Department of Water Resources (“CDWR”) to supply the CDWR with up to 1,900 megawatts of electricity over a ten-year period ending in September 2011. As previously reported, the California Public Utilities Commission and the California Electricity Oversight Board have filed complaints with the Federal Energy Regulatory Commission (“FERC”) alleging that the agreement, as well as other agreements entered into by the CDWR with other electricity suppliers, do not provide just and reasonable rates, and seeking to abrogate or reform the agreements. On April 24, 2002, the FERC ordered hearings on the complaints. The order requires the complainants to satisfy a “heavy” burden of proof to support a revision of the contracts, and cited the FERC’s long-standing policy to recognize the sanctity of contracts from which it has deviated only in “extreme circumstances.” A date for the hearing has not been set pending the completion of settlement judge proceedings but the FERC order announced that it expects to issue a final decision by May 2003.

In addition, the CDWR has recently asserted that SER has materially defaulted in its obligations under the agreement by failing to use commercially reasonable efforts to achieve simple cycle operation at SER’s Elk Hills power project. SER is continuing to construct the Elk Hills project for combined cycle operations as well as other power projects sufficient to provide the electricity to be delivered under the agreement. However, we believe that the agreement permits SER to fulfill its delivery obligations through market sources rather than SER owned or operated power plants and, accordingly, that the CDWR assertions are without merit.

Argentina

Sempra Energy International has a $350 million investment in Argentina through its ownership of approximately 40% of two natural gas operating utilities. As a result of the continuing decline in the value of the Argentine peso, we recorded a $94 million currency adjustment reduction to shareholders’ equity for these investments during the first quarter of 2002. A similar $155 million reduction in shareholders’ equity was recorded during the fourth quarter of 2001. These non-cash adjustments did not affect net income, but did reduce comprehensive income and increase accumulated other comprehensive loss.

The related Argentine economic decline and government responses (including Argentina’s recent unilateral, retroactive abrogation of utility agreements) are continuing to adversely affect the operations of our two Argentine utilities. We have notified the Argentine government that we intend to file under the 1994 Bilateral Investment Treaty between the United States and Argentina for recovery of the diminution of the value of our investments resulting from the government actions. If it were to become probable that we would not recover at least the difference between our pre-currency-adjustment carrying value of these investments over their diminished value, we would at that time record a charge against net income equal to the shortfall. However, the effect on shareholders’ equity of any such charge would be reduced or eliminated to the extent of previously recorded currency adjustments relating to our Argentine investments.

Credit Rating Changes

In April 2002, Fitch, Inc. confirmed its prior ratings of Sempra Energy’s senior unsecured debt at A with a stable outlook as well as confirming its prior ratings of Sempra Energy’s other debt and that of its subsidiaries; Standard & Poor’s reduced its ratings of Sempra Energy’s senior unsecured debt from A with a negative outlook to A- with a stable outlook, and made corresponding adjustments in the ratings and outlook of Sempra Energy’s other debt and that of its subsidiaries; and Moody’s Investors Service, Inc., which currently rates Sempra Energy’s senior unsecured debt at A-2 with a negative outlook, confirmed its prior ratings of the debt of Southern California Gas Company and the short-term debt and variable rate demand bonds of San Diego Gas & Electric Company, but placed its ratings of the debt of Sempra Energy and the other debt of Sempra Energy’s subsidiaries under review for possible downgrade.

CPUC Investigation

As previously disclosed, the California Public Utilities Commission (“CPUC”) has initiated an investigation into the relationship between California’s investor owned utilities and their parent holding companies. Among the matters to be considered in the investigation are utility dividend policies and practices and obligations of the holding companies to provide financial support for utility operations under the agreements with the CPUC permitting the formation of the holding companies. On January 11, 2002, the CPUC issued a decision to clarify under what circumstances, if any, a holding company would be required to provide financial support to its utility subsidiaries. The CPUC broadly determined that it would require the holding company to provide cash to a utility subsidiary to cover its operating expenses and working capital to the extent they are not adequately funded through retail rates. This would be in addition to the requirement of holding companies to cover their utility subsidiaries’ capital requirements, as the utilities had previously acknowledged in connection with the holding companies’ formations. On January 14, 2002, the CPUC ruled on jurisdictional issues, deciding that the CPUC had jurisdiction to create the holding company system and, therefore, retains jurisdiction to enforce conditions to which the holding companies had agreed. We have requested a rehearing on the issues and are unable to predict the outcome of that request or any possible rehearing, or what effects the CPUC’s investigation, the CPUC’s asserted jurisdiction over holding companies or other actions by the CPUC may have on us or our securities, including the Equity Units.

Acquisitions

On February 4, 2002, Sempra Energy Trading announced that it had completed its acquisition of Enron Metals Limited, a metals trader on the London Metals Exchange, for approximately $145 million in cash. The company has been renamed Sempra Metals Limited.

On March 18, 2002, Sempra Energy Trading announced an agreement to buy Enron’s New York-based metals-concentrates trading business for $43.5 million in cash. The purchase is subject to approval by the U.S. Bankruptcy Court. On April 2, 2002, Sempra Energy Trading announced an agreement to buy Henry Bath Ltd., Enron’s U.K.-based metals-storage business, for $24 million.

We believe these acquisitions will enable us to leverage our existing trading skills to different commodities and help to mitigate volatility by diversifying our trading portfolio.

THE OFFERING

What are Equity Units?

The Equity Units consist of units referred to as Income Equity Units and Growth Equity Units. The Equity Units offered will initially consist of 22,000,000 Income Equity Units (24,000,000 Income Equity Units if the underwriters exercise their overallotment option in full), each with a stated amount of $25. From each Income Equity Unit, the holder may create a Growth Equity Unit, as described below.

What are the components of Income Equity Units?

Each Income Equity Unit will consist of a purchase contract and, initially, $25 principal amount of our 5.60% senior notes due May 17, 2007. You will own the note that is a component of each Income Equity Unit, but it will be pledged to us to secure your obligations under the purchase contract. If the notes are successfully remarketed or a tax event redemption occurs, in each case as described in this prospectus supplement, your applicable ownership interest in the Treasury portfolio will replace your note as a component of each Income Equity Unit and will be pledged to us to secure your obligations under the purchase contract.

What is a purchase contract?

Each purchase contract underlying an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on May 17, 2005, for $25, a number of shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment as described under “Description of the Purchase Contracts—Anti-Dilution Adjustments,” as follows:

•	if the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $30.5244, the settlement rate will be 0.8190;

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to the stated amount divided by the applicable market value; and

•	if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.9992.

“Applicable market value” means the average of the closing prices per share of our common stock for the 20 consecutive trading days ending on the third trading day immediately preceding May 17, 2005. The “reference price” is $25.02, which is the closing price reported for our common stock on the NYSE on April 24, 2002.

Can I settle the purchase contract early?

Each holder has a right to settle a purchase contract at any time using cash, in which case 0.8190 shares of common stock will be issued pursuant to the purchase contract. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, then each holder of a purchase contract will have the right to accelerate and settle the purchase contract at the settlement rate in effect immediately before the merger.

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering any securities deliverable upon settlement of a purchase contract.

What are the components of Growth Equity Units?

Each Growth Equity Unit will consist of a purchase contract and a 2.5% undivided beneficial ownership interest in a U.S. Treasury security. You will own the ownership interest in a U.S. Treasury security that is a component of each Growth Equity Unit, but it will be pledged to us to secure your obligations under the purchase contract. The U.S. Treasury security is a zero-coupon U.S. Treasury security (consisting of a principal strip) with a principal amount at maturity of $1,000 that matures on May 16, 2005.

How can I create Growth Equity Units from Income Equity Units?

Unless the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or as a result of a tax event redemption, as described in this prospectus supplement, each holder of Income Equity Units will have the right, on or at any time prior to the fifth business day immediately preceding May 17, 2005, to substitute for the related notes, zero-coupon U.S. Treasury securities (CUSIP No. 912803AD5) (consisting of principal strips) that mature on May 16, 2005 in a total principal amount at maturity equal to the aggregate principal amount of the notes for which substitution is being made. This substitution will create a Growth Equity Unit, at which point the applicable notes will be released to the holder and be separately transferable from the Growth Equity Units. Because U.S. Treasury securities are issued in multiples of $1,000, holders of Income Equity Units may make such substitution only in integral multiples of 40 Income Equity Units. However, if the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, holders of Income Equity Units may make substitutions only in multiples of 20,000 Income Equity Units, on or at any time prior to the second business day immediately preceding May 17, 2005. Following this substitution, the appropriate applicable ownership interest in the Treasury portfolio would be released to the holder.

How can I recreate Income Equity Units from Growth Equity Units?

Unless the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, each holder of Growth Equity Units will have the right, on or at any time prior to the fifth business day immediately preceding May 17, 2005, to substitute notes for the related U.S. Treasury securities held by the collateral agent in an aggregate principal amount of such notes equal to the aggregate principal amount at maturity of the U.S. Treasury securities. This substitution will create an Income Equity Unit, at which point the applicable U.S. Treasury securities will be released to the holder and be separately transferable from the Income Equity Units. Because U.S. Treasury securities are issued in integral multiples of $1,000, holders of Growth Equity Units may make such substitution only in integral multiples of 40 Growth Equity Units. However, if the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, holders of Growth Equity Units may substitute for the U.S. Treasury securities the applicable ownership interest in the Treasury portfolio only in integral multiples of 20,000 Growth Equity Units, on or at any time prior to the second business day immediately preceding May 17, 2005.

What payments am I entitled to as a holder of Income Equity Units?

Subject to our right to defer contract adjustment payments described below, each holder of Income Equity Units will be entitled to receive total cash payments at a rate of 8.50% of the stated amount per year, payable quarterly in arrears. These cash payments will consist of interest on the related notes or distributions on the applicable ownership interest of the Treasury portfolio, at the rate of 5.60% of the stated amount per year, and distributions of contract adjustment payments at the rate of 2.90% of the stated amount per year. In addition, original issue discount for United States federal income tax purposes will accrue on each related note.

What payments am I entitled to as a holder of Growth Equity Units?

Subject to our right to defer contract adjustment payments described below, each holder of Growth Equity Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 2.90% of the stated amount per year.

Do you have the option to defer current payments?

We have the right to defer the payment of contract adjustment payments until May 17, 2005. Such deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of 8.50% per year (equal to the initial interest rate on the notes plus the rate of contract adjustment payments on the purchase contracts) until paid, compounded quarterly up to but excluding May 17, 2005. We are not entitled to defer payments of interest on the notes. In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, and will not permit any subsidiary of ours to, with certain exceptions, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock. We have no present intention of exercising our right to defer the payment of the contract adjustment payments. Our obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to our obligations under any of our senior debt.

What are the payment dates for the Equity Units?

The payments described above in respect of the Income Equity Units and Growth Equity Units will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2002. Contract adjustment payments are payable until the earlier of May 17, 2005 and the most recent quarterly payment date on or before any early settlement of the related purchase contracts and are subject to the deferral provisions described in this prospectus supplement. Interest payments on the notes are described below under the questions and answers beginning with “What interest payments will I receive on the notes?”

What is remarketing?

The notes of holders of Income Equity Units will be remarketed on the third business day immediately preceding February 17, 2005. The remarketing agent will use its reasonable efforts to remarket the notes on such date (bearing the reset rate discussed below) for settlement on February 17, 2005 and to obtain a price of approximately 100.5% of the Treasury portfolio purchase price.

If the remarketing of the notes on the third business day preceding February 17, 2005 fails because the remarketing agent cannot obtain a price of at least 100% of the Treasury portfolio purchase price or a condition precedent to the remarketing has not been satisfied, in either case resulting in a failed remarketing, the notes will continue to be a component of Income Equity Units and the remarketing agent will use its reasonable efforts to remarket the notes (bearing the reset rate discussed below) on the third business day preceding April 17, 2005 for settlement on April 17, 2005 and to obtain a price of approximately 100.5% of the Treasury portfolio purchase price.

In the event of a successful remarketing on either the third business day preceding February 17, 2005 or the third business day preceding April 17, 2005, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The applicable ownership interest in the Treasury portfolio will be substituted for the notes and will be pledged to the collateral agent to secure the obligations of Income Equity Units holders to purchase our common stock under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to the principal amount of the notes will automatically be applied to satisfy in full the Income Equity Units holders’ obligations to purchase common stock under the purchase contracts.

In addition, in connection with either of these remarketings, the remarketing agent may deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the Treasury portfolio purchase price from any amount of the proceeds in excess of the Treasury portfolio purchase price. The remarketing agent will remit the remaining portion, if any, of the proceeds from the remarketing for the benefit of the holders.

If the remarketing of the notes on the third business day preceding February 17, 2005 and the remarketing of the notes on the third business day preceding April 17, 2005 both fail because, in each case, the remarketing agent cannot obtain a price of at least 100% of the Treasury portfolio purchase price or a condition precedent to the applicable remarketing has not been satisfied, the notes will continue to be a component of Income Equity Units and another remarketing will be attempted on the third business day immediately preceding May 17, 2005 for settlement on May 17, 2005.

If the remarketings on the third business day preceding February 17, 2005 and the third business day preceding April 17, 2005 both fail, the notes of holders of Income Equity Units who fail to notify U.S. Bank Trust National Association, who is the purchase contract agent for the holders of the Equity Units, on or before the fifth business day before May 17, 2005 of their intention to pay cash in order to satisfy their obligations under the related purchase contracts will be remarketed on the third business day immediately preceding May 17, 2005. In this remarketing, the remarketing agent will use its reasonable efforts to obtain a price of approximately 100.5% of the aggregate principal amount of such notes. The portion of the proceeds from the remarketing equal to the total principal amount of the notes will automatically be applied to satisfy in full the obligations of the Income Equity Unit holders to purchase our common stock under the related purchase contracts.

In connection with a remarketing on the third business day prior to May 17, 2005, the remarketing agent may deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed notes from any amount of the proceeds in excess of the aggregate principal amount of the remarketed notes. The remarketing agent will remit the remaining portion, if any, of the proceeds from the remarketing for the benefit of the holders.

If the remarketing of the notes on the third business day preceding May 17, 2005 fails because the remarketing agent cannot obtain a price of at least 100% of the total principal amount of the remarketed notes or a condition precedent to the remarketing has not been satisfied, we will exercise our rights as a secured party to dispose of the notes in accordance with applicable law and to satisfy in full, from the proceeds of the disposition, the Income Equity Units holders’ obligations to purchase common stock under the related purchase contracts.

What is the Treasury portfolio?

The Treasury portfolio is a portfolio of zero-coupon U.S. Treasury securities consisting of:

•	interest or principal strips of U.S. Treasury securities that mature on or prior to May 16, 2005 in an aggregate amount equal to the principal amount of the notes included in the Income Equity Units; and

•	with respect to the scheduled interest payment date on the notes that occurs on May 17, 2005, in the case of a successful remarketing of the notes, or in the case of a tax event redemption, with respect to each scheduled interest payment date on the notes that occurs after the tax event redemption date and on or before May 17, 2005, interest or principal strips of U.S. Treasury securities that mature prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on that interest payment date on the principal amount of the notes included in the Income Equity Units assuming no reset of the interest rate on the notes.

If I am holding a note as a separated security, can I participate in the remarketing?

Holders of the notes that are not components of Income Equity Units may elect, in the manner described in this prospectus supplement, to have their notes remarketed by the remarketing agent.

Besides participating in a remarketing, how else may I satisfy my obligations under the purchase contracts?

Holders of Equity Units may satisfy their obligations, or their obligations will be terminated, under the purchase contracts:

•	through early settlement by the early delivery of cash to the purchase contract agent in the manner described in this prospectus supplement; provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled;

•	if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash, through early settlement by the early delivery of cash to the purchase contract agent in the manner described in this prospectus supplement; provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be delivered in respect of the purchase contracts being settled;

•	by settling the related purchase contracts with cash on the business day prior to May 17, 2005 pursuant to prior notification to the purchase contract agent; or

•	without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

If an Equity Unit holder’s purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, or settled early at the election of the holder, as described above, such holder will have no right to receive any accrued contract adjustment payments or deferred contract adjustment payments.

What interest payments will I receive on the notes?

Interest payments on the notes will be payable initially at the annual rate of 5.60% of the principal amount of $25 per note to, but excluding, February 17, 2005, April 17, 2005, if the interest rate is not reset three business days prior to February 17, 2005, or May 17, 2005, if the interest rate is not reset three business days prior to either February 17, 2005 or April 17, 2005. Following a reset of the interest rate three business days prior to February 17, 2005, three days prior to April 17, 2005 or three business days prior to May 17, 2005, the notes will bear interest from February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, at the reset rate to, but excluding, May 17, 2007. If the interest rate is not reset as a result of a failed remarketing three business days prior to May 17, 2005, the notes will continue to bear interest at the initial interest rate. The original issue discount rules that apply to contingent payment debt instruments should govern the income inclusions with respect to the notes for United States federal income tax purposes.

What are the payment dates on the notes?

Interest payments will be payable quarterly in arrears on each February 17, May 17, August 17 and November 17, commencing August 17, 2002.

When will the interest rate on the notes be reset?

Unless a tax event redemption has occurred, the interest rate on the notes will be reset on the third business day immediately preceding February 17, 2005, and such reset rate will become effective on February 17, 2005. If the remarketing of the notes on the third business day immediately preceding February 17, 2005 results in a failed remarketing, the interest rate will not be reset on that date and instead will be reset on the third business day immediately preceding April 17, 2005, and such reset rate will become effective on April 17, 2005. If the remarketing of the notes on the third business day immediately preceding April 17, 2005 also results in a failed remarketing, the interest rate will not be reset on that date and instead will be reset on the third business day immediately preceding May 17, 2005, and such reset rate will become effective on May 17, 2005. If the remarketing of the notes on the third business day immediately preceding May 17, 2005 also results in a failed remarketing, the interest rate will not be reset.

What is the reset rate?

In the case of a reset on the third business day immediately preceding February 17, 2005 or on the third business day immediately preceding April 17, 2005, the reset rate will be the rate determined by the reset agent as the rate the notes should bear in order for the notes included in the Income Equity Units to have an approximate aggregate market value on the reset date of 100.5% of the Treasury portfolio purchase price. In the case of a reset on the third business day immediately preceding May 17, 2005, the reset rate will be the rate determined by the reset agent as the rate the notes should bear in order for each note to have an approximate market value of 100.5% of the principal amount of the note. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the notes be redeemed?

The notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances described in this prospectus supplement. Following any such redemption of the notes, which we refer to as a tax event redemption, prior to May 17, 2005, investors that own Income Equity Units will own the applicable ownership interest of the Treasury portfolio as a component of their Income Equity Units.

What is the rank of the notes?

The notes will rank equally with all of our other senior unsecured debt. The indenture does not limit the amount of debt that we or any of our subsidiaries may incur. Because we are a holding company and we conduct all of our operations through subsidiaries, the notes will be structurally subordinated to the claims of creditors and preferred shareholders of our subsidiaries.

What are the principal United States federal income tax consequences related to the Income Equity Units, Growth Equity Units and notes?

A beneficial owner of Income Equity Units or notes, if separated from Income Equity Units, will be treated as owning an interest in a debt instrument that should be subject to the Treasury regulations that govern contingent payment debt instruments. If the notes are subject to these rules, until February 17, 2005, and possibly thereafter, a holder will be required to include in gross income an amount in excess of the interest actually received, regardless of the holder’s usual method of tax accounting, and a holder will generally recognize ordinary income or loss, rather than capital gain or loss, on the sale, exchange or disposition of separate notes or Income Equity Units, to the extent such income or loss is allocable to the notes. A beneficial owner of Growth Equity Units will generally be required to include in gross income any original issue discount with respect to the U.S. Treasury securities as it accrues on a constant yield to maturity basis. If the Treasury portfolio has replaced the notes as a component of Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, a beneficial owner of Income Equity Units will generally be required to include in gross income its allocable share of original issue discount on the Treasury portfolio as it accrues on a constant yield to maturity basis. We intend to report contract adjustment payments and deferred contract adjustment payments, if any, as income to you, but you should consult your tax advisor concerning possible alternative characterizations. We have no present intention of exercising our right to defer the payment of the contract adjustment payments.

What will the proceeds from the offering be used for?

We expect to use the net proceeds from the sale of the Income Equity Units, estimated to be $532.5 million ($581.0 million if the underwriters’ over- allotment option is exercised in full) after deducting the underwriting commissions and estimated expenses, to repay a portion of our short-term debt, including short-term debt used to finance our capital expenditure program for Sempra Energy Global Enterprises.

What are the rights and privileges of the common stock?

The shares of common stock that you will be obligated to purchase under the purchase contracts have one vote per share. For more information, please see the discussion of our common stock in this prospectus supplement under the heading “Risk Factors Associated with the Equity Units,” and in the accompanying prospectus under the heading “Description of Sempra Energy’s Common Stock and Preferred Stock.”

THE OFFERING—EXPLANATORY DIAGRAMS

The following diagrams demonstrate some of the key features of the purchase contracts, the notes, the Income Equity Units and the Growth Equity Units, and the transformation of Income Equity Units into Growth Equity Units and separate notes. The hypothetical prices and percentages below are for illustration only. There can be no assurance that the actual prices and percentages will be limited by the range of hypothetical prices and percentages shown. The following diagrams assume that the notes are successfully remarketed, and the interest rate on the notes is reset, on the third business day immediately preceding February 17, 2005, early settlement does not occur and we do not defer payment of the contract adjustment payments.

Purchase Contract

Income Equity Units and Growth Equity Units include a purchase contract under which the investor agrees to purchase shares of our common stock on May 17, 2005. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

(1)	If the applicable market value of our common stock is less than or equal to $25.02, the number of shares to be delivered will be calculated by dividing the stated amount by the reference price.
(2)	If the applicable market value of our common stock is between $25.02 and $30.5244, the number of shares to be delivered will be calculated by dividing the stated amount by the applicable market value.
(3)	If the applicable market value of our common stock is greater than or equal to $30.5244, the number of shares to be delivered will be calculated by dividing the stated amount by the threshold appreciation price.
(4)	The “reference price” is $25.02, which is the closing price reported for our common stock on the NYSE on April 24, 2002.
(5)	The “threshold appreciation price” is $30.5244.
(6)	The “applicable market value” means the average of the closing prices per share of our common stock for the 20 consecutive trading days ending on the third trading day immediately preceding May 17, 2005.

Income Equity Units

Each Income Equity Unit consists of two components as described below.

•	The investor owns the note but will pledge the note to us to secure the investor’s obligations under the purchase contract.

•	Following the remarketing of the notes or a tax event redemption prior to May 17, 2005, the applicable ownership interest in the Treasury portfolio will replace the note as a component of the Income Equity Units.

Growth Equity Units

Each Growth Equity Unit consists of two components as described below:

•	The investor owns the U.S. Treasury security but will pledge it to us to secure the investor’s obligations under the purchase contract.

Notes

Each Note has the terms described below:

Transforming Income Equity Units into Growth Equity Units and Notes

•	To create a Growth Equity Unit, the investor separates an Income Equity Unit into its components—the purchase contract and the note—and then combines the purchase contract with an ownership interest in a zero-coupon U.S. Treasury security (consisting of a principal strip) that matures the business day immediately preceding the maturity date of the purchase contract.

•	The investor holds the ownership interest in the U.S. Treasury security but will pledge it to us to secure its obligations under the purchase contract.

•	The U.S. Treasury security together with the purchase contract constitutes a Growth Equity Unit. The note, which is no longer a component of the Income Equity Unit, is tradable as a separate security.

•	Upon the transformation of an Income Equity Unit into a Growth Equity Unit following a successful remarketing of the notes or a tax event redemption, the applicable ownership interest in the Treasury portfolio, rather than the note, is no longer a component of the Income Equity Unit and each item in the Treasury portfolio is tradable as a separate security.

•	The investor also can transform Growth Equity Units and notes into Income Equity Units. Following that transformation, the U.S. Treasury security, which is no longer a component of the Growth Equity Unit, is tradable as a separate security.

•	The transformation of Income Equity Units into Growth Equity Units and notes and the transformation of Growth Equity Units and notes into Income Equity Units requires certain minimum amounts of securities, as more fully described in this prospectus supplement.

RISK FACTORS ASSOCIATED WITH THE EQUITY UNITS

Your investment in the Equity Units will involve risk. You should carefully consider the following discussion of risk as well as other information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus in order to evaluate an investment in the Equity Units.

You assume the risk that the market value of our common stock may decline.

Although as a holder of Equity Units you will be the beneficial owner of the related notes, Treasury portfolio or U.S. Treasury securities, as the case may be, you have an obligation pursuant to the purchase contract to buy our common stock. Unless you pay cash to satisfy your obligation under the purchase contract or the purchase contract is terminated prior to the settlement date due to our bankruptcy, insolvency or reorganization, either the principal of the appropriate applicable ownership interest of the Treasury portfolio when paid at maturity or the proceeds derived from the remarketing of the notes, in the case of Income Equity Units, or the principal of the related U.S. Treasury securities when paid at maturity, in the case of Growth Equity Units, will automatically be used to purchase a specified number of shares of our common stock on your behalf. The market value of the common stock that you receive on May 17, 2005 may not equal or exceed the effective price per share of $25.02 paid by you for our common stock when you purchased your Equity Units. If the applicable market value of the common stock is less than $25.02, the aggregate market value of the common stock issued to you pursuant to each purchase contract on May 17, 2005 will be less than the effective price per share paid by you for the common stock when you purchased your Equity Units. Accordingly, you assume the risk that the market value of the common stock may decline, and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Equity Units will be less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units will be less than your opportunity for equity appreciation if you directly invest in our common stock. This opportunity will be less because the market value of the common stock to be received by you pursuant to the purchase contract on May 17, 2005 (assuming that such market value is the same as the applicable market value of such common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 22.0% over $25.02). This situation occurs because in such event, you would receive on May 17, 2005 only approximately 82.0% (the percentage equal to $25.02 divided by the threshold appreciation price) of the shares of common stock that you would have received if you had made a direct investment in the common stock on the date hereof.

The trading price of the Equity Units will be directly affected by the trading price of our common stock, the general level of interest rates and our credit quality.

The trading price of Income Equity Units and Growth Equity Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The trading price of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. Market conditions can affect the capital markets and therefore affect the trading price of our common stock. The level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of common stock by us or others in the market after the offering of the Equity Units, or the perception that such sales could occur also may affect the trading price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based on changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Income Equity Units, Growth Equity Units, notes and our common stock.

As a holder of Equity Units, you will not be entitled to any rights with respect to our common stock, but you will be bound by any changes affecting our common stock.

As a holder of Equity Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will only be entitled to the rights of our common stock if and when we deliver shares of common stock upon settlement of the purchase contract on May 17, 2005 or as a result of early settlement, as the case may be, and if the applicable record date, if any, for the exercise of voting or other rights or the receipt of dividends or other distributions occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws and the record date for determining the shareholders of record entitled to vote on such amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although any changes in the powers, preferences or special rights of our common stock resulting from such amendment will nevertheless be binding on you after the common stock is delivered to you under the purchase contract.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

The number of shares of common stock that you are entitled to receive on May 17, 2005, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on May 17, 2005, or as a result of early settlement of a purchase contract, for other events, including offerings of common stock for cash by us or in connection with acquisitions or tender offers by others to purchase our common stock. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on May 17, 2005 to the price of the common stock, such other events may adversely affect the trading prices of Income Equity Units and Growth Equity Units.

The secondary market for the Equity Units and the notes may be illiquid.

It is not possible to predict how the Income Equity Units, the Growth Equity Units or the notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Income Equity Units, our Growth Equity Units or the notes. We will endeavor to have the Income Equity Units approved for listing on the NYSE. If the Growth Equity Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may endeavor to cause the Growth Equity Units or notes to be listed on the exchange on which the Income Equity Units are then listed but we are under no obligation to do so. There can be no assurance as to the liquidity of any market that may develop for the Income Equity Units, the Growth Equity Units or the notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute U.S. Treasury securities for notes or notes for U.S. Treasury securities, thereby converting your Income Equity Units to Growth Equity Units or your Growth Equity Units to Income Equity Units, as the case may be, the liquidity of Income Equity Units or Growth Equity Units could be adversely affected. There can be no assurance that the Income Equity Units will not be delisted from the NYSE or that trading in the Income Equity Units will not be suspended as a result of your election to create Growth Equity Units by substituting collateral, which could cause the number of Income Equity Units to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income Equity Units be outstanding at any time.

We depend on payments from our subsidiaries, and claims of holders rank junior to those of creditors of our subsidiaries.

We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the notes, which are one of the components of the Income Equity Units, are largely dependent upon the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends or loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or to make any funds available for payment of amounts due on these notes.

Because we are a holding company, our obligations under the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights and the rights of our creditors, including the rights of the holders of the notes, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against any of our subsidiaries, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by us.

Your rights to the pledged securities will be subject to our security interest.

Although you will be the beneficial owner of the related notes, U.S. Treasury securities or Treasury portfolio (together, the “pledged securities”), as applicable, that are components of Equity Units, those pledged securities will be pledged to U.S. Bank Trust National Association, as the collateral agent, to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of Section 362 of the U.S. Bankruptcy Code.

We may redeem the notes upon the occurrence of a tax event.

We have the option to redeem the notes, on not less than 30 days nor more than 60 days prior written notice, in whole but not in part, if a tax event occurs and continues under the circumstances described in this prospectus supplement (a “tax event redemption”). If we exercise this option to redeem the notes, we will pay the redemption price thereof, as described herein, in cash to the holders of the notes. If the tax event redemption date occurs before February 17, 2005, or before April 17, 2005, if the notes are not successfully remarketed on the third business day immediately preceding February 17, 2005 or before May 17, 2005 if the notes are not successfully remarketed on the third business day immediately preceding either February 17, 2005 or April 17, 2005, the redemption price payable to you as a holder of Income Equity Units will be distributed to the collateral agent, who in turn will apply a portion of the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you, and the Treasury portfolio will be substituted for the notes as collateral to secure your obligations under the purchase contracts related to the Income Equity Units. If your notes are not components of Income Equity Units, you will receive the redemption payment directly. There can be no assurance as to the effect on the market price for the Income Equity Units if we substitute the Treasury portfolio as collateral in place of any notes so redeemed. A tax event redemption will be a taxable event to the holders of the notes.

We may defer contract adjustment payments.

We have the option to defer the payment of contract adjustment payments on the purchase contracts forming a part of the Equity Units until May 17, 2005. However, deferred installments of contract adjustment payments will bear interest at the rate of 8.50% per year (compounded quarterly) until paid. If the purchase contracts are settled early or terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

The purchase contract agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract agreement between the purchase contract agent and us will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The notes constituting a part of the Income Equity Units will be issued pursuant to an indenture qualified under the Trust Indenture Act. Accordingly, if you hold Equity Units, you will not have the benefit of the protections of the Trust Indenture Act other than to the extent applicable to a note included in an Income Equity Unit. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

No statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. In addition, any gain on a disposition of a note prior to the purchase contract settlement date will generally be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. For additional tax-related risks, see “Certain United States Federal Income Tax Consequences—Notes” in this prospectus supplement.

You will be required to accrue original issue discount on the notes for United States federal income tax purposes.

Because of the manner in which the interest rate on the notes is reset, the notes should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount for United States federal income tax purposes. Assuming that the notes are so treated, you will be required to accrue original issue discount on the notes in your gross income on a constant yield-to-maturity basis, regardless of your usual method of tax accounting. For all accrual periods ending on or prior to February 17, 2005, the original issue discount that accrues on the notes will exceed the stated interest payments on the notes. In addition, any gain on the disposition of a note before the date that is six months after the reset date generally will be treated as ordinary interest income; thus, the ability to offset this interest income with a loss, if any, on a purchase contract may be limited. For additional tax-related risks relating to the notes, see “Certain United States Federal Income Tax Consequences—Notes” in this prospectus supplement.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the Income Equity Units, estimated to be $532.5 million ($581.0 million if the underwriters’ overallotment is exercised in full) after deducting the underwriting commissions and estimated expenses, to repay a portion of our short-term debt, including short-term debt used to finance our capital expenditure program for Sempra Energy Global Enterprises, all of which was borrowed in the last 12 months. As of March 31, 2002, the weighted average interest rate of our short-term debt was 2.12%.

PRICE RANGE OF COMMON STOCK

Our common stock, without par value, is listed and traded on the New York Stock Exchange under the ticker symbol “SRE.” The following table sets forth the high and low sales prices for transactions involving our common stock for each calendar quarter, as reported on the New York Stock Exchange Composite Tape.

	High	Low
2002:
Second Quarter (through April 24, 2002)	$26.040	$24.510
First Quarter	25.920	22.150
2001:
Fourth Quarter	$26.680	$22.000
Third Quarter	28.000	23.250
Second Quarter	28.610	21.980
First Quarter	23.940	17.312
2000:
Fourth Quarter	$24.875	$19.375
Third Quarter	21.000	17.000
Second Quarter	19.250	16.188
First Quarter	19.250	16.250

We currently declare quarterly dividends on our common stock at the rate of $0.25 per share. We expect to declare a quarterly dividend of $0.25 per share in June 2002, which will be payable in July 2002.

On April 24, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $25.02 per share.

CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of December 31, 2001 (i) on an historical basis and (ii) on an as adjusted basis to give effect to the sale of 22,000,000 Equity Units and the application of the estimated net proceeds therefrom as described under “Use of Proceeds.” This table should be read in conjunction with the Summary Historical Condensed Consolidated Financial Information and other financial information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus.

	December 31, 2001
	Historical		As Adjusted
	(dollars in millions)
Cash and cash equivalents	$605		$605

Debt:
Short-term debt	$875		$343
Current portion of long-term debt	242		242
Total long-term debt	3,436		3,986

Total debt	4,553	(1)	4,571
Preferred stock of subsidiaries	204		204
Mandatory redeemable trust preferred securities	200		200

Total Preferred securities	404		404
Shareholders’ equity:
Common equity	2,692		2,649	(2)

Total capitalization	$7,649		$7,624

(1)	As of March 31, 2002, our total debt was $4,848 million, consisting of $1,038 million of short-term debt and $3,810 million of long-term debt (including current portion).
(2)	Reflects an adjustment of approximately $43 million representing the present value of the contract adjustment payments payable in connection with the purchase contracts underlying the Equity Units.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our ratio of earnings to combined fixed charges for each of the five years in the five-year period ended December 31, 2001:

	Years Ended December 31,
	2001	2000	1999	1998	1997
Ratio of Earnings to Combined Fixed Charges	2.86	2.90	3.21	2.74	3.76

We determined the ratio of earnings to combined fixed charges by dividing (a) the sum of pretax income and fixed charges by (b) fixed charges. Fixed charges consist of all interest expense (before allowances for borrowed funds used during construction), preferred dividends by subsidiaries, one-third of rent expense (which approximates the interest component of such expense) and amortization of debt issuance costs.

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following table contains our summary historical condensed consolidated financial information. The summary historical condensed consolidated financial information for the years ended December 31, 2001 and December 31, 2000 and as of December 31, 2001 and December 31, 2000 has been derived from our audited consolidated financial statements for the years ended December 31, 2001 and December 31, 2000. The summary historical condensed consolidated financial information should be read in conjunction with and is qualified in its entirety by reference to the audited consolidated financial statements and the related notes thereto from which it has been derived. More comprehensive financial information is included in the consolidated financial statements and related notes contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which we file with the SEC.

Condensed Statements of Income

(dollars in millions, unless otherwise indicated)

	For the Years Ended December 31,
	2001	2000
Revenues	$8,029	$7,037
Expenses	(7,036)	(6,153)
Other income	90	127
Preferred dividends by subsidiaries	(29)	(26)

Income before interest and income taxes	1,054	985
Interest	(323)	(286)
Income taxes	(213)	(270)

Net income	$518	$429

Average common shares outstanding (thousands):
Basic	203,593	208,155
Diluted	205,338	208,345

Earnings per common share:
Basic	$2.54	$2.06
Diluted	2.52	2.06

Dividends declared per common share	1.00	1.00

Condensed Balance Sheets

(dollars in millions)

	As of December 31,
	2001	2000
Assets
Current assets	$4,808	$6,525
Investments and other assets	4,131	3,289
Property, plant and equipment	6,217	5,726

Total assets	$15,156	$15,540

Liabilities and shareholders’ equity
Liabilities
Short-term debt	$875	$568
Current portion of long-term debt	242	368
Long-term debt	3,436	3,268

Total debt	4,553	4,204
Other current liabilities	4,407	6,554
Other long-term liabilities	3,100	1,884

Total liabilities	12,060	12,642
Preferred stock of subsidiaries	204	204
Mandatory redeemable trust preferred securities	200	200

Shareholders’ equity
Common equity	2,692	2,494

Total liabilities and shareholders’ equity	$15,156	$15,540

Common shares outstanding (thousands)	204,475	201,928
Book value per common share (1)	$13.16	$12.35

(1)	Book value per common share is calculated as total shareholders’ equity at the end of the period divided by the number of shares outstanding at the end of the period, which excludes shares held by our Employee Stock Ownership Plan.

ACCOUNTING TREATMENT

Generally, proceeds from the sales of equity units are allocable between purchase contracts and notes, in proportion to their respective fair market values at the time of purchase. We have determined that the entire purchase price of an Equity Unit will be allocated to the note and no amount will be allocated to the purchase contract. The present value of the Equity Units contract adjustment payments will be initially charged to equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

The purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive $25 on that purchase contract and will issue the requisite number of shares of common stock. The $25 we receive will be credited to common stock as part of shareholders’ equity.

Before the issuance of common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that we could have purchased in the market, at the average market price during the period for which earnings are being reported, using the proceeds receivable upon settlement. Consequently, we expect that there will be no dilutive effect on our earnings per share except during periods when the average market price of a share of our common stock is above the threshold appreciation price.

The Emerging Issues Task Force of the Financial Accounting Standards Board is considering proposals related to accounting for certain securities and financial instruments, including securities such as the Equity Units. The current proposals being considered include rulemaking that, if adopted, would endorse the method of accounting discussed above. Alternatively, other proposals being considered could result in the common shares issuable pursuant to the purchase contract to be deemed outstanding and included in the calculation of diluted earnings per share, and could result in periodic “marking to market” of the purchase contracts, causing periodic charges or credits to income. If this latter approach were adopted, our diluted earnings per share could increase and decrease from quarter to quarter to reflect the lesser and greater number of shares issuable upon satisfaction of the purchase contract.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of some of the provisions of other related documents described below, contains a summary description of all of the material terms of the Equity Units but is not necessarily complete. We refer you to the copies of those documents, including the definitions of terms, forms of which have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus. This summary supplements the descriptions of the notes, the units and the stock purchase contracts provided in the accompanying prospectus, and, to the extent it is inconsistent with the accompanying prospectus, replaces the descriptions in that prospectus.

The Equity Units will initially consist of 22,000,000 Income Equity Units (24,000,000 Income Equity Units if the underwriters exercise their overallotment option in full), each with a stated amount of $25.

Income Equity Units

Each Income Equity Unit will consist of a unit comprised of

(a)	a purchase contract under which

(1)	the holder will purchase from us on May 17, 2005, for an amount in cash equal to $25, a number of shares of our common stock equal to the settlement rate described below under “Description of the Purchase Contracts—General” and

(2)	we will pay the holder quarterly contract adjustment payments at the rate of 2.90% of the stated amount per year and

(b)	either

(1)	a note having a principal amount equal to $25, or

(2)	upon the successful remarketing of the notes on the third business day immediately preceding February 17, 2005 or the third business day immediately preceding April 17, 2005, or upon the occurrence of a tax event redemption prior to May 17, 2005, the applicable ownership interest in a portfolio of zero-coupon U.S. Treasury securities, which we refer to as the Treasury portfolio.

“Applicable ownership interest” means, with respect to an Income Equity Unit and the U.S. Treasury securities in the Treasury portfolio,

(1)	a 2.5% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. Treasury security included in the Treasury portfolio that matures on or prior to May 16, 2005 and

(2)	for the scheduled interest payment date on the notes that occurs on May 17, 2005, in the case of a successful remarketing of the notes, or, in the case of a tax event redemption, for each scheduled interest payment date on the notes that occurs after the tax event redemption date and on or before May 17, 2005, a 0.0350% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. Treasury security included in the Treasury portfolio that matures prior to that date.

The purchase price of each Income Equity Unit will generally be allocated between the related purchase contract and the related note, in proportion to their respective fair market values at the time of purchase. We have determined that the entire purchase price of an Income Equity Unit will be allocable to the note and no amount will be allocable to the purchase contract. This position generally will be binding on each beneficial owner of each Income Equity Unit but not on the Internal Revenue Service. As long as an Equity Unit is in the form of an Income Equity Unit, the related note or the ownership interest of the Treasury portfolio, as applicable, will be pledged to the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Substitution of Pledged Securities to Create Growth Equity Units

Unless the Treasury portfolio has replaced the notes as a component of the Income Equity Units as the result of a successful remarketing of the notes or a tax event redemption, each holder of an Income Equity Unit will have the right, at any time on or prior to the fifth business day immediately preceding May 17, 2005, to substitute for the related notes held by the collateral agent, U.S. Treasury securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the notes for which substitution is being made.

Each Growth Equity Unit will consist of a unit comprised of

(a)	a purchase contract under which

(1)	the holder will purchase from us on May 17, 2005, for an amount in cash equal to $25, a number of shares of our common stock equal to the settlement rate described below under “Description of the Purchase Contracts—General” and

(2)	we will pay the holder quarterly contract adjustment payments at the rate of 2.90% of the stated amount per year and

(b)	a 2.5% undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (consisting of a principal strip) that matures on May 16, 2005.

The U.S. Treasury securities will be pledged with the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. Because U.S. Treasury securities are issued in integral multiples of $1,000, holders of Income Equity Units may make the substitution only in integral multiples of 40 Income Equity Units.

Equity Units with respect to which U.S. Treasury securities have been substituted for the related notes or the applicable ownership interest of the Treasury portfolio, as the case may be, as collateral to secure that holder’s obligation under the related purchase contracts will be referred to as Growth Equity Units.

To create 40 Growth Equity Units, unless the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, you must

(a)	deposit with the collateral agent a zero coupon U.S. Treasury security (consisting of a principal strip) having a principal amount at maturity of $1,000; and

(b)	transfer 40 Income Equity Units to the purchase contract agent accompanied by a notice stating that you have deposited a U.S. Treasury security with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the notes relating to the 40 Income Equity Units.

Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the 40 notes from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will

(a)	cancel the 40 Income Equity Units,

(b)	transfer to you the related notes, and

(c)	deliver to you 40 Growth Equity Units.

The substituted U.S. Treasury security will be pledged with the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts. The related notes released to you will be able to be transferred separately from the resulting Growth Equity Units. Contract adjustment payments will be payable by us on those Growth Equity Units on each payment date and shall accrue from the later of

April 30, 2002 and the last payment date on which contract adjustment payments were paid. In addition, original issue discount for United States federal income tax purposes will accrue on the related U.S. Treasury securities. Interest on any released notes will continue to be payable quarterly.

Recreating Income Equity Units

On or prior to the fifth business day immediately preceding May 17, 2005, unless the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, a holder of Growth Equity Units may recreate Income Equity Units by

(a)	depositing with the collateral agent notes in an aggregate principal amount of $1,000 and

(b)	transferring 40 Growth Equity Units to the purchase contract agent accompanied by a notice stating that you have deposited with the collateral agent notes in an aggregate principal amount of $1,000 and requesting that the purchase contract agent instruct the collateral agent to release to you the related U.S. Treasury security.

Upon the deposit and receipt of instructions from the purchase contract agent, the collateral agent will effect the release of the related U.S. Treasury security from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will

(a)	cancel the 40 Growth Equity Units,

(b)	transfer to you the U.S. Treasury security, and

(c)	deliver to you 40 Income Equity Units.

The substituted notes will be pledged with the collateral agent to secure your obligation to purchase common stock under the related purchase contracts.

Creating Income Equity Units or Growth Equity Units After a Successful Remarketing or Tax Event Redemption

If the Treasury portfolio has become a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, holders of Growth Equity Units or Income Equity Units, as applicable, may create or recreate Income Equity Units or Growth Equity Units, as applicable, by substituting the appropriate applicable ownership interest of the Treasury portfolio or U.S. Treasury security, as the case may be, at any time on or prior to the second business day immediately preceding May 17, 2005, but only in integral multiples of 20,000 Growth Equity Units or Income Equity Units, as applicable.

The substituted ownership interest of the Treasury portfolio or a U.S. Treasury security, as the case may be, will be pledged with the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts, and the collateral agent will effect the release of the related U.S. Treasury security or applicable ownership interest of the Treasury portfolio, as the case may be, from the pledge under the pledge agreement free and clear of our security interest.

Holders who elect to substitute pledged securities, before or after a tax event redemption or remarketing, creating or recreating Growth Equity Units or Income Equity Units, shall be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

Holders of Income Equity Units are entitled to receive total cash payments at a rate of 8.50% of the stated amount per year from and after April 30, 2002 up to but excluding May 17, 2005, payable quarterly in arrears. The quarterly payments on the Income Equity Units will consist of interest on the related note or cash distributions on the applicable ownership interest of the Treasury portfolio, as applicable, payable at the rate of 5.60% of the stated amount per year, and quarterly contract adjustment payments payable by us at the rate of 2.90% of the stated amount per year, subject to our right to defer the payment of such contract adjustment payments.

Each holder of Growth Equity Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 2.90% of the stated amount per year, subject to our right to defer the payment of such contract adjustment payments. In addition, original issue discount will accrue on the related U.S. Treasury securities. Our obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to our obligations under any senior debt.

Our obligations with respect to the notes will be senior and unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness and will be structurally subordinated to the claims of creditors and preferred shareholders of our subsidiaries. See “Description of Debt Securities” in the accompanying prospectus.

Voting and Other Rights

Holders of purchase contracts forming a part of the Income Equity Units or Growth Equity Units, in their capacity as such holders, will have no voting or other rights in respect of our common stock.

Listing of the Securities

We will endeavor to have the Income Equity Units approved for listing on the NYSE under the symbol “SRE Pr,” subject to official notice of issuance. If Growth Equity Units or notes are separately traded to a sufficient extent that the applicable listing requirements are satisfied, we may endeavor to cause such securities to be listed on the exchange on which the Income Equity Units are then listed, including, if applicable, the NYSE. We, however, have no obligation to do so.

Miscellaneous

We or our affiliates may from time to time purchase any of the securities offered in this prospectus supplement that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS

General

Each purchase contract underlying an Equity Unit, unless earlier terminated or earlier settled at your option, will obligate you to purchase, and us to sell, on May 17, 2005, for an amount in cash equal to $25, a number of shares of our common stock equal to the settlement rate.

The settlement rate, which is the number of newly issued shares of our common stock issuable upon settlement of a purchase contract on May 17, 2005, will be calculated, subject to adjustment as described under “—Anti-Dilution Adjustments” below, as follows:

(a)	if the applicable market value is equal to or greater than the threshold appreciation price of $30.5244, which is 22.0% above $25.02, the last reported sale price of the common stock on April 24, 2002, which we refer to as the reference price, the settlement rate will be 0.8190, which is equal to $25 divided by the threshold appreciation price. Accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for the common stock increases to an amount that is higher than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than $25, assuming that the market price of our common stock on May 17, 2005 is the same as the applicable market value of the common stock. If the market price equals the threshold appreciation price, the aggregate market value of those shares will equal $25, assuming that the market price of our common stock on May 17, 2005 is the same as the applicable market value of the common stock;

(b)	if the applicable market value is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to $25 divided by the applicable market value. Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured but that market price is less than the threshold application price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will equal $25, assuming that the market price of our common stock on May 17, 2005 is the same as the applicable market value of the common stock; and

(c)	if the applicable market value is less than or equal to the reference price, the settlement rate will be 0.9992, which is equal to $25 divided by the reference price. Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than $25, assuming that the market price of our common stock on May 17, 2005 is the same as the applicable market value of the common stock, and if the market price stays the same, the aggregate market value of those shares will equal $25, assuming that the market price of our common stock on May 17, 2005 is the same as the applicable market value of the common stock.

The applicable market value of our common stock means the average of the closing prices per share of our common stock for the twenty consecutive trading days ending on the third trading day immediately preceding May 17, 2005.

The closing price of the common stock on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of the common stock on the NYSE on that date. If the common stock is not listed for trading on the NYSE on any determination date, the closing price of the common stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the common stock is so listed, or if the common stock is not so listed on a U.S. national or regional securities exchange, as reported by the NASDAQ stock market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A trading day is a day on which the common stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

We will not issue any fractional shares of common stock pursuant to the purchase contracts. In place of fractional shares otherwise issuable, calculated on an aggregate basis in respect of the purchase contracts you are settling, you will be entitled to receive an amount of cash equal to the fractional share times the applicable market value.

On the business day immediately preceding May 17, 2005, unless,

(a)	you have previously settled the related purchase contracts through the early delivery of cash to the purchase contract agent, in the manner described under “—Early Settlement” or under “—Early Settlement Upon Cash Merger,”

(b)	you have settled the related purchase contracts with cash after giving prior notice in the manner described under “—Notice to Settle with Cash,”

(c)	in the case of Income Equity Units, you have had the notes related to your purchase contracts remarketed in the manner described in this prospectus supplement, or

(d)	an event described under “—Termination” below has occurred,

then

(1)	in the case of Income Equity Units, unless the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, we will exercise our rights as a secured party to dispose of the notes in accordance with applicable law and satisfy in full your obligation to purchase our common stock under the related purchase contract and

(2)	in the case of Income Equity Units, if the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, or in the case of Growth Equity Units, the principal amount of the applicable ownership interest of the Treasury portfolio or the related U.S. Treasury securities, as applicable, when paid at maturity, will automatically be applied to satisfy in full your obligation to purchase common stock under the related purchase contracts.

The common stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the Equity Units and payment by you of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than you.

Where a holder of Equity Units effects the early settlement of the related purchase contracts through the delivery of cash or settles the related purchase contracts with cash on the business day immediately preceding May 17, 2005, the related notes, U.S. Treasury securities, or the applicable ownership interest of the Treasury portfolio, as the case may be, will be released to the holder as described in this prospectus supplement. The funds received by the collateral agent on the business day immediately preceding May 17, 2005, upon cash settlement of a purchase contract, will be promptly invested in permitted overnight investments and paid to us on May 17, 2005 to satisfy in full your obligation to purchase common stock under the related purchase contracts. Any funds received by the collateral agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the purchase contract agent for payment to the holders.

Prior to the date on which shares of common stock are issued in settlement of purchase contracts, the common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and the holders of those purchase contracts will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a shareholder.

As a holder of Income Equity Units or Growth Equity Units, you will, by acceptance and under the terms of the purchase contract agreement and the related purchase contracts, be deemed to have:

(a)	irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and agreed to perform your obligations thereunder for so long as you remain a holder of Equity Units; and

(b)	duly appointed the purchase contract agent as your attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on your behalf and in your name.

In addition, as a beneficial owner of Income Equity Units or Growth Equity Units, you, by acceptance of the payments thereunder, will be deemed to have agreed to treat:

(a)	yourself as the owner of the related notes and the appropriate applicable ownership interest of the Treasury portfolio or the U.S. Treasury securities, as the case may be; and

(b)	the notes as indebtedness for all tax purposes.

Remarketing

Pursuant to the remarketing agreement and subject to the terms of the supplemental remarketing agreement among the remarketing agent, the purchase contract agent and us, unless a tax event redemption has occurred, the notes of Income Equity Units holders will be remarketed on the third business day immediately preceding February 17, 2005. Holders of notes that are not part of Income Equity Units may also elect to have their notes remarketed.

We will enter into a remarketing agreement with a nationally recognized investment banking firm, pursuant to which that firm will agree, as remarketing agent, to use its reasonable efforts to remarket those notes on that date at a price of approximately 100.5% of the Treasury portfolio purchase price described below. The portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase a Treasury portfolio consisting of:

(a)	interest or principal strips of U.S. Treasury securities that mature on or prior to May 16, 2005 in an aggregate amount equal to the principal amount of the notes included in the Income Equity Units, and

(b)	interest or principal strips of U.S. Treasury securities that mature on or prior to May 16, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on that interest payment date on the principal amount of the notes included in the Income Equity Units if the interest rate on the notes was not reset as described in “Description of the Notes—Market Rate Reset.”

If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related notes, other than to us, at a price equal to or greater than 100% of the Treasury portfolio purchase price, or (2) a condition precedent to the remarketing has not been satisfied, in each case resulting in a failed remarketing on the third business day prior to February 17, 2005, the notes will continue to be a component of Income Equity Units and another remarketing will be attempted as described below.

If the remarketing of the notes on the third business day preceding February 17, 2005 has resulted in a failed remarketing, unless a tax event redemption has occurred, the remarketing agent will use its reasonable efforts to remarket the notes on the third business day immediately preceding April 17, 2005. Holders of notes that are not part of Income Equity Units may also elect to have their notes remarketed. The remarketing agent will use its reasonable efforts to remarket those notes on that date at a price of approximately 100.5% of the

Treasury portfolio purchase price described below. The portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase a Treasury portfolio consisting of:

(a)	interest or principal strips of U.S. Treasury securities that mature on or prior to May 16, 2005 in an aggregate amount equal to the principal amount of the notes included in the Income Equity Units, and

(b)	interest or principal strips of U.S. Treasury securities that mature on or prior to May 16, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on that interest payment date on the principal amount of the notes included in the Income Equity Units if the interest rate on the notes was not reset as described in “Description of the Notes—Market Rate Reset.”

In the event of a successful remarketing on either the third business day preceding February 17, 2005 or the third business day preceding April 17, 2005, the Treasury portfolio will be substituted for the notes and will be pledged to the collateral agent to secure the obligations of Income Equity Units holders to purchase our common stock under the purchase contracts.

In addition, the remarketing agent may deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the Treasury portfolio purchase price from any amount of the proceeds in excess of the Treasury portfolio purchase price. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of the holders. Income Equity Units holders whose notes are remarketed will not otherwise be responsible for payment of any remarketing fee in connection with the remarketing.

As used in this context, the Treasury portfolio purchase price means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding February 17, 2005 for the purchase of the Treasury portfolio described above for settlement on February 17, 2005 or, in the event of a failed remarketing on the third business day prior to February 17, 2005, on the third business day immediately preceding April 17, 2005 for the purchase of the Treasury portfolio described above for settlement on April 17, 2005.

Quotation agent means Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Smith Barney Inc. or any of their respective affiliates or successors or any other primary U.S. government securities dealer in New York City selected by us.

If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related notes, other than to us, at a price equal to or greater than 100% of the Treasury portfolio purchase price, or (2) a condition precedent to the remarketing has not been satisfied, in each case resulting in a failed remarketing on the third business day prior to April 17, 2005, the notes will continue to be a component of Income Equity Units and another remarketing will be attempted as described below.

If the remarketing of the notes on the third business day preceding February 17, 2005 and the remarketing of the notes on the third business day preceding April 17, 2005 have each resulted in a failed remarketing, unless a tax event redemption has occurred, the notes of holders of Income Equity Units who fail to notify the purchase contract agent on or before the fifth business day before May 17, 2005 of their intention to pay cash in order to satisfy their obligations under the related purchase contracts will be remarketed on the third business day immediately preceding May 17, 2005.

The remarketing agent will then use its reasonable efforts to obtain a price of approximately 100.5% of the aggregate principal amount of such notes. The portion of the proceeds from the remarketing equal to the aggregate principal amount of the notes will automatically be applied to satisfy in full the obligations of the Income Equity Units holders to purchase our common stock under the related purchase contracts.

In addition, the remarketing agent may deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed notes from any amount of the proceeds in excess of the aggregate principal amount of the remarketed notes. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of the holders. Income Equity Units holders whose notes are remarketed will not otherwise be responsible for payment of any remarketing fee in connection with the remarketing.

If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related notes, other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the notes, or (2) a condition precedent to the remarketing has not been satisfied, in each case resulting in a failed remarketing, we will exercise our rights as a secured party to dispose of the notes in accordance with applicable law and satisfy in full, from the proceeds of that disposition, the holders’ obligations to purchase common stock under the related purchase contracts.

We will cause a notice of any failed remarketing to be published on the second business day immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to a remarketing date, that the depositary notify its participants holding notes, Income Equity Units and Growth Equity Units of the remarketing. If required by applicable law, we will endeavor to ensure that a registration statement with regard to the full amount of the notes to be remarketed shall be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process.

Early Settlement

A holder of Income Equity Units may settle the related purchase contracts (unless a tax event redemption has occurred) at any time on or prior to the fifth business day immediately preceding May 17, 2005 by presenting and surrendering the Equity Units certificate evidencing those Income Equity Units at the offices of the purchase contract agent provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled. The holder should also present the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to $25 times the number of purchase contracts being settled. However, if the notes have been remarketed or if a tax event redemption has occurred and, in either case, the applicable ownership of the Treasury portfolio has become a component of the Income Equity Units, holders of those Income Equity Units may settle early only in integral multiples of 20,000 Income Equity Units, at any time on or prior to the second business day immediately preceding May 17, 2005.

A holder of Growth Equity Units may settle the related purchase contracts on or prior to the second business day immediately preceding May 17, 2005 by presenting and surrendering the Equity Units certificate evidencing the Growth Equity Units at the offices of the purchase contract agent with the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to $25 times the number of purchase contracts being settled provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled. Growth Equity Units holders may settle early only in integral multiples of 40 Growth Equity Units.

We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering any securities to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement.

So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

Upon early settlement of the purchase contracts related to any Income Equity Units or Growth Equity Units:

(a)	except as described below in “—Early Settlement Upon Cash Merger,” as a holder of Equity Units, you will receive 0.8190 shares of common stock per Income Equity Unit or Growth Equity Unit, regardless of the market price of the common stock on the date of the early settlement. The number of shares of common stock in both cases will be subject to adjustment under the circumstances described in “—Anti-Dilution Adjustments” below;

(b)	the notes, the applicable ownership interest of the Treasury portfolio or the U.S. Treasury securities, related to the Income Equity Units or Growth Equity Units, as applicable, will then be transferred to you free and clear of our security interest;

(c)	your right to receive future contract adjustment payments, if any, will terminate; and

(d)	no adjustment will be made to or for you on account of any amounts accrued (including deferred amounts) in respect of contract adjustment payments.

If the purchase contract agent receives an Equity Unit certificate, accompanied by the completed election to settle early form and the requisite amount of immediately available funds, from you by 5:00 p.m., New York City time, on a business day, that day will be considered the early settlement date. If the purchase contract agent receives those documents after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the Equity Units certificate evidencing the related Income Equity Units or Growth Equity Units and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Income Equity Units or Growth Equity Units, we will cause the shares of common stock being purchased to be issued, and the related notes, the applicable ownership interest of the Treasury portfolio or the U.S. Treasury securities, as the case may be, securing those purchase contracts to be released from the pledge under the pledge agreement and transferred, within three business days following the settlement date, to you or your designee.

Notice to Settle With Cash

If you want to settle the purchase contract underlying an Equity Unit with cash on the business day immediately preceding May 17, 2005, you must notify the purchase contract agent by presenting and surrendering the Equity Unit certificate evidencing those Equity Units. You must present the certificates at the offices of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated. If you are an Income Equity Unit holder, you must present the documents on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding May 17, 2005. If you are a Growth Equity Unit holder, or you are an Income Equity Unit holder and the Treasury portfolio has replaced the notes as a component of Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, you must present the documents on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding May 17, 2005.

If you have given notice of your intention to settle the related purchase contract with cash but fail to deliver the cash on the business day immediately preceding May 17, 2005, we will exercise our right as a secured party to dispose of, in accordance with applicable law, the related notes, the applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, to satisfy in full from the proceeds of that disposition your obligation to purchase common stock under the related purchase contract.

Early Settlement upon Cash Merger

Prior to the settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then on or after the date of the cash merger each holder of the Equity Units will have the right to accelerate and settle the related purchase contract at the settlement rate in effect immediately before the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be delivered in respect of the purchase contracts being settled. We refer to this right as the “merger early settlement right.” We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify the early settlement date, which shall be ten days after the date of the notice. The notice will set forth, among other things, the formula for determining the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, not later than one business day before the early settlement date, the certificate evidencing your Equity Units, if the Equity Units are held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier’s check. If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time, determined using the average of the closing prices per share of the common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the date of the cash merger. You will also receive the notes, U.S. Treasury securities or applicable ownership interests in the Treasury portfolio underlying the Equity Units. Your receipt of the applicable ownership interests in the Treasury portfolio will be subject to the purchase contract agent’s disposition of the subject securities for cash and the payment of the cash to you to the extent that you would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any security. If you do not elect to exercise your merger early settlement right, your Equity Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering any securities to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

Contract Adjustment Payments

Contract adjustment payments in respect of Equity Units will be fixed at a rate per year of 2.90% of the stated amount. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from April 30, 2002 and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2002.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates.

As long as the Equity Units remain in book-entry only form, the record dates will be the first day of each month in which the relevant contract adjustment payment date falls. Those payments will be paid through the purchase contract agent who will hold amounts received in respect of the contract adjustment payments for your benefit. Subject to any applicable laws and regulations, each of those payments will be made as described under “—Book-Entry System.” If the Equity Units do not remain exclusively in book-entry form, we shall have the right to select relevant record dates, which shall be more than one (1) business day but less than sixty (60) business days prior to the relevant payment dates.

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Equity Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay. A business day shall mean any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The City of New York are permitted or required by any applicable law to close.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any senior debt.

Option to Defer Contract Adjustment Payments

We will have the right to defer payment of all or part of the contract adjustment payments on the purchase contracts until no later than the purchase contract settlement date. We will pay interest on any deferred contract adjustment payment at a rate of 8.50% per year, compounded quarterly, until paid. If the purchase contracts are settled early or terminated, you will have no right to receive any deferred and unpaid contract adjustment payments. In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we and our subsidiaries will not, with certain exceptions, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock. We have no present intention of exercising our right to defer the payment of the contract adjustment payments.

Anti-Dilution Adjustments

The formula for determining the settlement rate will be subject to adjustment, without duplication, if certain events occur, including:

(a)	issuances of our common stock as a dividend or distribution to all holders of our common stock;

(b)	the issuance to all holders of our common stock of rights, warrants or options, other than pursuant to dividend reinvestment or share purchase plans, entitling them, for a period of up to 45 days, to subscribe for or purchase our common stock at less than the “current market price,” as defined below, of our common stock at the time of announcement of such issuance;

(c)	subdivisions, splits or combinations of our common stock;

(d)	distributions to all holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property, excluding any dividend or distribution covered by clauses (a) or (b) above and any dividend or distribution paid exclusively in cash;

(e)	distributions consisting exclusively of cash to all holders of our common stock, other than such distributions that are made for the purpose of paying our normal quarterly dividend of up to $0.25 per share, in an aggregate amount that, together with

•	other all-cash distributions, other than such distributions that are made for the purpose of paying our normal quarterly dividend of up to $0.25 per share, made within the preceding 12 months and

•	any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months, exceeds 10% of our aggregate market capitalization on the date of that distribution; the aggregate market capitalization being the product of the current market price of the common stock multiplied by the number of shares of common stock then outstanding; and

(f)	the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock which involves an aggregate consideration that, together with

•	any cash and the fair market value of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months and

•	the aggregate amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the expiration of the tender or exchange offer.

The current market price per share of our common stock on any day means the average of the daily closing prices for the ten consecutive trading days ending not later than the earlier of the day in question and the day before the “ex-date” with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term “ex-date,” when used with respect to any issuance or distribution, shall mean the first date on which our common stock trades on the applicable exchange or in the applicable market without the right to receive such issuance or distribution.

The formula for calculating the settlement rate will not be adjusted for other events, such as an offering of our common stock for cash, a third-party tender offer or in connection with acquisitions.

In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which our common stock is converted into the right to receive other securities, cash or property (collectively, “reorganization events”), each purchase contract then outstanding will become, without the consent of the holder of the related Equity Unit, a contract to purchase only the kind of securities, cash and other property (collectively, the “exchange property”) receivable upon consummation of the reorganization event by a holder of our common stock immediately prior to the closing date of the reorganization event. In the case of settlement on the purchase contract settlement date, the amount of exchange property receivable upon settlement of each purchase contract will equal the “base exchange property” multiplied by the “applicable settlement rate,” where (a) the “base exchange property” means the amount of exchange property received upon consummation of the reorganization event in exchange for one share of our common stock and (b) the “applicable settlement rate” means the settlement rate determined as set forth in this prospectus supplement except that the applicable market value of the exchange property (as described below) will replace the applicable market value of our common stock for purposes of determining such settlement rate. In the case of early settlement, the amount of exchange property receivable upon settlement of each purchase contract will equal the “base exchange property” multiplied by 0.8190. The “applicable market value of the exchange property” will be determined (1) with respect to any publicly traded securities, on the basis of the closing price of such securities, (2) with respect to any cash, on the basis of the amount of such cash and (3) with respect to any other property, on the basis of the value of such property as determined by a nationally recognized investment banking firm retained by us for this purpose.

If at any time we make a distribution of property to holders of our common stock that would be taxable to such shareholders as a dividend for United States federal income tax purposes (which includes, generally, distributions of evidences of our indebtedness or assets, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, such increase may give rise to a taxable dividend to holders of the Equity Units. See “Certain United States Federal Income Tax Consequences—U.S. Holders—Adjustment to Settlement Rate” in this prospectus supplement.

In addition, we may make increases in the settlement rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend, distribution of our common stock, distribution of rights to acquire our common stock or from any event treated as such for income tax purposes or for any other reason.

Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless such adjustment would require an increase or decrease of at least one percent in the settlement rate, provided that any adjustments not made by reason of the foregoing will be carried forward and taken into account in any subsequent adjustment.

Whenever the settlement rate is adjusted, we must deliver to the purchase contract agent an officer’s certificate setting forth the adjusted settlement rate, detailing the calculation of the adjusted settlement rate and describing the facts upon which the adjustment is based. In addition, we must provide written notice to the holders of the Equity Units of the adjustment within ten business days of any event requiring such adjustment and describe in reasonable detail the method by which the settlement rate was adjusted.

Each adjustment to the settlement rate will result in a corresponding adjustment to the number of our common shares issuable upon early settlement of a purchase contract.

Termination of Purchase Contracts

The purchase contracts, our related rights and obligations and those of the holders of the Equity Units, including the right and obligation to purchase common stock and the right to receive accrued and unpaid contract adjustment payments and deferred and unpaid contract adjustment payments, will automatically terminate upon the occurrence of particular events of bankruptcy, insolvency or reorganization with respect to us.

Upon termination, the collateral agent will release the related notes, the appropriate applicable ownership interest of the Treasury portfolio or the U.S. Treasury securities held by it to the purchase contract agent for distribution to the holders. The release will be subject in the case of the Treasury portfolio to the purchase contract agent’s disposition of the subject securities for cash and the payment of the cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any security. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the Bankruptcy Code, a delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted.

Pledged Securities and Pledge Agreement

The notes related to the Income Equity Units, the applicable ownership interest of the Treasury portfolio if a successful remarketing of the notes or a tax event redemption has occurred, or the U.S. Treasury securities related to the Growth Equity Units (collectively, the pledged securities) will be pledged to the collateral agent for our benefit. Pursuant to the pledge agreement, the pledged securities will secure the obligations of holders of Equity Units to purchase our common stock under the related purchase contracts. Your rights to the related pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the Income Equity Units or Growth Equity Units from the pledge arrangement except:

(a)	to substitute U.S. Treasury securities for the notes or the applicable ownership interest of the Treasury portfolio;

(b)	to substitute notes or the appropriate applicable ownership interest of the Treasury portfolio for the related U.S. Treasury securities; or

(c)	upon the termination or early settlement of the related purchase contracts.

Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, (1) each holder of Income Equity Units, unless the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes, including distribution, voting, redemption, repayment and liquidation rights and (2) each holder of Growth Equity Units or Income Equity Units, if the Treasury portfolio has replaced the notes as a component of the Income Equity Units as a result of a successful remarketing of the notes or a tax event redemption, will retain beneficial ownership of the applicable ownership interest of the Treasury portfolio or the related U.S. Treasury securities pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Description of the Purchase Contracts—General,” the collateral agent will, upon receipt of payments on the pledged securities, distribute those payments to the purchase contract agent, which will in turn distribute them, together with contract adjustment payments received from us, to the persons in whose names the related Income Equity Units or Growth Equity Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry System

The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Equity Units. The Equity Units will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully-registered global security certificates, representing the total aggregate number of Equity Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Equity Units so long as the Equity Units are represented by global security certificates.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

No Equity Units represented by global security certificates may be exchanged in whole or in part for Equity Units registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary except as set forth below.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

In the event that the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or an event of default under the purchase contract agreement or the indenture has occurred and is continuing, certificates for the Equity Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global notes that are exchangeable pursuant to the preceding sentence shall be exchangeable for Equity Units certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Equity Units represented by these certificates for all purposes under the Equity Units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the Equity Units represented by these certificates registered in their names, will not receive or be entitled to receive physical delivery of Equity Unit certificates in exchange for beneficial interests in global security certificates and will not be considered to be owners or holders of the global security certificates or any Equity Units represented by these certificates for any purpose under the Equity Units or the purchase contract agreement.

All payments on the Equity Units represented by the global security certificates and all transfers and deliveries of related notes, applicable ownership interests of the Treasury portfolio, U.S. Treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the Equity Units.

Procedures for settlement of purchase contracts on May 17, 2005 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

Neither we or any of our agents, nor the purchase contract agent or any of its agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE PURCHASE CONTRACT AGREEMENT AND

THE PLEDGE AGREEMENT

The summary of the purchase contract agreement and pledge agreement set forth below is not complete and is qualified in all respects by reference to those agreements, forms of which have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.

General

Except as described in “Description of the Purchase Contracts—Book-Entry System,” payments on the Equity Units will be payable, purchase contracts, and documents related to the Equity Units and purchase contracts, will be settled, and transfers of the Equity Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Equity Units do not remain in book-entry form, payment on the Equity Units may be made, at our option, by check mailed to the address of the person entitled to payment as shown on the security register.

Shares of our common stock will be delivered on May 17, 2005, or earlier upon early settlement, or, if the purchase contracts have terminated, the related pledged securities will be delivered, potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see “Description of the Purchase Contracts—Termination of Purchase Contracts,” in each case upon presentation and surrender of the Equity Units certificate at the office of the purchase contract agent.

If you fail to present and surrender the Equity Unit certificate evidencing the Income Equity Unit or Growth Equity Unit to the purchase contract agent on May 17, 2005, the shares of common stock issuable in settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of common stock, together with any related payment, will be held by the purchase contract agent as agent for your benefit until the Equity Unit certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts have terminated prior to May 17, 2005, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the Equity Unit certificates evidencing the holder’s Income Equity Units or Growth Equity Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the Equity Unit certificate is presented or the holder provides the evidence and indemnity described above.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution, as described above.

No service charge will be made for any registration of transfer or exchange of the Equity Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

The purchase contract agreement will contain provisions permitting us and the purchase contract agent to modify the purchase contract agreement without the consent of the holders for any of the following purposes:

•	to evidence the permitted succession of another person to our obligations;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•	to add to the covenants for the benefit of holders;

•	to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events; or

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders in any material respect.

The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent or collateral agent, as the case may be, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	change any payment date,

•	change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to those pledged securities,

•	impair the right to institute suit for the enforcement of the purchase contract, any contract adjustment payments or any deferred contract adjustment payments,

•	reduce the number of shares of common stock or the amount of any other property purchasable under the purchase contract, increase the price to purchase common stock or any other property upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder’s rights under the purchase contract,

•	change the place or currency of payment or reduce any contract adjustment payments or deferred contract adjustment payments, or

•	reduce the number of outstanding purchase contracts, the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement to less than a majority.

If any amendment or proposal referred to above would adversely affect only the Income Equity Units or the Growth Equity Units, then only the affected class of holders will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or all of the holders of the affected class, as applicable.

No Consent to Assumption

Each holder of Income Equity Units or Growth Equity Units, by acceptance of these securities, will under the terms of the purchase contract agreement and the Income Equity Units or Growth Equity Units, as applicable, be deemed expressly to have withheld any consent to the assumption, i.e., affirmance, of the related purchase contracts by us or our trustee if we become the subject of a case, action or proceeding under the Bankruptcy Code or other similar state or federal law provisions for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We will covenant in the purchase contract agreement that we will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) we are the continuing corporation or the successor entity is a corporation organized and existing under the laws of the United States of America or a U.S. State or the District of Columbia and such corporation expressly assumes our obligations under the purchase contracts, the notes, the purchase contract agreement, the pledge agreement, the indenture, including any supplemental indenture, and the remarketing agreement and (2) we or the successor corporation is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of our or its payment obligations under the purchase contracts, the notes, the purchase contract agreement, the pledge agreement, the indenture, including any supplemental indenture, and the remarketing agreement or in material default in the performance of any of our or its other obligations under these agreements.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Equity Units as the absolute owner of the Equity Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Equity Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Equity Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of the destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Equity Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Equity Units evidenced by the certificate before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Income Equity Units or Growth Equity Units on or after the business day immediately preceding May 17, 2005, or after early settlement with respect to a particular Income Equity Unit or Growth Equity Unit, or after the purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement Equity Unit certificate following May 17, 2005 or early settlement with respect to a particular Income Equity Unit or Growth Equity Unit, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the common stock issuable pursuant to the purchase contracts included in the Income Equity Units or Growth Equity Units evidenced by the certificate. If the purchase contracts have terminated prior to May 17, 2005, the purchase contract agent will deliver the notes, the appropriate applicable ownership interest of the Treasury portfolio or the U.S. Treasury securities, as the case may be, included in the Income Equity Units or Growth Equity Units evidenced by that certificate.

Governing Law

The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

U.S. Bank Trust National Association will be the purchase contract agent. The purchase contract agent will act as your agent. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Income Equity Units and Growth Equity Units or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

U.S. Bank Trust National Association will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income Equity Units and Growth Equity Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.

Since U.S. Bank Trust National Association is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing on the third business day immediately preceding May 17, 2005, occurs under the purchase contract agreement or the pledge agreement, U.S. Bank Trust National Association will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the pledge agreement.

Miscellaneous

The purchase contract agreement will provide that we will pay all fees and expenses, other than underwriters’ expenses (including counsel), related to the offering of the Equity Units, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the Equity Units.

Should you elect to substitute the related pledged securities, creating or recreating Growth Equity Units or Income Equity Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

DESCRIPTION OF THE NOTES

The notes offered by this prospectus supplement are a series of our senior unsecured debt securities as described below and in the accompanying prospectus. The notes will be issued under an indenture, as supplemented, between Sempra Energy, as issuer, and U.S. Bank Trust National Association, as trustee. We have summarized selected provisions of the notes and the indenture below. The summary of selected provisions of the notes and the indenture referred to below supplements, and to the extent inconsistent supersedes and replaces, the description of the general terms and provisions of the senior debt securities and the indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to provisions of the notes and the indenture, as supplemented. The indenture has been filed and forms of the notes and the supplemental indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.

In this section, references to “Sempra Energy,” “we,” “our,” “us” and “the Company” mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the indenture.

General

The notes will constitute a separate series of senior debt securities under the indenture, initially limited to $550,000,000 aggregate principal amount. If the over-allotment option is exercised in full by the underwriters an additional $50,000,000 of the notes will be issued.

The notes will mature on May 17, 2007. The notes will bear interest at the rate of 5.60% per annum, accruing from April 30, 2002. Interest on the notes will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2002. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, redemption date or the maturity date of the notes is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

The notes will not be subject to a sinking fund provision. Unless a tax event redemption has occurred prior to May 17, 2007, the entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest, on May 17, 2007. Except for a tax event redemption, we may not redeem the notes.

Notes forming a part of the Income Equity Units will be issued in certificated form, will be in denominations of $25 and integral multiples of $25, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the offices described below. Notes that do not form a component of the Income Equity Units will be represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as Depositary, and registered in the name of Cede & Co., its nominee, and payments on those notes will be made to the depositary, a successor depositary or, in the event no depositary is used, to a paying agent for the notes. This means that you will not be entitled to receive a certificate for the notes that you purchase except under the limited circumstances described below under “Book-Entry, Clearance and Settlement.”

So long as the notes are in book-entry form, you will receive payments and may transfer notes only through the facilities of the Depositary and its direct and indirect participants. See “Book-Entry, Clearance and Settlement.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the notes and the indenture may be delivered to us and where certificated notes may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

So long as the notes are in book-entry form, we will make payments on the notes to the Depositary or its nominee, as the registered owner of the notes, by wire transfer of immediately available funds. With respect to notes issued in definitive certificated form, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

We will pay principal of and any premium on the notes at stated maturity, upon redemption or otherwise, upon presentation of the notes at the office of the trustee, who shall act as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we are obligated at all times to maintain a place of payment of the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

The notes will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. The notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. Because we conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries, the notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. On March 31, 2002, our subsidiaries had total consolidated liabilities of $12,343 million. See “Description of Debt Securities—Guarantee of Sempra Energy; Holding Company Structure” in the accompanying prospectus.

Any monies deposited with the trustee or any paying agent, or held by us in trust, for the payment of principal of or interest on any note and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us or released from trust, as applicable, and the holder of the note shall thereafter look, as a general unsecured creditor, only to us for the payment thereof.

The indenture does not contain provisions that afford holders of the notes protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Interest

Each note shall bear interest initially at the rate of 5.60% per year from the original issue date, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, each an “interest payment date,” commencing August 17, 2002, to the person in whose name the note is registered at the close of business on the first day of the month in which the interest payment date falls. The original issue discount rules that apply to contingent payment debt instruments should govern the income inclusions with respect to the notes for United States federal income tax purposes.

The applicable interest rate on the notes will be reset on the third business day immediately preceding February 17, 2005 to the reset rate described below under “- Market Rate Reset,” unless the remarketing of the notes on that date fails. If the remarketing of the notes on the third business day immediately preceding February 17, 2005 fails, the interest rate on the notes will not be reset at that time. In these circumstances, the interest rate on the notes outstanding will be reset on the third business day immediately preceding April 17, 2005 to the reset rate described below if that remarketing is successful. If the remarketing of the notes on the third business day immediately preceding April 17, 2005 also fails, the interest rate on the notes will not be reset at that time. In these circumstances, the interest rate on the notes will be reset on the third business day immediately preceding May 17, 2005 to the reset rate described below, unless the remarketing of the notes on that date also fails, in which case the interest rate will not be reset.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Market Rate Reset

The reset rate will be equal to the sum of the reset spread and the rate of interest on the applicable benchmark Treasury in effect on the third business day immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as the case may be, and will be determined by the reset agent. In the case of a reset on the third business day immediately preceding February 17, 2005 or April 17, 2005, the reset rate will be the rate determined by the reset agent as the rate the notes should bear in order for the notes included in Income Equity Units to have an approximate aggregate market value on the reset date of 100.5% of the Treasury portfolio purchase price described under “Description of the Purchase Contracts—Remarketing.” In the case of a reset on the third business day immediately preceding May 17, 2005, the reset rate will be the rate determined by the reset agent as the rate the notes should bear in order for each note to have an approximate market value of 100.5% of the principal amount of the notes. The reset rate will in no event exceed the maximum rate permitted by applicable law.

The applicable benchmark Treasury means direct obligations of the United States, as agreed upon by us and the reset agent, which may be obligations traded on a when-issued basis only, having a maturity comparable to the remaining term to maturity of the notes, which will be two and one-quarter years, two years and one month or two years, as applicable. The rate for the applicable benchmark Treasury will be the bid side rate displayed at 10:00 a.m., New York City time, on the third business day immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, in the Telerate system, or if the Telerate system is (a) no longer available on that date or (b) in the opinion of the reset agent, after consultation with us, no longer an appropriate system from which to obtain the rate, such other nationally recognized quotation system as, in the opinion of the reset agent, after consultation with us, is appropriate. If this rate is not so displayed, the rate for the applicable benchmark Treasury will be, as calculated by the reset agent, the yield to maturity for the applicable benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the third business day immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, of three leading United States government securities dealers selected by the reset agent, after consultation with us. These dealers may include the reset agent or an affiliate thereof. The reset agent will be a nationally recognized investment banking firm selected by us.

On the seventh business day immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, which we refer to as the reset announcement date

(1)	the applicable benchmark Treasury to be used to determine the reset rate on the third business day prior to February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, will be selected,

(2)	the reset agent will establish the reset spread to be added to the rate on the applicable benchmark Treasury in effect on the third business day immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, and

(3)	we will announce the reset spread and the applicable benchmark Treasury.

We will cause a notice of the reset spread and the applicable benchmark Treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. We will request, not later than seven nor more than 15 calendar days prior to the reset announcement date, that the depositary notify its participants holding notes, Income Equity Units or Growth Equity Units of the reset announcement date and of the procedures that must be followed if any owner of Equity Units wishes to settle the related purchase contract with cash on the business day immediately preceding May 16, 2005.

Optional Remarketing

On or prior to the fifth business day immediately preceding February 17, 2005, in the case of the remarketing to be conducted on the third business day preceding February 17, 2005, April 17, 2005, in the case of the remarketing, if any, to be conducted on the third business day preceding April 17, 2005, or May 17, 2005, in the case of the remarketing, if any, to be conducted on the third business day preceding May 17, 2005, but no earlier than the interest payment date immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as applicable, holders of notes that are not components of Income Equity Units may elect to have their notes remarketed in the same manner as notes that are components of Income Equity Units by delivering their notes along with a notice of this election to the collateral agent. The collateral agent will hold the notes in an account separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding February 17, 2005, April 17, 2005 or May 17, 2005, as applicable.

Tax Event Redemption

If a tax event occurs and is continuing, we may, at our option, redeem the notes in whole, but not in part, at any time at a price, which we refer to as the redemption price, equal to, for each note, the redemption amount described below plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on notes which are due and payable on or prior to a redemption date will be payable to the holders of the notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the notes, the proceeds of the redemption will be payable in cash to the holders of the notes. If the tax event redemption date occurs prior to February 17, 2005, or if the notes are not successfully remarketed on the third business day immediately preceding February 17, 2005, prior to April 17, 2005, or if the notes are not successfully remarketed on the third business day preceding either February 17, 2005 or April 17, 2005, prior to May 17, 2005, the redemption price for the notes forming a part of the Income Equity Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of Income Equity Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The Treasury portfolio will be substituted for the notes and will be pledged to the collateral agent to secure the Income Equity Units holders’ obligations to purchase our common stock under the purchase contracts.

Tax event means the receipt by us of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of

•	any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,

•	any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority, or any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that interest or original issue discount on the notes would not be deductible, in whole or in part, by us for United States federal income tax purposes.

The Treasury portfolio to be purchased on behalf of the holders of Income Equity Units will consist of:

•	interest or principal strips of U.S. Treasury securities that mature on or prior to May 16, 2005 in an aggregate amount equal to the aggregate principal amount of the notes included in Income Equity Units; and

•	with respect to each scheduled interest payment date on the notes that occurs after the tax event redemption date and on or before May 17, 2005, interest or principal strips of U.S. Treasury securities that mature prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the notes on that date if the interest rate of the notes was not reset on the applicable reset date.

Solely for purposes of determining the Treasury portfolio purchase price in the case of a tax event redemption date occurring after February 17, 2005, if there was a successful remarketing of the notes on the third business day preceding such date, April 17, 2005 if the remarketing of the notes on the third business day preceding February 17, 2005 resulted in a failed remarketing but there was a successful remarketing of the notes on the third business day preceding April 17, 2005 or May 17, 2005, if each of the preceding remarketings have failed, “Treasury portfolio” shall mean a portfolio of zero-coupon U.S. Treasury securities consisting of:

•	principal or interest strips of U.S. Treasury securities which mature on or prior to May 16, 2007 in an aggregate amount equal to the aggregate principal amount of the notes outstanding on the tax event redemption date; and

•	with respect to each scheduled interest payment date on the notes that occurs after the tax event redemption date, interest or principal strips of U.S. Treasury securities which mature prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the notes outstanding on the tax event redemption date if the interest rate of the notes was not reset on the applicable reset date.

Redemption amount means

•	in the case of a tax event redemption date occurring prior to February 17, 2005, or prior to April 17, 2005 if the remarketing of the notes on the third business day preceding February 17, 2005 resulted in a failed remarketing, or prior to May 17, 2005 if the remarketing on the notes on the third business day preceding April 17, 2005 also resulted in a failed remarketing, for each note the product of the principal amount of the note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of notes included in Income Equity Units; and

•	in the case of a tax event redemption date occurring on or after February 17, 2005, or April 17, 2005, if the remarketing of the notes on the third business day preceding February 17, 2005 resulted in a failed remarketing, or May 17, 2005 if the remarketing of the notes on the third business day preceding April 17, 2005 also resulted in a failed remarketing, for each note the product of the principal amount of the note and a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the aggregate principal amount of the notes outstanding on the tax event redemption date.

Treasury portfolio purchase price means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

Quotation agent means Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Smith Barney Inc. or any of their respective affiliates or successors or any other primary U.S. government securities dealer in New York City selected by us.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the notes. In the event any notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the notes to be redeemed.

Book-Entry Clearance and Settlement

Notes which are released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates, which we refer to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Income Equity Units, notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders, as defined in the indenture, thereof for any purpose under the indenture, and no global security representing notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

In the event that

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or

•	the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

•	we determine in our sole discretion that we will no longer have debt securities represented by global securities or permit the global security certificates to be exchangeable or an event of default under the indenture has occurred and is continuing, certificates for the notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain of the United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units, notes and common stock acquired under a purchase contract, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

This discussion is limited to holders who purchase Equity Units upon their initial issuance at their initial issue price and who hold the Equity Units, notes and common stock as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or under United States federal estate or gift tax laws (except as specifically described below with respect to non-U.S. holders). In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	foreign persons or entities (except to the extent specifically set forth below);

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	holders whose “functional currency” is not the U.S. dollar;

•	holders that hold Equity Units, notes or common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell the Equity Units, notes or common stock under the constructive sale provisions of the Internal Revenue Code.

In addition, if a partnership (including any entity treated as partnership for United States tax purposes) holds Equity Units, notes or common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding our Equity Units, notes or common stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of Equity Units, notes or common stock.

No statutory, administrative or judicial authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for United States federal income tax purposes. As a result, no assurance can be given that the Internal Revenue Service will agree with the tax consequences described herein. Each prospective investor is urged to consult its tax advisor as to the particular tax consequences of purchasing, owning and disposing of the Equity Units, notes or common stock, including the application and effect of United States federal, state, local and foreign tax laws.

U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a U.S. holder of Equity Units, notes or common stock. Certain consequences to “non-U.S. holders” of Equity Units, notes or common stock are described under “—Non-U.S. holders” below. You are a “U.S. holder” if you are a beneficial owner of Equity Units, notes or common stock, and you are:

•	a citizen or resident of the U.S. as determined for federal income tax purposes;

•	a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision of the U.S.;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Equity Units

Ownership of Notes or Treasury Securities. You will be treated as owning the notes or Treasury securities constituting a part of the Income Equity Units or Growth Equity Units, respectively, for United States federal income tax purposes. Under the terms of the units, we and, by acquiring Equity Units, you, agree to treat the notes or Treasury securities constituting a part of the Equity Units as owned by you for all tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax consequences of owning the notes or Treasury securities are discussed below (see “Notes” and “Treasury Securities”).

Allocation of Purchase Price. Your acquisition of an Income Equity Unit will be treated as an acquisition of a unit consisting of the note and the purchase contract that constitute the Income Equity Unit. If the fair market value of a note does not exceed the purchase price of each Income Equity Unit at the time of purchase, the purchase price of each Income Equity Unit will be allocated between the note and the purchase contract constituting such unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the note and the purchase contract. We expect to report the fair market value of each note as $25 and the fair market value of each purchase contract as $0. This position will be binding upon you (but not on the Internal Revenue Service) unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax return for the taxable year in which you acquire an Income Equity Unit. Thus, absent such disclosure, you should allocate the purchase price for Income Equity Units in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes.

Sales, Exchanges or Other Taxable Dispositions of Equity Units. Upon a sale, exchange or other taxable disposition of an Equity Unit, you will be treated as having sold, exchanged or disposed of the purchase contract and the note, the Treasury portfolio or the Treasury securities that constitute such Equity Unit and will generally recognize gain or loss equal to the difference between the portion of the proceeds you receive allocable to the purchase contract and the note, the Treasury portfolio or Treasury securities, as the case may be, and your respective adjusted tax basis in the purchase contract and the note, the Treasury portfolio or Treasury securities, except to the extent you are treated as receiving an amount with respect to accrued acquisition discount on the Treasury portfolio or Treasury securities, which amount will be treated as ordinary income, or to the extent you are treated as receiving an amount with respect to accrued contract adjustment payments or deferred contract adjustment payments, which may be treated as ordinary income, in each case, to the extent not previously included in income. In the case of the purchase contract, interest in the Treasury portfolio and Treasury securities, such gain or loss will generally be capital gain or loss, and such gain or loss will generally be long-term capital gain or loss if you have held such purchase contract, interest in the Treasury portfolio or Treasury securities, as applicable, for more than one year at the time of such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If the disposition of an Equity Unit occurs when the purchase contract has a negative value, you should be considered to have received additional consideration for the note, the Treasury portfolio or Treasury securities, as the case may be, in an amount equal to the amount of such negative value and to have paid such amount to be released from your obligation under the purchase contract. If such deemed additional consideration with respect to a note results in income, such income should be ordinary and may not be offset by a loss realized with respect to the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

The rules that govern the determination of the character of gain or loss on the disposition of the notes are summarized under “Notes—Sales, Exchanges or Other Taxable Dispositions of Notes.”

In determining gain or loss, payments to you of contract adjustment payments or deferred contract adjustment payments that have not previously been included in your income should either reduce your adjusted tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments or deferred contract adjustment payments included in your income but not paid to you should increase your adjusted tax basis in the purchase contract. See “—Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments”.

Notes

Classification of the Notes. We believe that under current law, the notes will be classified as indebtedness for United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service or, if so challenged, that the challenge would not be successful. We and, by acquiring Income Equity Units, you agree to treat the notes as our indebtedness for all tax purposes. The remainder of this discussion assumes that the notes will be classified for United States federal income tax purposes as our indebtedness.

Interest Income and Original Issue Discount. Because of the manner in which the interest rate on the notes is reset, we intend to treat the notes as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in the applicable Treasury regulations. The remainder of this discussion assumes that the notes will be so treated for United States federal income tax purposes. As discussed more fully below, the effects of applying such method will be:

•	to require you, regardless of your usual method of tax accounting, to use an accrual method with respect to the notes;

•	for all accrual periods until February 17, 2005, to require you to accrue interest income in excess of interest payments actually received by you; and

•	generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other taxable disposition of the notes. See “—Sales, Exchanges or Other Taxable Dispositions of Notes.”

You will accrue original issue discount on a constant yield to maturity basis based on the “comparable yield” of the notes. The comparable yield of the notes will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the notes. We are required to provide you the comparable yield and a projected payment schedule, based on the comparable yield. We have determined that the comparable yield is 6.40% and the projected payments for the notes per $25 of principal amount are $.42 on August 17, 2002, $.35 for each subsequent quarter ending on or prior to February 17, 2005, and $.47 for each quarter ending after February 17, 2005. We have also determined that the projected payment for the notes, per $25 of principal amount, at the maturity date is $25.47 (which includes the stated principal amount of the notes as well as the final projected interest payment).

The amount of original issue discount on a note for each accrual period is determined by multiplying the comparable yield of the note (adjusted for the length of the accrual period) by the note’s adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Equity Unit described above, the adjusted issue price of each note, per $25 of principal amount, at the beginning of the first accrual period will be $25, and the adjusted issue price of each note at the beginning of each subsequent accrual period will be equal to $25, increased by any original issue discount previously accrued by you on such note and decreased by the projected amount of any payments previously made on such note. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the note.

If after February 17, 2005, the remaining amounts of principal and interest payable on the notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account by you as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as an adjustment for that period. We expect to use the foregoing comparable yield and project payment schedule for purposes of determining our own taxable income and for any required information reporting.

You are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If you use your own comparable yield and projected payment schedule, you must explicitly disclose this fact and the reason that you have used your own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to your timely filed United States federal income tax return for the taxable year that includes the date of your acquisition of the note.

The foregoing comparable yield and projected payment schedule are supplied solely for computing income under the noncontingent bond method for United States federal income tax purposes, and do not constitute a projection or representation as to the amounts that you will actually receive as a holder of Notes or Income Equity Units.

Adjustment to Tax Basis in Notes. Your tax basis in a note will be increased by the amount of original issue discount you include in income with respect to the note and decreased by the amount of projected payments with respect to the note through the computation date.

Sales, Exchanges or Other Taxable Dispositions of Notes. You will recognize gain or loss on a disposition of a note (including a redemption for cash or upon the remarketing thereof) in an amount equal to the difference between the amount realized by you on the disposition of the note and your adjusted tax basis in such note. Selling expenses incurred by you, including the remarketing fee, will reduce the amount of gain or increase the amount of loss you recognize upon a disposition of a note. Gain recognized on the disposition of a note prior to the purchase contract settlement date will be treated as ordinary interest income. Loss recognized on the disposition of a note prior to the purchase contract settlement date will be treated as ordinary loss to the extent of your prior inclusions of original issue discount on the note and as capital loss thereafter. In general, gain recognized on the disposition of a note on or after the purchase contract settlement date will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the note over the total remaining payments set forth on the projected payment schedule for the note. Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Treasury Securities

Original Issue Discount. If you hold Growth Equity Units, you will be required to treat your ownership interest in the Treasury securities comprising Growth Equity Units as an interest in a bond that was originally issued on the date you acquired the Treasury securities and that has original issue discount equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. You will be required to include such original issue discount in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of your method of tax accounting and in advance of the receipt of cash attributable to such original issue discount. Amounts of original issue discount included in your gross income will increase your adjusted tax basis in the Treasury securities. In the case of Treasury securities that are treated as having a maturity date of one year or less (“short-term Treasury securities”), see “—Remarketing and Tax Event Redemption of Notes—Interest Income and Original Issue Discount” with regard to the treatment of short-term Treasury securities.

Sales, Exchanges or Other Taxable Dispositions of Treasury Securities. As discussed below, you will generally not recognize gain or loss in the event that you obtain the release of Treasury securities by delivering notes to the collateral agent. You will recognize gain or loss on a subsequent disposition of the Treasury securities in an amount equal to the difference between the amount realized by you on such disposition and your adjusted tax basis in the Treasury securities, except to the extent you are treated as receiving an amount with respect to accrued acquisition discount on the Treasury securities, which amount will be treated as ordinary income. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held such Treasury securities for more than one year at the time of the disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

Contract Adjustment Payments and Deferred Contract Adjustment Payments. There is no direct authority that addresses the treatment, under current law, of contract adjustment payments or deferred contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable income to you, as a holder of Equity Units, when received or accrued, in accordance with your regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable income to you. You should consult your tax advisor concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The treatment of contract adjustment payments and deferred contract adjustment payments could affect your adjusted tax basis in a purchase contract or common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of an Equity Unit or the termination of a purchase contract. See “Equity Units—Sales, Exchanges or Other Taxable Dispositions of Equity Units,” “—Acquisition of Common Stock Under a Purchase Contract” and “—Termination of Purchase Contract.”

Acquisition of Common Stock Under a Purchase Contract. You will generally not recognize gain or loss on the purchase of common stock under a purchase contract, including upon an early settlement upon a cash merger, except with respect to any cash paid in lieu of a fractional share of common stock. Subject to the following discussion, your aggregate initial tax basis in the common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus your adjusted tax basis in the purchase contract, if any, less the portion of such purchase price and any adjusted tax basis allocable to a fractional share. Your holding period for common stock received under a purchase contract should commence on the date following your acquisition of such common stock.

Ownership of Common Stock Acquired Under the Purchase Contract. Any distribution on common stock we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in your income when received by you. Any such dividend will be eligible for the dividends received deduction provided you are an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. Upon a disposition of common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the common stock. Such capital gain or loss will generally be long-term capital gain or loss if you have held such common stock for more than one year at the time of such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Termination of Purchase Contract. If a purchase contract terminates, you will recognize gain or loss equal to the difference between the amount realized, if any, upon such termination and your adjusted tax basis, if any, in the purchase contract at the time of such termination. Any contract adjustment payments or deferred contract adjustment payments you receive but have not previously included in income should either reduce your adjusted tax basis in the purchase contract or increase the amount realized on the termination of the purchase contract. Any contract adjustment payments or deferred contract adjustment payments you include in income but have not received should increase your adjusted tax basis in the purchase contract. Also, if a purchase contract terminates at a time when it has a negative value, such negative value may increase your gain recognized. See “Equity Units—Sale, Exchange or Other Taxable Disposition of an Equity Unit.” Gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held such purchase contract for more than one year at the time of such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. You will not recognize gain or loss on the receipt of your proportionate share of the notes, Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis and holding period in such notes, Treasury securities or the Treasury portfolio, as the case may be, as before such termination.

Adjustment to Settlement Rate. You may be treated as receiving a constructive dividend distribution from us if (l) the settlement rate is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to you even though you would not receive any cash related thereto.

Substitution of Treasury Securities to Create or Recreate Growth Equity Units

If you are a holder of Income Equity Units that delivers Treasury securities to the collateral agent in substitution for notes or the Treasury portfolio, you will generally not recognize gain or loss upon the delivery of such Treasury securities or the release of the notes or the Treasury portfolio to you. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Treasury securities and notes or the Treasury portfolio, and your adjusted tax bases in the Treasury securities, and the notes or the Treasury portfolio and the purchase contract will not be affected by such delivery and release.

Substitution of Notes to Recreate Income Equity Units

If you are a holder of Growth Equity Units that delivers notes to the collateral agent in substitution for Treasury securities, you will generally not recognize gain or loss upon the delivery of such notes or the release of the Treasury securities to you. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Treasury securities and notes, and your adjusted tax bases in the Treasury securities, the notes and the purchase contract will not be affected by such delivery and release.

Remarketing and Tax Event Redemption of Notes

If you are a holder of notes, a remarketing or tax event redemption will be a taxable event to you and will have the United States federal income tax consequences described under “Notes—Sales, Exchanges or Other Taxable Dispositions of Notes.”

Ownership of Treasury Portfolio. We and, by acquiring Equity Units, you agree to treat yourself as the owner, for United States federal income tax purposes, of the applicable ownership interest of the Treasury portfolio constituting a part of the Income Equity Units beneficially owned by you in the event of a remarketing of the notes on the third business day preceding February 17, 2005 or April 17, 2005 or a tax event redemption prior to the purchase contract settlement date. You will include in income any amount earned on such pro rata portion of the Treasury portfolio for all tax purposes. The remainder of this summary assumes that you, as a holder of Income Equity Units, will be treated as the owner of the applicable ownership interest of the Treasury portfolio that constitutes a part of such Income Equity Units for United States federal income tax purposes.

Interest Income and Original Issue Discount. Following a remarketing of the notes on the third business day preceding February 17, 2005 or April 17, 2005 or a tax event redemption prior to the purchase contract settlement date, as a holder of Income Equity Units, you will be required to treat your pro rata portion of each Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant Treasury securities and that has original issue discount (or, in the case of short-term Treasury securities, as defined below, acquisition discount) equal to your pro rata portion of the excess of the amounts payable on such Treasury securities over the value of the Treasury securities at the time the collateral agent acquired them on your behalf. Whether or not you use the cash or accrual method of tax accounting, you will be required to include original issue discount (other than original issue discount on short-term Treasury securities, as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury portfolio. Consequently, a portion of each scheduled payment to you will be treated as a return of your investment in the Treasury portfolio and will not be considered current income for United States federal income tax purposes.

In the case of any Treasury security with a maturity of one year or less from the date of its issue (i.e., a short-term Treasury security), in general, only accrual basis taxpayers will be required to include acquisition discount in income as it accrues. Unless you are an accrual basis taxpayer and you elect to accrue the acquisition discount on a short-term Treasury security on a constant yield to maturity basis, you will accrue acquisition discount on a straight-line basis. If you obtain the release of your applicable ownership interest of the Treasury portfolio and subsequently dispose of such interest, you will recognize ordinary income on such disposition to the extent of any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on the Treasury securities not previously included in income.

Tax Basis of the Treasury Portfolio. Your initial tax basis in your applicable ownership interest of the Treasury portfolio will equal your pro rata portion of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the Treasury portfolio will be increased by the amount of original issue discount or acquisition discount you include in income with respect thereto and decreased by the amount of cash received with respect to the Treasury portfolio.

Non-U.S. Holders

The following summary is addressed to non-U.S. holders. You are a non-U.S. holder if you are not a U.S. holder as defined under “—U.S. holders.” Special rules may apply if you are a “controlled foreign corporation,” “passive foreign investment company” or “foreign personal holding company” and are subject to special treatment under the Internal Revenue Code. In addition, this summary does not address holders that at any time beneficially and/or constructively own more than 5% of the Equity Units or the common stock. If we were at any time during the past five years, we are or we become, a United States real property holding corporation, such holders or, if our common stock ceases to be regularly traded, any non-U.S. holder, may be subject to United States federal withholding and/or income tax on the sale of an Equity Unit or common stock. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your tax advisor to determine the United States federal, state, local and foreign tax consequences that may be relevant to you.

United States Federal Withholding Tax

United States federal withholding tax will not apply to any payment of principal or interest (including original issue discount and acquisition discount) on the notes, the Treasury securities or the Treasury portfolio provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and the Treasury regulations;

•	you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	(a) you provide your name, address and certain other information on an Internal Revenue Service Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold notes, Treasury securities or an interest in the Treasury portfolio through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

We will generally withhold tax at a rate of 30% on the dividends, if any, paid on the shares of common stock acquired under the purchase contract and on any contract adjustment payments or deferred contract adjustment payments made with respect to a purchase contract. If a tax treaty applies, you may be eligible for a reduced rate of withholding. However, contract adjustment payments, deferred contract adjustment payments or dividends that are effectively connected with your conduct of a trade or business within the United States (and, where a tax treaty applies, are also attributable to a United States permanent establishment maintained by you) are not subject to the withholding tax, but instead are subject to United States federal income tax, as described below. In order to claim any such exemption or reduction in the 30% withholding tax, you should provide a properly executed Internal Revenue Service Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

In general, United States federal withholding tax will not apply to any gain or income you realize on the sale, exchange or other disposition of the Equity Units, notes, purchase contracts, Treasury securities, your interest in the Treasury portfolio or common stock acquired under the purchase contracts. However, interest (including original issue discount and any gain treated as interest) that you realize with respect to the notes (including those held as part of an Equity Unit) will generally not be subject to withholding if you satisfy the requirements enumerated above.

United States Federal Income Tax

If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and interest (including original issue discount and acquisition discount) on the notes, the Treasury securities and the Treasury portfolio, dividends on the common stock and, to the extent they constitute taxable income, contract adjustment payments and deferred contract adjustment payments made with respect to the purchase contracts are effectively connected with your conduct of that trade or business (and, if a tax treaty applies, that permanent establishment), you will be required to pay United States federal income tax (but will be exempt from withholding tax provided the requisite certification requirements are satisfied) on the interest, original issue discount, acquisition discount, dividends, contract adjustment payments and deferred contract adjustment payments on a net income basis in the same manner as if you were a U.S. holder. In addition, a non-U.S. holder that is a foreign corporation may be subject to a 30% branch profits tax or, if a tax treaty applies, such lower rate as provided.

Any gain or income realized on the disposition of an Equity Unit, a purchase contract, a note, a Treasury security, the Treasury portfolio or common stock acquired under the purchase contract generally will not be subject to United States federal income tax unless:

•	that gain or income is effectively connected with your conduct of a trade or business in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company” or “foreign personal holding company” and are subject to special treatment under the Code. If you are such an entity, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments under Equity Units, notes, purchase contracts, Treasury securities, the Treasury portfolio or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from sale of Equity Units, notes, purchase contracts, Treasury securities, the Treasury portfolio or common stock may be subject to United States federal backup withholding tax at the applicable statutory rate (currently a maximum of 30%) if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements.

If you are a non-U.S. holder, no backup withholding will be required with respect to payments we make with respect to the Equity Units or the notes if you have provided us with an Internal Revenue Service Form W-8BEN (or a suitable substitute form) described above, and we do not have actual knowledge or reason to know that you are a United States person. In addition, no backup withholding will be required regarding the sale of Equity Units, notes, Treasury securities, the Treasury portfolio or common stock acquired under the purchase contracts even if made within the United States or conducted though certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you can otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the United States Internal Revenue Code of 1986, as amended (the “Code”), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975 (e) (1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each a “Plan”) and (d) persons who have certain specified relationships to such Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

If we were a Party in Interest or Disqualified Person with respect to an investing Plan (or become a Party in Interest or Disqualified Person in connection with this transaction), such Plan’s acquisition or holding of the Equity Units could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., a loan or other extension of credit between a Plan and a Party in Interest or Disqualified Person, and/or a purchase of our stock by a Plan from a Party in Interest or Disqualified Person). Such transactions may, however, be subject to a statutory or administrative exemption such as Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager;” PTCE 81-8, which exempts certain short-term investment transactions; Section 408(e) of ERISA and 4975(d) (13) of the Code, which exempt the acquisition or disposition of “qualifying employer securities” (as such term is defined in Section 407(d) (5) of ERISA) or pursuant to any other available exemption. There can be no assurance, however, that all of the conditions of any such exemption will be satisfied.

By its purchase of the Equity Units (or an interest therein), each purchaser of the Equity Units will be deemed to have represented and agreed that either (i) it is not purchasing the Equity Units with the assets of any Plan or (ii) one or more exemptions apply such that the use of such assets will not constitute a non-exempt prohibited transaction under ERISA or the Code. Additionally, each purchaser of the Equity Units (or an interest therein) will be deemed to have directed the remarketing agent to take such actions as set forth in this prospectus supplement. Any Plan fiduciary that proposes to cause a Plan to purchase the Equity Units should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied.

Special Considerations Applicable to Insurance Company General Accounts

Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401 (c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401 (c), the DOL issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998, that are supported by an insurer’s general account. As a result of the General Account Regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by new Section 401 (c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

UNDERWRITING

We intend to offer the Income Equity Units through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., who are acting as representatives of the underwriters named below. Subject to the terms and conditions in a purchase agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of Income Equity Units set forth opposite their names below.

Underwriter	Number of Income Equity Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,920,000
Salomon Smith Barney Inc.	7,920,000
Goldman, Sachs & Co	1,540,000
Morgan Stanley & Co. Incorporated	1,540,000
ABN AMRO Rothschild LLC	308,000
A.G. Edwards & Sons, Inc.	308,000
Banc One Capital Markets, Inc.	308,000
Credit Lyonnais Securities (USA) Inc.	308,000
Jefferies & Company, Inc.	308,000
J.P. Morgan Securities Inc.	308,000
Mizuho International plc	308,000
The Royal Bank of Scotland plc	308,000
SG Cowen Securities Corporation	308,000
Tokyo-Mitsubishi International plc	308,000

Total	22,000,000

The underwriters have agreed to purchase all of the Income Equity Units sold pursuant to the purchase agreement if any of the Income Equity Units are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities. The underwriters are offering the Income Equity Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Income Equity Units, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the Income Equity Units to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $.45 per Income Equity Unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $.10 per Income Equity Unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The expenses of the offering, not including the underwriting commission, are estimated to be $1.0 million and are payable by us.

The following table shows the per unit and total public offering price, underwriting discount to be paid by us to the underwriters and proceeds before expenses to us. The information is presented assuming either no exercise or full exercise by the underwriters of the overallotment option.

	Per Income Equity Unit	Without Option	With Option
Public offering price	$25.00	$550,000,000	$600,000,000
Underwriting discount	$.75	$16,500,000	$18,000,000
Proceeds, before expenses, to us	$24.25	$533,500,000	$582,000,000

Overallotment Option

We have granted an option to the underwriters to purchase up to an additional 2,000,000 Income Equity Units at the public offering price less the underwriting discount. If the underwriters exercise this option, solely to cover any overallotments, they must purchase the additional Income Equity Units within 30 days from the date of this prospectus supplement, subject to certain limitations. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase approximately the same percentage of additional Income Equity Units as the number set forth next to the underwriter’s name in the preceding table bears to the total number of Income Equity Units set forth next to the names of all underwriters in the preceding table.

No Sale of Similar Securities

We have agreed, with some exceptions, not to directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. on behalf of the underwriters, for a period of 90 days after the date of this prospectus supplement:

•	offer, pledge, sell or contract to sell any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities;

•	sell any option or contract to purchase any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities;

•	purchase any option or contract to sell any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities;

•	grant any option, right or warrant for the sale of any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities; or

•	lend or otherwise dispose of or transfer any Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of Equity Units, purchase contracts, common stock or any similar securities or any security convertible into such securities.

This agreement does not apply to issuances under our employee or director compensation plans or our employee or shareholder investment plans. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. may release any of the securities subject to these lock-up agreements at any time without notice.

New York Stock Exchange Listing

The Income Equity Units are a new issue of securities with no established trading market. We will endeavor to have the Income Equity Units approved for listing on the NYSE, under the symbol “SRE Pr,” subject to official notice of issuance. We have been advised by the underwriters that they intend to make a market in the securities, but they are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurance as to the liquidity of, or any trading market for, the securities.

Remarketing

This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing of the securities at such time as is necessary or upon early settlement of the purchase contracts.

Price Stabilization and Short Positions

Until the distribution of the Income Equity Units offered hereby is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing the Income Equity Units or shares of our common stock. However, the representatives may engage in transactions that stabilize the price of the Income Equity Units or our common stock, such as bids or purchases that peg, fix or maintain the price of the Income Equity Units or our common stock.

In connection with the offering, the representatives may make short sales of our Income Equity Units. Short sales involve the sale by the underwriters, at the time of the offering, of a greater number of Income Equity Units than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the overallotment option. The underwriters may close out any covered short position by either exercising the overallotment option or purchasing Income Equity Units in the open market. In determining the source of Income Equity Units to close out the covered short position, the representatives will consider, among other things, the price of Income Equity Units available for purchase in the open market as compared to the price at which they may purchase the Income Equity Units through the overallotment option. Naked short sales are sales in excess of the overallotment option. The representatives must close out any naked short position by purchasing Income Equity Units in the open market. A naked short position is more likely to be created if the representatives are concerned that there may be downward pressure on the price of the Income Equity Units or our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, purchases by the representatives to cover syndicate short positions may have the effect of raising or maintaining the market price of the Income Equity Units and our common stock or preventing or retarding a decline in the market price of the Income Equity Units and our common stock. As a result, the prices of the Income Equity Units and our common stock may be higher than they would otherwise be in the absence of these transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Income Equity Units or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Prospectus

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of Income Equity Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Each of Merrill Lynch and Salomon Smith Barney will be facilitating distribution for this offering to certain of their internet subscription customers. Each of Merrill Lynch and Salomon Smith Barney intend to allocate a limited number of Income Equity Units for sale to their online brokerage customers. An electronic preliminary prospectus supplement is available on the internet websites maintained by each of Merrill Lynch and Salomon Smith Barney. Other than the preliminary prospectus supplement in electronic format, the information on the respective websites maintained by Merrill Lynch and Salomon Smith Barney is not intended to be part of this prospectus supplement, as amended or supplemented.

Other Relationships

In the ordinary course of business, certain of the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services to us and certain of our affiliates for customary fees.

LEGAL MATTERS

Gary W. Kyle, Esq., Chief Corporate Counsel of Sempra Energy, and Latham & Watkins, Los Angeles, California, will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of Sempra Energy. Sidley Austin Brown & Wood LLP, San Francisco, California, will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of the underwriters. Paul C. Pringle, Esq., a partner of Sidley Austin Brown & Wood LLP, owns 2,227 shares of common stock of Sempra Energy.

INDEPENDENT ACCOUNTANTS

The consolidated financial statements and the related financial statement schedule as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference into Sempra Energy’s registration statement on Form S-3 filed with the Securities and Exchange Commission on November 13, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports.

$2,000,000,000

SEMPRA ENERGY

Debt Securities, Common Stock, Preferred Stock, Guarantees, Warrants to Purchase Debt

Securities, Common Stock and Preferred Stock, Securities Purchase Contracts, Securities

Purchase Units and Depositary Shares

SEMPRA ENERGY GLOBAL ENTERPRISES

Debt Securities Guaranteed by Sempra Energy and Warrants to Purchase Debt Securities

SEMPRA ENERGY CAPITAL TRUST II

SEMPRA ENERGY CAPITAL TRUST III

Trust Preferred Securities Guaranteed by Sempra Energy

We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

Sempra Energy

Sempra Energy may offer and sell the following securities:

•	debt securities

•	common stock

•	preferred stock

•	guarantees of debt securities and trust preferred securities

•	warrants to purchase debt securities, common stock and preferred stock

•	securities purchase contracts and securities purchase units

•	depositary shares

Sempra Energy Global Enterprises

Sempra Energy Global Enterprises may offer and sell debt securities guaranteed by Sempra Energy and warrants to purchase debt securities.

The Sempra Energy Trusts

Sempra Energy Capital Trust II and Sempra Energy Capital Trust III may offer and sell trust preferred securities guaranteed by Sempra Energy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2001.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $2,000,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus does not contain separate financial statements for Sempra Energy Global Enterprises or Sempra Energy Capital Trust II or Sempra Energy Capital Trust III, (collectively, the “trusts”). Sempra Energy files consolidated financial information with the SEC that includes Sempra Energy Global Enterprises and each of the trusts. The trusts have no historical operations and do not have any independent function other than to issue securities and to purchase subordinated debt securities from Sempra Energy. We do not believe that additional financial information regarding Sempra Energy Global Enterprises or the trusts would be useful to you.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward- looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	national, international, regional and local economic, competitive, technological, political, legislative and regulatory conditions and developments;

•	actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources and the Federal Energy Regulatory Commission;

•	capital market conditions, inflation rates, exchange rates and interest rates;

•	energy markets, including the timing and extent of changes in commodity prices;

•	weather conditions;

•	business, regulatory and legal decisions;

•	the pace of deregulation of retail natural gas and electricity delivery;

•	the timing and success of business development efforts; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2000, our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2001 and June 30, 2001, and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Sempra Energy files reports, proxy statements and other information with the SEC. Information filed with the SEC by Sempra Energy can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as Sempra Energy, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Sempra Energy’s common stock is listed on the New York Stock Exchange (NYSE: SRE), and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or Sempra Energy, as indicated below. Forms of the indentures, the declarations of trust and other documents establishing the terms of the offered securities and the guarantees are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Sempra Energy.

SEC Filings (File No. 1-14201)	Period
Annual Report on Form 10-K	Year ended December 31, 2000

Quarterly Reports on Form 10-Q	Three-month periods ended March 31, 2001 and June 30, 2001

Current Reports on Form 8-K	Filed January 24, 2001, January 30, 2001, February 16, 2001, April 27, 2001, June 19, 2001, June 29, 2001, July 16, 2001 and July 27, 2001

Registration Statement on Form 8-A	Filed June 5, 1998

We are also incorporating by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

Sempra Energy will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Sempra Energy

101 Ash Street

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2034

SEMPRA ENERGY

Sempra Energy, based in San Diego, is a Fortune 500 energy services company. We were formed in connection with a business combination of Pacific Enterprises and Enova Corporation in which the shareholders of the two companies became our shareholders. The combination was completed and our shares began trading in June 1998.

Through two regulated utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, we serve over 21 million consumers, the largest customer base of any gas, electric or combination gas and electric utility in the United States. Natural gas service is provided throughout Southern California and portions of Central California through over 5.7 million active meters. Electric service is provided throughout San Diego County and portions of Orange County, both in Southern California, through over 1.2 million active meters.

Through other subsidiaries, we also provide other energy-related products and services. These subsidiaries include Sempra Energy Solutions, Sempra Energy Trading, Sempra Energy Resources, Sempra Energy Services Company and Sempra Energy International. Sempra Energy Solutions is a provider of energy-related products and services to commercial, industrial, governmental, institutional and consumer markets. Sempra Energy Trading is a wholesale trader of physical and financial energy products, including natural gas, power, crude oil and associated commodities. Sempra Energy Trading serves a broad range of customer, including electric and gas utilities, industrial and large commercial end users, and major energy markets while specializing in high-volume transactions. Sempra Energy Resources acquires and develops power plants for the competitive market and operates natural gas storage, production and transportation assets. Sempra Energy Resources’ power plants use state-of-the-art, combined-cycle power generation technology and natural gas to generate electricity for the wholesale market and retail electric providers, including utilities, marketers and large energy users. Sempra Energy Services Company is a provider of energy- efficiency engineering services for government and institutional customers. Sempra Energy International engages in energy-infrastructure projects outside the United States. It currently has interests in companies that provide natural gas and electricity services in Argentina, Canada, Chile, Mexico, Peru and Uruguay.

Our principal executive offices are located at 101 Ash Street, San Diego, California 92101 and our telephone number is (619) 696-2034.

SEMPRA ENERGY GLOBAL ENTERPRISES

Sempra Energy Global Enterprises is a wholly owned subsidiary of Sempra Energy. It is a holding company for many of the subsidiaries of Sempra Energy that are not subject to California utility regulation. Its principal direct and indirect subsidiaries currently are:

•	Sempra Energy Solutions, a provider of energy-related products and services to commercial, industrial, governmental, institutional and consumer markets. Its principal subsidiaries are Sempra Energy Trading, Sempra Energy Resources and Sempra Energy Services Company.

•	Sempra Energy Trading, a wholesale trader of physical and financial energy products, including natural gas, power, crude oil and associated commodities. Sempra Energy Trading serves a broad range of customers, including electric and gas utilities, industrial and large commercial end users, and major energy marketers. It specializes in high-volume transactions and provides its customers with customized energy delivery and pricing programs.

•	Sempra Energy Resources, a company that acquires and develops power plants for the competitive market and operates natural gas storage, production and transportation assets. Sempra Energy Resources’ power plants use state-of-the-art, combined-cycle power generation technology and natural gas to generate electricity for the wholesale market and retail electric providers, including utilities, marketers and large energy users.

•	Sempra Energy Services Company, a provider of energy-efficiency engineering services for government and institutional customers.

•	Sempra Energy International, a company that engages in energy- infrastructure projects outside the United States. It currently has interests in companies that provide natural gas and electricity services in Argentina, Chile, Mexico and Peru.

Sempra Energy Global Enterprises may, in the future, engage in other businesses.

Sempra Energy Global Enterprises’ offices are located at 101 Ash Street, San Diego, California 92101 and the telephone number is (619) 696-2034.

SEMPRA ENERGY CAPITAL TRUST II AND SEMPRA ENERGY CAPITAL TRUST III

Sempra Energy created Sempra Energy Capital Trust II and Sempra Energy Capital Trust III. Sempra Energy will file an Amended and Restated Declaration of Trust (a “Declaration”) for each trust, which will state the terms and conditions for each trust to issue and sell its trust preferred securities and trust common securities. A form of Declaration is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each trust exists solely to:

•	issue and sell its trust preferred securities (representing undivided beneficial interests in the trust) to investors;

•	issue and sell its trust common securities (representing undivided beneficial interests in the trust) to Sempra Energy;

•	use the proceeds from the sale of its trust preferred and common securities to purchase a series of Sempra Energy’s subordinated debt securities;

•	distribute the cash payments it receives on the subordinated debt securities it owns to the holders of its trust preferred and common securities;

•	maintain its status as a grantor trust for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.

Sempra Energy will purchase all of the trust common securities of each trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The trust preferred securities will represent the remaining portion of the trust’s total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if Sempra Energy defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

The trust preferred securities will be guaranteed by Sempra Energy as described later in this prospectus.

Sempra Energy has appointed six trustees to conduct each trust’s business and affairs:

•	The Bank of New York (“property trustee”);

•	The Bank of New York (“Delaware trustee”);

•	The Bank of New York (“securities trustee”); and

•	Three Sempra Energy officers (“regular trustees”).

Only Sempra Energy, as owner of the trust common securities, can remove or replace the trustees. In addition, Sempra Energy can increase or decrease the number of trustees.

Sempra Energy will pay all fees and expenses related to each trust and each offering of the related trust preferred securities and will pay all ongoing costs and expenses of each trust, except the respective trust’s obligations under the related trust preferred and common securities.

The trusts will not have separate financial statements. The statements would not be material to holders of the trust preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be:

•	used by Sempra Energy and/or its subsidiaries for general corporate purposes, including investing in unregulated business activities and reducing short-term debt incurred to provide interim financing for such purposes; and

•	used by the respective trusts to purchase subordinated debt securities of Sempra Energy, which will in turn use the proceeds from the issuance of subordinated debt securities for the purposes stated above.

RATIO OF SEMPRA ENERGY EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for Sempra Energy for each of the five years in the five-year period ended December 31, 2000 and for each of the six- month periods ended June 30, 2000 and 2001:

	Year Ended December 31,					Six Months Ended June 30,
	1996	1997	1998	1999	2000	2000	2001
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	3.67	3.75	2.73	3.19	2.91	2.77	3.46

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

•	the indenture between Sempra Energy and U.S. Bank Trust National Association, as trustee, relating to the issuance of each series of senior debt securities by Sempra Energy (the “senior indenture”);

•	the indenture between Sempra Energy and The Bank of New York, as trustee, relating to the issuance of each series of subordinated debt securities by Sempra Energy (the “subordinated indenture”);

•	the indenture among Sempra Energy Global Enterprises, Sempra Energy, as Guarantor, and U.S. Bank Trust National Association, as trustee, relating to the issuance of each series of senior debt securities by Sempra Energy Global Enterprises;

•	the Declaration of each trust; and

•	Sempra Energy’s guarantee of the trust preferred securities issued by each trust.

Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that Sempra Energy and Sempra Energy Global Enterprises may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities in the case of Sempra Energy and as senior debt securities in the case of Sempra Energy Global Enterprises.

The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. We also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

General

Sempra Energy and Sempra Energy Global Enterprises may issue an unlimited amount of debt securities under the indentures in one or more series. Neither company is required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, either company may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

The debt securities of Sempra Energy and Sempra Energy Global Enterprises will be unsecured obligations of the company issuing the security, and the debt securities of Sempra Energy Global Enterprises will be unconditionally guaranteed by Sempra Energy as to payment of principal, premium, if any, and interest as described under the caption “—Guarantee of Sempra Energy; Holding Company Structure” contained in this prospectus.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of the issuing company or in one or more officers’ certificates of the issuing company pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

(a) the title of the debt securities;

(b) any limit upon the principal amount of the debt securities;

(c) the date or dates on which principal will be payable or how to determine the dates;

(d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; and any record dates for the interest payable on the interest payment dates;

(e) any obligation or option of the issuing company to redeem, purchase or repay debt securities, or any option of the registered holder to require the issuing company to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

(f) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

(g) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

(h) any other terms of the debt securities that may be different from those described below.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of the company issuing the security. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of the company issuing the senior debt security (either Sempra Energy or Sempra Energy Global Enterprises). The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of Sempra Energy, to the extent and in the manner set forth under the caption “—Subordination” below and as may be set forth in a prospectus supplement. The debt securities are obligations of Sempra Energy and Sempra Energy Global Enterprises exclusively, and are not the obligations of any of their respective subsidiaries. Because each company conducts its operations primarily through its respective subsidiaries and substantially all of its respective consolidated assets are held by its respective subsidiaries, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of each issuing company’s respective subsidiaries.

Guarantee of Sempra Energy; Holding Company Structure

Sempra Energy will unconditionally guarantee the payment of principal of and any premium and interest on the debt securities issued by Sempra Energy Global Enterprises, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the debt securities and the applicable indenture. These guarantees are referred to as the “debt securities guarantees” in this prospectus. The debt securities guarantees will remain in effect until the entire principal of and any premium and interest on the debt securities has been paid in full or otherwise discharged in accordance with the provisions of the applicable indenture.

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy’s cash flow and its ability to meet its obligations under its debt securities and the debt securities guarantees are largely dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. Except for Sempra Energy Global Enterprises with respect to repayment of their debt securities, the subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities or the debt securities guarantees.

Because Sempra Energy is a holding company, its obligations under the debt securities and the debt securities guarantees will be structurally subordinated to all existing and future liabilities of its subsidiaries. Therefore, Sempra Energy’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy and any debt securities guarantees, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and that each of its subsidiaries will incur, substantial additional amounts of indebtedness.

Sempra Energy Global Enterprises also conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, the discussion above is equally applicable to Sempra Energy Global Enterprises and the debt securities it issues.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, the issuing company will pay interest on the debt securities on each interest payment date by check mailed to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if the issuing company defaults in paying interest on a debt security, the issuing company will pay defaulted interest in either of the two following ways:

(a) The issuing company will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between ten and 15 days before the proposed payment date. Finally, the issuing company will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b) Alternatively, the issuing company can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

The company issuing the debt securities will pay principal of and any premium and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

The issuing company will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent. In the discretion of the company issuing the debt securities, the issuing company may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

The debt securities will be issued

(a) only in fully registered form;

(b) without interest coupons; and

(c) on denominations that are even multiples of $1,000.

You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. The company issuing the debt securities may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In the discretion of the company issuing the debt securities, the issuing company may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

Unless indicated differently in a prospectus supplement, all or a portion of the debt securities may be redeemed at the option of the issuing company at any time or from time to time. The redemption price for the debt securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

•	100% of the principal amount of the debt securities being redeemed on the redemption date; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus a number of basis points as set forth in any accompanying prospectus supplement, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the debt securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the debt securities and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The company issuing the debt securities will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If the issuing company elects to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

Debt securities will cease to bear interest on the redemption date. The issuer of the debt securities will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1106.)

Unless the company issuing the debt securities defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee receives fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if the trustee receives only one Reference Treasury Dealer Quotation, such Quotation.

“Reference Treasury Dealer” means (A) the underwriters referenced in any applicable prospectus supplement; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the company issuing the debt securities will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee after consultation with the issuing company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Events of Default

An “event of default” occurs with respect to the debt securities of any series if:

(a) the issuing company does not pay any interest on any debt securities of the applicable series within 30 days of the due date;

(b) the issuing company does not pay any principal of or premium on any debt securities of the applicable series on the due date;

(c) the issuing company or, if applicable, the guarantor of the debt securities remains in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of the applicable series for 60 days after it receives a written notice of default stating it is in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of the affected series;

(d) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by the issuing company or, if applicable, the guarantor of the debt securities, excluding any of the issuing company’s subsidiaries (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the issuing company (or the payment of which is guaranteed by the issuing company or, if applicable, the guarantor of the debt securities), excluding any of the issuing company’s subsidiaries, whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(e) the issuing company or, if applicable, the guarantor of the debt securities files for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

(f) any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a) the company issuing the debt securities of that series pays or deposits with the trustee a sum sufficient to pay:

(1) all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2) the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

(3) interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4) all amounts due to the trustee under the applicable indenture; and

(b) all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a) conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b) exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a) the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b) the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a) that registered holder has previously given the trustee written notice of a continuing event of default;

(b) the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under “—Events of Default,” no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

The company issuing the debt securities will furnish the trustee with an annual statement as to its compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived prior to the time specified for compliance by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra Energy and Sempra Energy Global Enterprises have each agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a) it is the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, (i) the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of the covenants under the indenture and (ii) in the case of Sempra Energy, the due and punctual payment of all amounts under the debt securities guarantees; and

(b) immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

Neither the applicable indenture nor the debt securities guarantee contains any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities, the company issuing the debt securities and the trustee may enter into one or more supplemental indentures for any of the following purposes:

(a) to evidence the succession of another entity to the company issuing the debt securities; or

(b) to add one or more covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the company issuing the debt securities; or

(c) to add any additional events of default for all or any series of debt securities; or

(d) to change or eliminate any provision of the applicable indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to the applicable indenture (in addition to the provisions which may otherwise be added to the applicable indenture pursuant to the other clauses of this paragraph) so long as the addition does not apply to any outstanding debt securities; or

(e) to provide security for the debt securities of any series; or

(f) to establish the form or terms of debt securities of any series, as permitted by the applicable indenture; or

(g) to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

(h) to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of debt securities that does not adversely affect the interests of the holders of debt securities of that series in any material respect.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, the company issuing the debt securities and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a) change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

(b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver;

(c) modify or affect in any manner the terms and conditions of the obligations of Sempra Energy in respect of the due and punctual payment of the principal of, or premium, if any or interest on any debt securities guarantees; or

(d) modify certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that the company issuing the debt securities or, if applicable, the guarantor of the debt securities, may, upon satisfying several conditions, cause it to be discharged from its respective obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance.”

One condition the issuing company or, if applicable, the guarantor of the debt securities must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

In addition, the company issuing the debt securities or, if applicable, the guarantor of the debt securities will be required to deliver an opinion of counsel to the effect that a holder of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture, except as noted below, when:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	the issuing company deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

The company issuing the debt securities and, as applicable, guaranteeing the debt securities, of such series will remain obligated to pay all other amounts due under the applicable indenture and guarantee and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, the company issuing a series of debt securities may appoint a successor trustee with respect to such series of debt securities and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless indicated differently in a prospectus supplement, Sempra Energy’s subordinated debt securities will be subordinated in right of payment to the prior payment in full of all its senior debt. This means that, upon:

(a) any distribution of the assets of Sempra Energy upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

(b) acceleration of the maturity of the subordinated debt securities; or

(c) a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(d) acceleration of the maturity of any senior debt as a result of a default,

the holders of all of Sempra Energy’s senior debt will be entitled to receive:

•	in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt; and

•	in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead by paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities. (See Section 1401.)

“senior debt” means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

(a) all of the indebtedness of Sempra Energy evidenced by notes, debentures, bonds or other securities sold by it for money or other obligations for money borrowed;

(b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Sempra Energy or in effect guaranteed by Sempra Energy through an agreement to purchase, contingent or otherwise, as applicable; and

(c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities. (See Section 101.)

Due to the subordination, if assets of Sempra Energy are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture. (See Section 1410.)

The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantee do not limit Sempra Energy or any of its subsidiaries’ ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities and trust preferred securities guarantees. Sempra Energy expects that it will incur, and that each of its subsidiaries will incur, substantial additional amounts of indebtedness in the future. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the company issuing the debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

The company issuing the debt securities will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF SEMPRA ENERGY’S

COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of Sempra Energy’s common stock and preferred stock. The following description of Sempra Energy’s common stock and preferred stock is only a summary and is qualified in its entirety by reference to the articles of incorporation and bylaws of Sempra Energy. Therefore, you should read carefully the more detailed provisions of Sempra Energy’s Amended and Restated Articles of Incorporation, Sempra Energy’s Amended and Restated Bylaws, and Sempra Energy’s Rights Agreement, dated May 26, 1998, between Sempra Energy and First Chicago Trust Company of New York, as rights agent, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

The authorized capital stock of Sempra Energy consists of (1) 750,000,000 shares of Sempra Energy common stock, without par value, and (2) 50,000,000 shares of preferred stock, without par value. As of June 30, 2001, there were 206,836,453 issued and outstanding shares of Sempra Energy common stock and no shares of Sempra Energy preferred stock. No other classes of capital stock are authorized under the Sempra Energy articles of incorporation. The issued and outstanding shares of Sempra Energy common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

Sempra Energy Common Stock

The holders of Sempra Energy common stock are entitled to receive such dividends as the Sempra Energy board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Sempra Energy preferred stock. Except as otherwise provided by law, each holder of Sempra Energy common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to any class or series voting rights of holders of Sempra Energy preferred stock. Under the Sempra Energy articles of incorporation, the Sempra Energy board of directors is classified into three classes each consisting of a number as nearly equal as possible to one-third of the total number of directors constituting the entire Sempra Energy board of directors. The holders of shares of Sempra Energy common stock are not entitled to cumulate votes for the election of directors.

In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of Sempra Energy common stock, subject to any rights of the holders of outstanding shares of Sempra Energy preferred stock, are entitled to receive any remaining assets of Sempra Energy after the discharge of its liabilities.

Holders of Sempra Energy common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Sempra Energy common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Each outstanding share of Sempra Energy common stock is accompanied by a right to purchase one one-hundredth of a share of Class A Junior Participating Preferred Stock, without par value, of Sempra Energy at a price of $80 per right, subject to certain anti-dilution adjustments. The Sempra Energy board of directors has reserved 7,500,000 shares of such Class A preferred stock for issuance upon exercise of the rights, as more fully discussed below under the caption “—Description of Preferred Share Purchase Rights.”

The registrar and transfer agent for the Sempra Energy common stock is First Chicago Trust Company of New York.

Sempra Energy Preferred Stock

The Sempra Energy board of directors is authorized, pursuant to the Sempra Energy articles of incorporation, to issue up to 50,000,000 shares of Sempra Energy preferred stock in one or more series and to fix and determine the number of shares of Sempra Energy preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of Sempra Energy preferred stock outstanding. However, the Sempra Energy board of directors has reserved 7,500,000 shares of Class A preferred stock for issuance in connection with rights issued under the Sempra Energy rights agreement.

Prior to the issuance of shares of each series of Sempra Energy preferred stock, the board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

(a) the title and stated value of the Sempra Energy preferred stock;

(b) voting rights, if any, of the Sempra Energy preferred stock;

(c) any rights and terms of redemption (including sinking fund provisions);

(d) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the Sempra Energy preferred stock;

(e) whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the Sempra Energy preferred stock will accumulate;

(f) the relative ranking and preferences of the Sempra Energy preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of Sempra Energy’s affairs;

(g) the terms and conditions, if applicable, upon which the Sempra Energy preferred stock will be convertible into Sempra Energy common stock, including the conversion price (or manner of calculation) and conversion period;

(h) the provision for redemption, if applicable, of the Sempra Energy preferred stock;

(i) the provisions for a sinking fund, if any, for the Sempra Energy preferred stock;

(j) liquidation preferences;

(k) any limitations on issuance of any class or series of Sempra Energy preferred stock ranking senior to or on a parity with the class or series of Sempra Energy preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Sempra Energy’s affairs; and

(l) any other specific terms, preferences, rights, limitations or restrictions of the Sempra Energy preferred stock.

All shares of Sempra Energy preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of Sempra Energy preferred stock being offered:

(a) the number of shares of the Sempra Energy preferred stock offered, the liquidation preference per share and the offering price of the Sempra Energy preferred stock;

(b) the procedures for any auction and remarketing, if any, for the Sempra Energy preferred stock;

(c) any listing of the Sempra Energy preferred stock on any securities exchange; and

(d) a discussion of any material and/or special United States federal income tax considerations applicable to the Sempra Energy preferred stock.

Rank

The Sempra Energy preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

(a) senior to all classes or series of Sempra Energy common stock and to all of our equity securities ranking junior to the Sempra Energy preferred stock;

(b) on a parity with all of Sempra Energy’s equity securities the terms of which specifically provide that the equity securities rank on a parity with the Sempra Energy preferred stock; and

(c) junior to all of Sempra Energy’s equity securities the terms of which specifically provide that the equity securities rank senior to the Sempra Energy preferred stock.

Description of Preferred Share Purchase Rights

On May 26, 1998, the Sempra Energy board of directors adopted a preferred share purchase rights plan providing that one preferred share purchase right will attach to each share of Sempra Energy common stock (each, a “purchase right”). The description and terms of the rights are set forth in a rights agreement, dated as of May 26, 1998, by and between Sempra Energy and First Chicago Trust Company of New York, as rights agent. The purchase rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price to all Sempra Energy shareholders. The purchase rights may cause substantial dilution to any party that may attempt to acquire Sempra Energy on terms not approved by the Sempra Energy board of directors. However, the purchase rights are structured in a way so as not to interfere with any negotiated merger or other business combination. The purchase rights will expire on May 31, 2008. Until a purchase right is exercised, the holder of the purchase right will have no rights as a shareholder of Sempra Energy beyond those rights afforded to existing shareholders, including the right to vote or to receive dividends.

The purchase rights are designed to assure that all of Sempra Energy’s shareholders receive fair and equal treatment in the event of any proposed takeover of Sempra Energy and to guard against partial tender offers, open market accumulations and other abusive tactics that may be deployed to gain control of Sempra Energy without a control premium paid to all shareholders. Any time prior to the first date that a person or group has become an “acquiring person” as defined in the rights agreement, the purchase rights should not interfere with any merger or other business combination as long as it is approved by the Sempra Energy board of directors.

Anti-Takeover Provisions

The Sempra Energy articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Sempra Energy stock or delaying or preventing a change in control of Sempra Energy. The material provisions that may have such an effect are:

(a) classification of the Sempra Energy board of directors into three classes with the term of only one class expiring each year;

(b) a provision permitting the Sempra Energy board of directors to make, amend or repeal the Sempra Energy bylaws;

(c) authorization for the Sempra Energy board of directors to issue Sempra Energy preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

(d) a provision that shareholders may take action only at annual or special meetings or by unanimous written consent in lieu of a meeting;

(e) advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by the Sempra Energy board of directors; and

(f) provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least two-thirds of the outstanding shares of Sempra Energy common stock entitled to vote.

Some acquisitions of Sempra Energy’s outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935 and of various state and foreign regulatory authorities.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that Sempra Energy may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus. In this section, references to “we,” “our” and “us” mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

We, and/or Sempra Energy Global Enterprises, may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We, and/or Sempra Energy Global Enterprises, may issue warrants for the purchase of our debt securities, or in the case of warrants issued by Sempra Energy Global Enterprises, their debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, or, if applicable, Sempra Energy Global Enterprises, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

(a) the title of the debt warrants;

(b) the initial offering price;

(c) the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

(d) the currency or currency units in which the offering price, if any, and the exercise price are payable;

(e) the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

(f) the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

(g) the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

(h) if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

(i) the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

(j) if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

(k) whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

(l) anti-dilution provisions of the debt warrants, if any;

(m) redemption or call provisions, if any, applicable to the debt warrants; and

(n) any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

(a) the title of the equity warrants;

(b) the initial offering price;

(c) the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

(d) the currency or currency units in which the offering price, if any, and the exercise price are payable;

(e) if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

(f) the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

(g) if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

(h) the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

(i) if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

(j) anti-dilution provisions of the equity warrants, if any;

(k) redemption or call provisions, if any, applicable to the equity warrants; and

(l) any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that Sempra Energy may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus. In this section, references to “we,” “our” and “us” mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

Stock Purchase Contract and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti- dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of a debt purchase contracts and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares Sempra Energy may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. In this section, reference to “we,” “our” and “us” mean Sempra Energy excluding, unless otherwise expressly stated or the context requires, its subsidiaries.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement that (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 day have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF TRUST PREFERRED SECURITIES

This section describes the general terms of the trust preferred securities that Sempra Energy may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each trust preferred security. The accompanying prospectus supplement may add, update or change the terms and conditions of the trust preferred securities as described in this prospectus. In this section, references to “we,” “our” and “us” mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

Each Declaration authorizes the regular trustees to issue on behalf of each trust one series of trust preferred securities which will have the terms described below and in a prospectus supplement. Each trust will use the net proceeds from the sale of trust preferred securities and trust common securities to purchase a series of subordinated debt securities from us. The property trustee will hold legal title to such subordinated debt securities in trust for the benefit of the holders of the applicable trust preferred securities. We will guarantee the payment of distributions and other amounts payable on the trust preferred securities, but only to the extent that the trust has funds legally and immediately available to make those payments. The trust preferred securities and trust common securities of a trust are referred to herein as the “trust securities.”

Each trust preferred securities guarantee, when taken together with our obligation under the related series of subordinated debt securities, the subordinated indenture and the related Declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by a trust.

Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each property trustee will act as indenture trustee for the trust preferred securities, in order to comply with the provisions of the Trust Indenture Act.

The trust preferred securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. Whenever we refer to a “holder” of trust preferred securities in this prospectus, we mean the registered holder, which, for any trust preferred securities in book-entry form, will be DTC or its nominee. We discuss various matters relevant to global securities under “Global Securities—Book-Entry, Delivery and Form” below.

Each series of trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and the other preferred, deferred or other special rights or other restrictions as described in the relevant Declaration or made part of the Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the trust preferred securities will mirror the terms of the subordinated debt securities held by the trust.

The prospectus supplement relating to the trust preferred securities of a trust will describe the specific terms of the trust preferred securities, including:

(a) the name of the trust preferred securities;

(b) the dollar amount and number of trust preferred securities issued;

(c) any provision relating to deferral of distribution payments, if different from those described in this prospectus;

(d) the annual distribution rate(s) (or method of determining the rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

(e) the date from which distributions shall be cumulative;

(f) the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the trust preferred securities shall be purchased or redeemed, in whole or in part;

(g) the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the trust preferred securities, if different from those described in this prospectus;

(h) the voting rights, if any, of holders of the trust preferred securities, if different from those described in this prospectus;

(i) any securities exchange on which the trust preferred securities will be listed;

(j) whether the trust preferred securities are to be issued in book- entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements, if different from those described in this prospectus; and

(k) any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities, if different from those described in this prospectus.

Each prospectus supplement will describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by the prospectus supplement, if different from those described in this prospectus.

Distributions

Distributions will accumulate on each series of trust preferred securities from the date they are first issued. Unless deferred as described below, distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “distribution date”). Distributions not paid when due will accumulate additional distributions, compounded quarterly, at the annual rate stated in the related prospectus supplement, to the extent permitted by law. Whenever we use the term “distributions” in this prospectus, we are including any of these distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The assets of a trust available for distribution to holders of trust preferred securities will be limited to the interest payments the trust receives from us with respect to the subordinated debt securities. Consequently, if we defer or for any other reason fail to make interest payments on the subordinated debt securities, the trust will not have funds to pay distributions on the trust preferred securities.

As long as no Subordinated Indenture Event of Default (as defined in the subordinated indenture for the subordinated debt securities held by a trust) has occurred and has not been cured, we will have the right to defer interest payments on the related subordinated debt securities at any time. We may defer interest payments on the related subordinated debt securities in each case for a period not exceeding 20 consecutive quarters (each, a “deferral period”). No deferral period may extend beyond the stated maturity of the related subordinated debt securities. Before a deferral period ends, we may extend it further if that deferral period does not exceed 20 consecutive quarters or extend beyond the stated maturity of the related subordinated debt securities. When a deferral period ends and we have paid all accrued and unpaid interest on the related subordinated debt securities, we may begin a new deferral period, subject to the terms described above. There is no limit on the number of deferral periods that we may begin.

If we defer interest payments on the related subordinated debt securities, the trust also will defer the payment of distributions on the trust preferred securities. During a deferral period, the holder of trust preferred securities will still accumulate distributions at the annual rate specified in the related prospectus supplement, plus the holder of trust preferred securities will accumulate additional distributions on the deferred distributions at the same rate, to the extent permitted by law. During a deferral period, the holder of trust preferred securities will be required to accrue interest income for United States federal income tax purposes as discussed under the caption “Certain United States Federal Income Tax Consequences—Trust Preferred Securities—Interest Income and Original Issue Discount” below.

If we elect to begin a deferral period, we will be subject to specified restrictions relating to paying dividends on or repurchasing our common stock and making payments on certain of our debt securities. See “Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities—Payments—Deferral Period Restrictions” below.

Redemption

Trust preferred securities will remain outstanding until the applicable trust redeems them or distributes the subordinated debt securities in exchange for the trust preferred securities. Any redemption of trust preferred securities must occur as described below. Any exchange distribution must occur as described below under the caption “—Exchange of Trust Preferred Securities for Subordinated Debt Securities.”

Redemption of Trust Preferred Securities

If we repay or redeem the related subordinated debt securities, whether at their stated maturity, upon acceleration after a Subordinated Indenture Event of Default or upon early redemption, the applicable property trustee will redeem a Like Amount of trust preferred securities of the applicable trust on the Redemption Date at the Redemption Price. In this context, “Like Amount” means trust preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated debt securities being repaid or redeemed. “Redemption Date” means the date that the principal of the subordinated debt securities being redeemed becomes due for payment under the subordinated indenture. “Redemption Price” means the aggregate liquidation amount of the trust preferred securities to be redeemed, plus any accumulated and unpaid distributions on those securities to the Redemption Date.

Repayment and Redemption of Subordinated Debt Securities

We may redeem any series of subordinated debt securities, at our option, before their stated maturity as follows:

•	at any time on or after the date stated in an applicable prospectus supplement, in whole or in part, provided that no partial redemption may occur during a deferral period; and

•	at any time in whole, but not in part, within 90 days after a Tax Event or an Investment Company Act Event has occurred.

See “Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities—Optional Redemption” below for the definitions of “Tax Event” and “Investment Company Act Event.”

If a Tax Event is continuing and we do not elect to dissolve a trust or redeem the related subordinated debt securities, we may be required to pay additional sums on such subordinated debt securities. The provisions regarding repayment and redemption of subordinated debt securities, as well as information about the effect that possible tax law changes may have on the subordinated debt securities and trust preferred securities, are discussed in “Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities—Stated Maturity” and “—Optional Redemption—Payment of Additional Sums” below.

Redemption Procedures

A property trustee will give at least 30 days, but not more than 60 days, notice before the Redemption Date, unless the redemption results from acceleration after a Subordinated Indenture Event of Default and the property trustee is not able to give notice during this period. In that case, a property trustee will give the notice as soon as practicable. A property trustee will give the notice of redemption in the manner described below under the caption “—Notices.”

The property trustee will irrevocably deposit with DTC (in the case of any book-entry trust preferred securities) or the Paying Agent (as defined below) (in the case of any non-book-entry trust preferred securities) funds sufficient to pay the Redemption Price for all trust preferred securities being redeemed on that date, to the extent that such funds are deposited with the property trustee. The property trustee will deposit such funds by 2:00 p.m., New York City time, on the Redemption Date provided that the property trustee has received such funds by 10:00 a.m. New York City time on such Redemption Date.

DTC will pay the Redemption Price for trust preferred securities held in book-entry form and called for redemption in accordance with the procedures of DTC, to the extent the property trustee has deposited sufficient funds with DTC. The Paying Agent will pay the Redemption Price for trust preferred securities held in definitive form and called for redemption, to the extent the property trustee has deposited sufficient funds with the Paying Agent, against surrender of the certificates representing those trust preferred securities. The trust preferred securities will be issued in definitive form only in the special circumstances described under the caption “Book-Entry Issuance—Global Securities” below. Any distributions that are due on a distribution date that is on or before the Redemption Date will be payable to the holders of those trust preferred securities on the record date for the related distribution date.

Once the property trustee gives notice of redemption and deposits funds as discussed above, all rights of the holders of the trust preferred securities called for redemption will cease at the time of the deposit, except the right of those holders to receive the Redemption Price, but without interest on that amount. In addition, those trust preferred securities will no longer be outstanding.

On the Redemption Date, distributions will stop accumulating on the subordinated debt securities called for redemption. However, if payment of the Redemption Price for any trust preferred securities is not made, distributions on those trust preferred securities will continue to accumulate to the date the Redemption Price is paid.

If a trust redeems less than all of its trust preferred securities, then the liquidation amount of trust preferred securities to be redeemed will be allocated pro rata between its outstanding trust preferred securities and its outstanding trust common securities, based upon their respective aggregate liquidation amounts. The applicable property trustee will select the trust preferred securities to be redeemed from among the outstanding trust preferred securities of such trust not previously called for redemption. A property trustee may use any method of selection that it deems to be fair and appropriate.

Other Purchases of Trust Preferred Securities

We or our subsidiaries may purchase outstanding trust preferred securities by tender, in the open market or by private agreement, subject to applicable laws, including United States federal securities laws.

Exchange of Trust Preferred Securities for Subordinated Debt Securities

We will have the right at any time, in our sole discretion, to dissolve a trust. After a trust has satisfied all liabilities to its creditors, as provided by law, the applicable property trustee will distribute a Like Amount of subordinated debt securities to the holders of the related trust securities in exchange for all such trust securities outstanding, in liquidation of the trust. In this context, “Like Amount” means subordinated debt securities having an aggregate principal amount equal to the aggregate liquidation amount of all such trust securities outstanding.

If an exchange distribution with respect to a trust occurs, we must use our best efforts to list the related subordinated debt securities on the New York Stock Exchange or such other stock exchange or organization, if any, on which the trust preferred securities of such trust are listed.

Exchange Procedures

A property trustee will make the exchange distribution to holders of trust preferred securities listed in a trust’s records at the close of business on the record date for the exchange distribution. If the trust preferred securities are held in book-entry form, the record date will be one Business Day (as defined below) before the date that we set as the exchange distribution date (the “Exchange Date”). If the trust preferred securities are not held in book-entry form, the record date will be the 15th day (whether or not a Business Day) before the Exchange Date.

A property trustee will give holders at least 30 days, but not more than 60 days, notice before the Exchange Date. Property trustees will give the notice of an Exchange Date in the manner described below under “—Notices.”

On the Exchange Date with respect to a trust:

•	the trust preferred securities of such trust will no longer be outstanding;

•	certificates representing a Like Amount of subordinated debt securities will be issued to holders of trust preferred securities of such trust upon their surrender to the property trustee or its agent for exchange;

•	any certificates representing trust preferred securities of such trust that are not surrendered for exchange will be deemed to represent a Like Amount of subordinated debt securities (and until such certificates are surrendered for exchange, no payments of interest or principal on such subordinated debt securities will be made to the holders of those trust preferred securities); and

•	the holders of trust preferred securities of such trust will not have any further rights with respect to such trust preferred securities, except the right to receive certificates representing subordinated debt securities upon surrender of their certificates as described above.

Certain Tax Consequences

Under current United States federal income tax law and interpretations and assuming, as each trust expects, that it will not be classified as an association taxable as a corporation, a holder of trust preferred securities would not be taxed if a property trustee distributes subordinated debt securities to it upon liquidation of the trust. However, if a Tax Event were to occur and a trust were subject to taxation on income received or accrued on subordinated debt securities, a holder of trust preferred securities and the trust could be taxed on that distribution as described under the caption “Certain United States Federal Income Tax Consequences—Trust Preferred Securities—Distribution of Subordinated Debt Securities to Holders of Trust Preferred Securities Upon Liquidation of the Trust” below.

Ranking

The trust preferred securities of a trust will rank equally with the trust common securities of that trust. A trust will make payments of distributions and the Redemption Price on the trust preferred securities and the trust common securities pro rata, based on the aggregate liquidation amounts of the trust preferred securities and trust common securities, except as follows. If a Subordinated Indenture Event of Default has occurred with respect to the series of subordinated debt securities held by a trust and has not been cured, that trust may not make any payments on its trust common securities until the trust has paid in full or provided in full all unpaid amounts on its trust preferred securities.

If a Subordinated Indenture Event of Default occurs with respect to the series of subordinated debt securities held by a trust, the holders of the trust common securities of that trust will be deemed to have waived all rights to act with respect to the related Declaration Event of Default with respect to that trust (as defined below) until all such Declaration Events of Default have been cured, waived or eliminated. Until any such

Declaration Events of Default have been cured, waived or eliminated, the property trustee of that trust will act solely on behalf of holders of the trust preferred securities of that trust (and not on behalf of the holders of the trust common securities of that trust), and only the holders of trust preferred securities of that trust will have the right to direct the property trustee to act on their behalf.

Status of Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will constitute our unsecured obligation and will rank:

(a) equal in rank with any other guarantee similar to the trust preferred securities guarantees issued by us on behalf of the holders of securities issued by any other trust established by us or our affiliates;

(b) subordinate and junior in right of payment to all of our other liabilities, except those that rank equally or are subordinate by their terms;

(c) equal with any guarantee now or hereafter issued by us in respect of the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

(d) senior to our common stock.

Each Declaration will require that the holders of the related trust preferred securities accept the subordination provisions and other terms of the related trust preferred securities guarantee. A trust preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words the holder of a trust preferred securities guarantee may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity). A trust preferred securities guarantee will not be discharged except by payment of the trust preferred securities guarantee payments in full to the extent not previously paid or upon distribution of subordinated debt securities to the holders of the trust preferred securities pursuant to the related Declaration.

Liquidation Distribution Upon Dissolution

Each Declaration states that the related trust shall be dissolved:

(a) upon the expiration of the term of such trust;

(b) upon the bankruptcy of Sempra Energy;

(c) upon the filing of a certificate of dissolution or its equivalent with respect to Sempra Energy;

(d) 90 days after the revocation of the articles of incorporation of Sempra Energy (but only if the articles of incorporation are not reinstated during that 90-day period);

(e) upon the written direction to the property trustee from Sempra Energy at any time to dissolve such trust and distribute the related subordinated debt securities to holders in exchange for the trust preferred securities;

(f) upon the redemption of all of the trust securities of such trust; or

(g) upon entry of a court order for the dissolution of Sempra Energy or such trust.

In the event of a dissolution, after a trust satisfies (whether by payment or reasonable provision for payment) all amounts owed to creditors of the trust, the holders of the trust securities of such trust will be entitled to receive:

(a) cash equal to the aggregate liquidation amount of each trust security, plus accumulated and unpaid distributions to the date of payment; unless

(b) subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities are distributed to the holders of the trust securities.

If a trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities shall be paid pro rata. However, if an event of default under the related Declaration has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Declaration Events of Default

The term “Declaration Event of Default” with respect to a trust means any of the following:

•	Subordinated Indenture Event of Default occurs with respect to the related series of subordinated debt securities (see “Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities—Events of Default” below);

•	such trust does not pay any distribution within 30 days of its due date, provided that no deferral period is continuing;

•	such trust does not pay any Redemption Price on its due date;

•	the securities trustee of such trust remains in breach in a material respect of any term of the related Declaration for 90 days after the securities trustee receives notice of default stating the securities trustee is in breach. The notice must be sent by the holders of at least 25% in liquidation amount of the outstanding trust preferred securities of such trust; and

•	the property trustee of such trust files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor property trustee of such trust is not appointed within 60 days.

If a Subordinated Indenture Event of Default occurs and the subordinated indenture trustee and the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of the related series fail to declare the principal of all of such subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the related trust will have the right to declare such principal immediately due and payable, by providing notice to us and the subordinated indenture trustee.

If we fail to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related trust preferred securities may directly sue us or seek other remedies to collect its pro rata share of payments owed.

Within 90 days after learning of a Declaration Event of Default with respect to a trust, the related property trustee will notify the holders of the trust securities of such trust, the regular trustees and us, unless the Declaration Event of Default has been cured or waived.

We and a regular trustee of a trust must provide the property trustee of such trust with an annual certificate stating whether they are in compliance with all the conditions and covenants applicable to them under the related Declaration.

If a Declaration Event of Default with respect to a trust has occurred and has not been cured, the trust preferred securities of such trust will have a preference in right of payment over the trust common securities of such trust as discussed above. The holders of trust securities are not entitled to accelerate the maturity of the trust preferred securities upon a Declaration Event of Default.

Enforcement Rights

If a Subordinated Indenture Event of Default occurs with respect to a series of subordinated debt securities, the holders of the related trust preferred securities must rely on the applicable property trustee, as the holder of such subordinated debt securities, to enforce its rights under such subordinated debt securities and the applicable subordinated indenture against us, subject to the following:

Right of Direct Action

If we do not make full and timely payments on such subordinated debt securities, the related trust will not have funds available to make payments of distributions or other amounts due on the related trust preferred securities. In this event, a holder of such trust preferred securities may sue us directly to collect its pro rata share of payments owed. We may not amend the applicable subordinated indenture to remove the right of any holder of trust preferred securities to bring a direct action against us without the prior written consent of all of the holders of the related series of trust preferred securities. We will be able to set-off any payment made to a holder of trust preferred securities in connection with a direct action.

Other Rights under the Subordinated Indenture

The holders of 25% or more in liquidation amount of the outstanding trust preferred securities of a trust may accelerate the maturity of the related series of subordinated debt securities when a Subordinated Indenture Event of Default with respect to such series has occurred and has not been cured and neither the subordinated indenture trustee nor the holders of the related series of subordinated debt securities have exercised such acceleration rights. In addition, the holders of a majority in liquidation amount of the outstanding trust preferred securities of a trust may cancel a declaration of acceleration of the related series of subordinated debt securities and may waive specified Subordinated Indenture Events of Default with respect to such series. See “Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities—Events of Default” and “—Remedies” below.

Voting Rights; Amendment of the Declaration

The holders of the trust preferred securities of a trust will have no voting rights except as discussed below and under “Description of the Subordinated Debt Securities of Sempra Energy Purchased with Proceeds of Trust Securities—Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants” and “Description of Trust Preferred Securities Guarantees—Amendments and Assignment” below, and as otherwise required by law or the applicable Declaration.

With respect to a trust, if any proposed amendment to the applicable Declaration provides for, or the regular trustees of such trust otherwise propose to effect:

(a) any action that would adversely affect the powers, preferences or special rights of the trust preferred securities of such trust in any material respect, whether by way of amendment to the applicable Declaration or otherwise; or

(b) the dissolution, winding-up or termination of such trust other than pursuant to the terms of the applicable Declaration,

then the holders of the trust preferred securities of such trust as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of such trust preferred securities.

A Declaration may be amended from time to time by us and the applicable property trustee and the applicable regular trustees without the consent of the holders of trust preferred securities of the related trust, to:

(a) cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the applicable Declaration, in each case to the extent that the amendment does not adversely affect the interests of any holder of trust preferred securities of the related trust in any material respect; or

(b) modify, eliminate or add to any provisions to the extent necessary to ensure that the related trust will not be classified as other than a grantor trust for United States federal income tax purposes or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

Except as provided in the next paragraph, other amendments to a Declaration may be made by us or the securities trustees of the related trust upon:

(a) approval of the holders of a majority in aggregate liquidation amount of the outstanding trust preferred securities of such trust; and

(b) receipt by the securities trustee of such trust of an opinion of counsel to the effect that such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from the Investment Company Act.

Notwithstanding the foregoing, without the consent of each affected holder of the trust securities of the related trust, a Declaration may not be amended to:

(a) change the amount or timing of any distribution on the trust securities of such trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities of such trust as of a specified date; or

(b) restrict the right of a holder of the trust securities of such trust to institute suit for the enforcement of any such payment on or after such date.

In addition, no amendment may be made to a Declaration if the amendment would:

(a) cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

(b) cause the related trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act; or

(c) impose any additional obligation on us, the property trustee of the related trust or the Delaware trustee of the related trust without its consent.

Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the trust preferred securities of a trust, the securities trustees of such trust may not:

(a) direct the time, method and place of conducting any proceeding for any remedy available to the related subordinated indenture trustee or executing any trust or power conferred on the related property trustee with respect to the related series of subordinated debt securities;

(b) waive any default that is waivable under the subordinated indenture;

(c) cancel an acceleration of the principal of the related series of subordinated debt securities; or

(d) consent to any amendment, modification or termination of the subordinated indenture or the related series of subordinated debt securities where such consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of a series of subordinated debt securities, then the applicable property trustee must obtain the prior consent of each holder of the related trust preferred securities. In addition, before taking any of the foregoing actions, the regular trustees of the related trust must obtain an opinion of counsel stating that the action will not cause such trust to be classified as other than a grantor trust for United States federal income tax purposes.

The property trustee of a trust will notify all holders of the trust preferred securities of such trust of any notice of default received from the subordinated indenture trustee with respect to the subordinated debt securities held by such trust.

Notices

Notices to be given to holders of trust preferred securities held in book- entry form will be given to DTC in accordance with its procedures. Notices to be given to holders of trust preferred securities held in definitive form may be given by mail to their addresses set forth in trust records.

Payment and Paying Agency

With respect to any trust preferred securities held in book-entry form, distributions will be paid to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates in accordance with its procedures. With respect to any trust preferred securities issued in definitive form, distributions will be paid by check mailed to the address of the holder entitled to such payments, as such address appears in trust records. The paying agent of a trust (the “Paying Agent”) will initially be the property trustee of such trust. A Paying Agent of a trust may resign upon 30 days written notice to the regular trustees and the property trustee of such trust. In such event, the property trustee of such trust will appoint a successor acceptable to the regular trustees of such trust to act as Paying Agent.

Persons holding their trust preferred securities in “street name” or indirectly through DTC should consult their banks or brokers for information on how they will receive payments. See “Global Securities—Book-Entry, Delivery and Form” in this prospectus.

Any money paid to a property trustee or a Paying Agent for payments on trust preferred securities that remains unclaimed at the end of two years after the amount is due will be repaid to us. After that two-year period, you may look only to us for payment of those amounts.

Business Day

If any payment is due on a day that is not a Business Day, the payment will be made on the following Business Day (unless that Business Day is in a different calendar year, in which case the payment will be made on the preceding Business Day). Each payment made on the following or preceding Business Day will have the same force and effect as if made on the original payment due date. “Business Day” means any day other than a Saturday, a Sunday, a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or, with respect to such trust, a day on which the corporate trust office of the property trustee of such trust or the subordinated indenture trustee is closed for business.

Record Date

A trust will pay distributions to holders of trust preferred securities listed in the trust’s records on the record date for the payment. If trust preferred securities are held in book-entry form, the record date will be one Business Day before the relevant distribution date. If trust preferred securities are issued in definitive form, the record date will be the 15th day, whether or not a Business Day, before the relevant distribution date.

Registrar and Transfer Agent

The property trustee of a trust will initially act as such trust’s agent for registering trust preferred securities of such trust in the names of holders and transferring such trust preferred securities. Such property trustee also will perform the role of maintaining the list of registered holders of trust preferred securities of such trust. Holders will not be required to pay a service charge to transfer or exchange trust preferred securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

Removal and Replacement of Trustees

Only the holder of trust common securities of a trust has the right to remove, or replace the regular trustees and, prior to an event of default, property and Delaware trustees of the trust. If an event of default occurs, only the holders of trust preferred securities of a trust have the right to remove or replace the property and Delaware trustees. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration for such trust.

Information Concerning the Property Trustees

For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of a Declaration Event of Default under the applicable trust, undertakes to perform only the duties as are specifically set forth in the applicable Declaration and, upon a Declaration event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a property trustee is under no obligation to exercise any of the powers given it by the applicable Declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following a Declaration event of default.

Miscellaneous

The regular trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

(a) it will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

(b) it will be classified as a grantor trust for United States federal income tax purposes; and

(c) the subordinated debt securities held by it will be treated as indebtedness of us for United States federal income tax purposes.

We and the regular trustees of a trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Declaration) that we and the regular trustees of the trust determine to be necessary or desirable for such purposes.

Registered holders of trust preferred securities have no preemptive or similar rights.

A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

Each Declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES OF SEMPRA ENERGY

PURCHASED WITH PROCEEDS OF TRUST SECURITIES

This section describes the general terms of the subordinated debt securities of Sempra Energy purchased with the proceeds of trust securities that may be offered and sold by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subordinated debt security. The accompanying prospectus supplement may add, update or change the terms and conditions of the subordinated debt securities as described in this prospectus. In this section, references to “we,” “our” and “us” mean Sempra Energy excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

Following the issuance of trust securities by a trust, the trust will use the proceeds of such issuance to purchase a series of subordinated debt securities. The property trustee of such trust will hold legal title to such series of subordinated debt securities in trust for the benefit of the holders of the trust securities of such trust.

The subordinated indenture will be qualified as an indenture under the Trust Indenture Act. The subordinated indenture trustee will act as indenture trustee for the subordinated debt securities, in order to comply with the provisions of the Trust Indenture Act.

The subordinated debt securities will not be secured by any of our property or assets. The subordinated debt securities will rank junior in priority of payment to specified existing and future debt and other liabilities of ours which are described below under “—Subordination.”

Payments

We will pay interest to the direct holders of subordinated debt securities listed in our records at the close of business on the record date, as discussed below, in advance of each interest payment date. If a series of subordinated debt securities is distributed in exchange for the trust securities of a trust, we will make payments on such subordinated debt securities in accordance with procedures similar to those described under “Description of the Trust Preferred Securities—Payment and Paying Agency” above.

Any money paid to the subordinated indenture trustee or any paying agent, or held in trust by us, for payments on any subordinated debt securities, that remains unclaimed at the end of two years after the amount is due will be repaid to us. After that two-year period, a holder of subordinated debt securities may look only to us for payment of those amounts.

Business Day

If any payment is due on a day that is not a Business Day, the payment will be made on the following Business Day unless that Business Day is in a different calendar year, in which case the payment will be made on the preceding Business Day. Each payment made on the following or preceding Business Day will have the same force and effect as if made on the original payment due date.

Record Date

If subordinated debt securities are held in book-entry form, the record date will be one Business Day before the relevant interest payment date. If subordinated debt securities are held in certificated form, the record date will be as provided in a prospectus supplement.

Deferral Periods

With respect to any series of subordinated debt securities, as long as no Subordinated Indenture Event of Default with respect to such series has occurred and has not been cured, we will have the right to defer the payment of interest on such series of subordinated debt securities as described in “Description of the Trust Preferred Securities—Distributions” above. During a deferral period, the holders of such series of subordinated debt securities will continue to accrue interest at the stated annual rate of interest for such series, plus will accrue additional interest on each deferred interest payment at such stated annual rate, compounded quarterly, from the corresponding interest payment date, to the extent permitted by law. Whenever we use the term “interest” with respect to subordinated debt securities in this prospectus, we are including any of this additional interest.

Deferral Period Restrictions

During a deferral period, we and our subsidiaries may not take any of the following actions, except as described below:

•	declare or pay any dividend or other distribution on, redeem, purchase or acquire, or make a liquidation payment on any shares of our capital stock;

•	pay any amount on or repay, redeem or repurchase any debt securities issued by us that rank equally with or junior to the subordinated debt securities; or

•	make any payments under any of our guarantees if such guarantee ranks equally with or junior to the subordinated debt securities and guarantees payments on any debt security of any of our subsidiaries.

Notwithstanding the foregoing, we may take any of the following actions during a deferral period:

•	declare dividends in, or make any payment in, shares of our common stock;

•	redeem, purchase or acquire our common stock if related to the issuance of common stock under any of our benefit plans for our directors, officers or employees;

•	declare or pay a dividend in connection with any shareholder’s rights plan, issue stock under such plan or redeem, repurchase or acquire any rights distributed pursuant to the plan; or

•	make payments under any trust preferred securities guarantee (as described under “Description of the Trust Preferred Securities—Status of Trust Preferred Securities Guarantees” above and under “Description of Trust Preferred Securities Guarantees” below).

Deferral Period Procedures

We will give the property trustee and regular trustees of a trust and the subordinated indenture trustee notice of our election to begin a deferral period with respect to a series of subordinated debt securities held by such trust at least one Business Day before the earlier of:

•	the next distribution date for the trust preferred securities of such trust; or

•	the date the regular trustees of such trust are required to give notice of the record date or the distribution date to (1) the New York Stock Exchange or other applicable self-regulatory organization or (2) the holders of the trust preferred securities of such trust.

The subordinated indenture trustee must notify the holders of a series of subordinated debt securities in the manner described below in “—Notices” of our election to begin a deferral period with respect to such series.

Stated Maturity

Each series of subordinated debt securities will have a stated maturity. However, we may shorten such stated maturity to an earlier date stated in the applicable prospectus supplement. You should expect that we will exercise this option with respect to a series of subordinated debt securities if, for example, a tax development occurs that prohibits us from deducting interest payments on such series unless such series has a shorter maturity date.

We also will have the option to extend the stated maturity of any series of subordinated debt securities if:

•	we are not in bankruptcy, insolvent or in liquidation;

•	we are not in default on the payment of interest or principal on such series of subordinated debt securities;

•	the trust which holds such series of subordinated debt securities is not in arrears on payments of distributions on its trust preferred securities;

•	no deferred distributions are accumulated on the trust preferred securities of the trust which holds such series of subordinated debt securities; and

•	the trust preferred securities of the trust which holds such series of subordinated debt securities are rated at least BBB- by Standard & Poor’s Ratings Services or Baa3 by Moody’s Investors Services, Inc., or an equivalent rating by a successor rating agency.

You should assume that we will exercise our option to extend the stated maturity of a series of subordinated debt securities if we are unable to refinance such subordinated debt securities at a lower interest rate or it is otherwise in our interest to defer the stated maturity of such subordinated debt securities.

Procedures

We will pay principal of and any premium on subordinated debt securities at stated maturity, upon redemption or otherwise, upon presentation of subordinated debt securities at the office of the subordinated indenture trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we must at all times maintain a place of payment of the subordinated debt securities and a place for registration of transfer of the subordinated debt securities in the Borough of Manhattan, The City of New York.

We will give notice to the subordinated indenture trustee of our selection of a new stated maturity for any series of subordinated debt securities at least 30 days, but not more than 60 days, prior to the effective date of the change. The subordinated indenture trustee will give holders of such subordinated debt securities notice of the new stated maturity promptly upon its receipt of the notice from us. The subordinated indenture trustee will give the notice in the manner described below under “—Notices.”

Optional Redemption

We may redeem any series of subordinated debt securities, at our option, before their stated maturity as follows:

•	at any time on or after the date stated in an applicable prospectus supplement, in whole or in part, provided that no partial redemption may occur during a deferral period with respect to such series of subordinated debt securities; and

•	at any time in whole, but not in part, within 90 days after a Tax Event or an Investment Company Act Event has occurred with respect to such series of subordinated debt securities.

We will pay the Redemption Price on the Redemption Date to the holders of subordinated debt securities to be redeemed. In this context, “Redemption Price” means the aggregate principal amount of the subordinated debt securities to be redeemed, plus any accrued and unpaid interest on those securities to the Redemption Date. Notwithstanding the foregoing, installments of interest on those securities that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to those securities and the subordinated indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the series of the subordinated debt securities to be redeemed. Once notice of redemption is mailed, the series of subordinated debt securities called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date. If we elect to redeem all or a portion of a series of subordinated debt securities, that redemption will not be conditional upon receipt by the paying agent or the subordinated indenture trustee of monies sufficient to pay the Redemption Price. See “Description of Debt Securities—Optional Redemption” above.

Tax Event

“Tax Event” with respect to any trust means that we receive an opinion of counsel, experienced in such matters, that as a result of any Tax Change (as defined below), there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days after the date of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the series of subordinated debt securities held by such trust;

•	interest payable by us or original issue discount accruing on such subordinated debt securities is not, or within 90 days after the date of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	such trust is, or will be within 90 days after the date of the opinion, subject to more than a minimal amount of other taxes, duties or governmental charges.

As used above, “Tax Change” means with respect to any trust any of the following that are enacted, promulgated or announced on or after the date of the prospectus supplement for the trust preferred securities of such trust:

•	amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of the United States; or

•	official administrative pronouncement or judicial decision interpreting or applying the laws or regulations stated above whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or such trust or subject to review or appeal.

Investment Company Act Event

“Investment Company Act Event” means with respect to any trust that we receive an opinion of counsel, experienced in such matters, that as a result of the occurrence of a change in law or regulation, or a written change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority effective on or after the date of the prospectus supplement for the trust preferred securities of such trust, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

Payment of Additional Sums

If a Tax Event with respect to any trust is continuing and we do not elect to redeem the series of subordinated debt securities held by such trust or liquidate such trust, we will pay additional amounts, if any, to the holders of such subordinated debt securities so that, notwithstanding any additional taxes, duties or charges imposed on such trust because of a Tax Event, the trust will have sufficient funds to pay the full amount of distributions due on the outstanding trust securities of such trust.

Redemption Procedures

We will give the holders of the series of subordinated debt securities to be redeemed at least 30 days, but not more than 60 days, notice before the Redemption Date, in the manner described below under “—Notices.” Once notice of redemption is mailed, the series of subordinated debt securities called for redemption become due and payable on the Redemption Date and at the redemption price, including accrued and unpaid interest and premium, if any, to the Redemption Date. In all other respects, the procedures for redeeming subordinated debt securities will be similar to those for redeeming trust preferred securities. See “Description of the Trust Preferred Securities—Redemption—Redemption Procedures” above.

On the Redemption Date, interest will stop accruing on the series of subordinated debt securities called for redemption. However, if payment of the Redemption Price for any such subordinated debt securities is not made, interest on those subordinated debt securities will continue to accrue to the date the Redemption Price is paid.

Exchange of Trust Preferred Securities for Subordinated Debt Securities

We will have the right at any time to dissolve a trust. In such event, the applicable property trustee will distribute the series of subordinated debt securities held by such trust to the holders of the trust preferred securities of such trust in exchange for their securities. See “Description of Trust Preferred Securities—Exchange of Trust Preferred Securities for Subordinated Debt Securities” above and procedures relating to such an exchange.

Restrictions on Payments

If any subordinated debt securities of a series are outstanding, we will be prohibited from taking specified actions described below if:

(a) an event has occurred that constitutes a Subordinated Indenture Event of Default for such series or, after notice or passage of time, or both, would constitute a Subordinated Indenture Event of Default for such series, and we have knowledge of such event but do not take reasonable steps to cure the default;

(b) we do not pay any amount due under the trust preferred securities guarantee relating to the trust preferred securities of such trust, if such series of subordinated debt securities are held by such trust; or

(c) we have given notice of our election to begin a deferral period with respect to such series and have not rescinded such notice, or any deferral period with respect to such series is continuing.

In such event, we may not take any of the following actions, except as described below:

(a) declare or pay any dividend or other distribution on, redeem, purchase or acquire, or make a liquidation payment on any shares of our capital stock;

(b) pay any amount on or repay, redeem or repurchase any debt securities issued by us that rank equal with or junior to such series of subordinated debt securities; or

(c) make any payments under any of our guarantees if such guarantee ranks equal with or junior to such series of subordinated debt securities and guarantees payments on any debt securities of any of our subsidiaries.

Notwithstanding the foregoing, we may:

(a) declare dividends in, or make any payment in, shares of our common stock;

(b) redeem, purchase or acquire our common stock if related to the issuance of common stock under any of our benefit plans for our directors, officers or employees;

(c) declare or pay a dividend in connection with any shareholder’s rights plan, issue stock under such plan or redeem, repurchase or acquire any rights distributed pursuant to the plan; or

(d) make payments under any trust preferred securities guarantee or any other preferred securities guarantee (as described under “Description of Trust Preferred Securities—Status of the Trust Preferred Securities Guarantees” above and “Description of Trust Preferred Securities Guarantees” below).

Events of Default

A “Subordinated Indenture Event of Default” occurs with respect to a series of subordinated debt securities if:

(a) we do not pay any interest on any subordinated debt securities of such series within 30 days of the due date, provided that, if we elect to defer an interest payment, the date on which that payment is due will be the date on which we are required to make payment following its deferral;

(b) we do not pay any principal of or premium on any subordinated debt securities of such series on the due date;

(c) we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of subordinated debt securities issued under the subordinated indenture) in the subordinated indenture or the subordinated debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the subordinated indenture trustee or registered holders of at least 25% of the principal amount of the outstanding subordinated debt securities of such series; or

(d) we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur.

Remedies

Acceleration

If a Subordinated Indenture Event of Default occurs and is continuing with respect to the subordinated debt securities of a series, then either the subordinated indenture trustee or the registered holders of at least 25% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount of all such subordinated debt securities, together with accrued and unpaid interest thereon, to be due and payable immediately.

Rescission of Acceleration

After the declaration of acceleration has been made with respect to a series of subordinated debt securities and before the subordinated indenture trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a) we pay or deposit with the subordinated indenture trustee a sum sufficient to pay:

(1) all overdue interest on the subordinated debt securities of such series, other than interest which has become due by declaration of acceleration;

(2) the principal of and any premium on the subordinated debt securities of such series which have become due otherwise than by the declaration of acceleration and overdue interest on these amounts;

(3) interest on overdue interest, other than interest, which has become due by declaration of acceleration, on the subordinated debt securities of such series to the extent lawful;

(4) all amounts due to the subordinated indenture trustee under the subordinated indenture; and

(b) all Subordinated Indenture Events of Default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the subordinated indenture.

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If a Subordinated Indenture Event of Default with respect to a series of subordinated debt securities occurs and is continuing, the registered holders of a majority in principal amount of the outstanding subordinated debt securities of such series, voting as a single class, without regard to the holders of outstanding subordinated debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a) conducting any proceeding for any remedy available to the subordinated indenture trustee with respect to the subordinated debt securities of such series; and

(b) exercising any trust or power conferred on the subordinated indenture trustee with respect to the subordinated debt securities of such series.

These rights of registered holders to give directions are subject to the following limitations:

(a) the registered holders’ directions do not conflict with any law or the subordinated indenture; and

(b) the direction is not unduly prejudicial to the rights of holders of subordinated debt securities of such series who do not join in that action.

The subordinated indenture trustee may also take any other action it deems proper which is consistent with the registered holders’ direction.

In addition, the subordinated indenture provides that no registered holder of subordinated debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a) that registered holder has previously given the subordinated indenture trustee written notice of a continuing Subordinated Indenture Event of Default with respect to such series;

(b) the registered holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of such series have made written request to the subordinated indenture trustee to institute proceedings in respect of that Subordinated Indenture Event of Default and have offered the subordinated indenture trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c) for 60 days after receipt of the notice, the subordinated indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the subordinated indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding subordinated debt securities of such series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of subordinated debt securities.

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

The subordinated indenture trustee is required to give the registered holders of subordinated debt securities notice of any default under the subordinated indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under “—Events of Default,” no notice shall be given to the registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the subordinated indenture trustee to withhold notices of default (except for certain payment defaults) if the subordinated indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the subordinated indenture trustee with an annual statement as to our compliance with the conditions and covenants in the subordinated indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series, voting as a single class, without regard to the holders of outstanding subordinated debt securities of any other series, may waive, on behalf of all registered holders of the subordinated debt securities of such series, any past default under the subordinated indenture, except a default in the payment of principal, premium or interest on any subordinated debt securities of such series, or with respect to compliance with certain provisions of the subordinated indenture that cannot be amended without the consent of the registered holder of each outstanding trust preferred security of the trust which holds such series of subordinated debt securities.

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to subordinated debt securities of any series may be waived prior to the time specified for compliance by the registered holders of a majority in aggregate principal amount of the subordinate debt securities of such series.

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a) either we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our properties and assets, as an entirety or substantially as an entirety, is a corporation is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the subordinated debt securities and the performance of all of our covenants under the subordinated indenture; and

(b) immediately after giving effect to the transaction, no Subordinated Indenture Event of Default, and no event which after notice or lapse of time or both would become a Subordinated Indenture Event of Default, has or will have occurred and be continuing.

In addition to these conditions, the successor entity must assume all of our obligations with respect to the trust preferred securities guarantees, and such transaction must be permitted under, and not give rise to any violation of, any Declaration or any trust preferred securities guarantee.

Neither the subordinated indenture nor the trust preferred securities guarantees contain any financial or other similar restrictive covenants.

Modification of Subordinated Indenture

Without Registered Holder Consent. Without the consent of any registered holders of any subordinated debt securities which may in the future be issued under the subordinated indenture, we, and the subordinated indenture trustee, may enter into one or more supplemental indentures for any of the following purposes:

(a) to evidence the succession of another entity to us; or

(b) to add one or more covenants for the benefit of the holders of all or any series of subordinated debt securities, or to surrender any right or power conferred upon us; or

(c) to add any additional events of default for all or any series of subordinated debt securities; or

(d) to change or eliminate any provision of the subordinated indenture so long as the change or elimination does not apply to any subordinated debt securities entitled to the benefit of such provision or to add any new provision to the subordinated indenture (in addition to the provisions which may otherwise be added to the subordinated indenture pursuant to the other clauses of this paragraph) so long as the addition does not apply to any outstanding subordinated debt securities; or

(e) to provide security for the subordinated debt securities of any series; or

(f) to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture; or

(g) to evidence and provide for the acceptance of appointment of a separate or successor subordinated indenture trustee; or

(h) to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of subordinated debt securities that do not adversely affect the interests of the holders of that series of subordinated debt securities in any material respect.

With Registered Holder Consent. Subject to the following sentence, we and the subordinated indenture trustee may, with some exceptions, amend or modify the subordinated indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the subordinated debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding subordinated debt security affected thereby:

(a) change the stated maturity of the principal or interest on any subordinated debt security or reduce the principal amount, interest or premium payable, or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

(b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver;

(c) modify certain of the provisions in the subordinated indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

(d) modify any provisions relating to subordination or the definition of “senior debt” in a manner adverse to the holders of the subordinated debt securities.

A supplemental indenture which changes or eliminates any provision of a subordinated indenture expressly included solely for the benefit of holders of subordinated debt securities of one or more particular series will be deemed not to affect the interests under the subordinated indenture of the holders of subordinated debt securities of any other series. However, any amendment that adversely affects the holders of any series of trust preferred securities in any material respect, as well as any termination of the subordinated indenture and any waiver of a Subordinated Indenture Event of Default with respect to any series of subordinated debt securities, will require the consent of the holders of a majority in liquidation amount of each series of trust preferred securities affected thereby.

Subordination

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that, upon:

(a) any distribution of our assets upon our dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

(b) acceleration of the maturity of any subordinated debt securities; or

(c) a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(d) acceleration of the maturity of any senior debt as a result of a default, the holders of all of our senior debt will be entitled to receive:

(1) in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt; and

(2) in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

“senior debt” means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

(a) all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money or other obligations for money borrowed;

(b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, contingent or otherwise; and

(c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities.

Due to the subordination, if our assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the subordinated indenture.

The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantees do not limit our or any of our subsidiaries’ ability to incur additional indebtedness, including indebtedness that ranks senior to the subordinated debt securities and the trust preferred securities guarantees. We expect that we and our subsidiaries will incur substantial additional amounts of indebtedness in the future.

Defeasance

The subordinated indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be discharged from our obligations, with some exceptions, with respect to any series of subordinated debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the subordinated trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those subordinated debt securities on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of subordinated debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the subordinated indenture.

Satisfaction and Discharge

The subordinated indenture will cease to be of further effect with respect to any series of subordinated debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the subordinated indenture, except as noted below, when:

(a) all outstanding subordinated debt securities of such series have become due or will become due within one year at their stated maturity or on a Redemption Date; and

(b) we deposit with the subordinated indenture trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding subordinated debt securities of such series.

We will remain obligated to pay all other amounts due under the subordinated indenture and to perform certain ministerial tasks as described in the subordinated indenture.

Resignation and Removal of the Trustee; Deemed Resignation

The subordinated indenture trustee with respect to any series of subordinated debt securities may resign at any time by giving written notice to us. The subordinated indenture trustee may also be removed with respect to the subordinated debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding subordinated debt securities of such series. No resignation or removal of the subordinated indenture trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the subordinated indenture. Under certain circumstances, we may appoint a successor trustee with respect to any series of subordinated debt securities and if the successor trustee accepts, the subordinated indenture trustee will be deemed to have resigned.

Registration of Trust Preferred Subordinated Debt Securities

The trust preferred subordinated debt securities initially will be issued in certificated form and registered in the name of the applicable property trustee. If in the future any trust preferred subordinated debt securities are distributed to holders of trust preferred securities in exchange for trust preferred securities and at that time such trust preferred securities are represented by a global security, the subordinated debt securities would also be represented by a global security. In this event, we expect that the book-entry arrangements applicable to such subordinated debt securities would be similar to those applicable to the trust preferred securities.

Notices

Notices to be given to holders of subordinated debt securities held in certificated form may be given by mail to their addresses as set forth in our records. Notices to be given to holders of subordinated debt securities held in book-entry form will be given to DTC in accordance with its procedures.

Governing Law

The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

General

We will execute a trust preferred securities guarantee (“preferred securities guarantee”), which benefits the holders of trust preferred securities, at the time that a trust issues those trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee (“guarantee trustee”) under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act.

The guarantee trustee will hold each preferred securities guarantee for the benefit of the trust preferred securities holders of the applicable trust.

We will irrevocably agree, as described in each preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by the applicable trust, the preferred securities guarantee payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by a trust (“guarantee payments”), will be covered by the applicable preferred securities guarantee:

(a) any accrued and unpaid distributions required to be paid on the applicable trust preferred securities, to the extent that the trust has funds available to make the payment;

(b) the redemption price, to the extent that the trust has funds available to make the payment; and

(c) upon a voluntary or involuntary dissolution and liquidation of the trust (other than in connection with a distribution of subordinated debt securities to holders of the trust preferred securities or the redemption of all the trust preferred securities), the lesser of:

(1) the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

(2) the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to pay the amounts to the holders.

No single document executed by us relating to the issuance of trust preferred securities will provide for its full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the subordinated indenture, the applicable series of subordinated debt securities and the applicable preferred securities guarantee and related Declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a trust’s obligations under its trust preferred securities.

Status of the Preferred Securities Guarantees

Each preferred securities guarantee will constitute our unsecured obligation and will rank:

(a) subordinate and junior in right of payment to all of our other liabilities, except any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates;

(b) equal with any guarantee now or hereafter issued by us in respect of the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

(c) senior to our common stock.

Each Declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the preferred securities guarantee. Each preferred securities guarantee will constitute a guarantee of payment and not of collection. As a result, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the preferred securities guarantee without first suing any other person or entity. A preferred securities guarantee will not be discharged except by payment of the preferred securities guarantee payments in full to the extent not previously paid or upon distribution to the applicable trust preferred securities holders of the corresponding series of subordinated debt securities pursuant to the appropriate Declaration.

Amendments and Assignment

Except with respect to any changes which do not adversely affect the rights of holders of a series of trust preferred securities in any material respect (in which case no consent of the holders will be required), a preferred securities guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities (excluding any trust preferred securities held by us or any of our affiliates). A description of the way to obtain any approval is described under “Description of Trust Preferred Securities—Voting Rights; Amendment of Declaration.” All guarantees and agreements contained in a preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Preferred Securities Guarantee Events of Default

An event of default under a preferred securities guarantee occurs if we fail to make any of our required payments or perform our obligations under the preferred securities guarantee.

The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each preferred securities guarantee, excluding any trust preferred securities held by us or any of our affiliates, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

Information Concerning the Guarantee Trustees

The guarantee trustee under a preferred securities guarantee, other than during the occurrence and continuance of a default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After such a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the applicable preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate once the applicable trust preferred securities are paid in full or upon distribution of the corresponding series of subordinated debt securities to the holders of the trust preferred securities. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the preferred securities guarantee.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, PREFERRED SECURITIES

GUARANTEES AND SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

Payments of distributions and redemption and liquidation payments due on each series of trust preferred securities, to the extent the applicable trust has funds available for the payments, will be guaranteed by us to the extent described under “Description of Trust Preferred Securities Guarantees.” No single document executed by us in connection with the issuance of any series of trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the applicable preferred securities guarantee, Declaration, subordinated indenture and subordinated debt securities that has the effect of providing a full, irrevocable and unconditional guarantee of a trust’s obligations under its trust preferred securities.

As long as we make payments of interest and other payments when due on the subordinated debt securities held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that trust, primarily because:

(a) the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and common securities;

(b) the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

(c) we shall pay for any and all costs, expenses and liabilities of each trust except the trust’s obligations under its trust preferred securities (and we have agreed to guarantee such payment); and

(d) each Declaration provides that the related trust will not engage in any activity that is not consistent with the limited purposes of such trust.

If and to the extent that we do not make payments on the related subordinated debt securities, a trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders of such trust preferred securities will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, holders of such trust preferred securities may directly sue us or seek other remedies to collect their pro rata share of payments owed. If holders of such trust preferred securities sue us to collect payment, then we will assume their rights as a holder of trust preferred securities under such trust’s Declaration to the extent we make a payment to them in any legal action.

A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the applicable preferred securities guarantee without first suing the applicable guarantee trustee, the trust which issued the trust preferred security or any other person or entity.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless the company issuing the debt securities, trust preferred securities, warrants, common stock, preferred stock, stock purchase contracts, stock purchase units or depositary shares (the “securities”) indicates differently in a supplemental prospectus, the securities initially will be issued in book- entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised each of the issuing companies that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. The company issuing the securities will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency, with respect to the applicable indenture, will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005, in the case of U.S. Bank Trust National Association, and 101 Barclay Street, Floor 21, New York, New York 10286, in the case of The Bank of New York.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC’s procedures.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, the company issuing such securities will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, the company issuing the securities will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time. Neither the company issuing the securities nor the applicable trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies the company issuing such securities that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	the company issuing such securities determines, in its sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default under the indenture has occurred and is continuing with respect to such series of securities,

the company issuing such securities will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Each company has obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but neither company takes responsibility for the accuracy of this information.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated by reference in this prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES AND THE GUARANTEES

Latham & Watkins, Los Angeles, California, will pass upon certain legal matters relating to the issuance and sale of the securities and the guarantees on behalf of Sempra Energy. Gary W. Kyle, Esq., Chief Corporate Counsel of Sempra Energy, will pass upon the validity of the securities and the guarantees. Richards, Layton & Finger, P.A., special Delaware counsel to Sempra Energy and the trusts, will pass upon certain matters of Delaware law relating to the validity of the preferred securities. Sidley Austin Brown & Wood LLP, San Francisco, California, will pass upon the validity of the securities and the guarantees for any underwriters or agents. Paul C. Pringle, a partner of Sidley Austin Brown & Wood LLP, owns 2,162 shares of common stock of Sempra Energy.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions

(a) to purchasers directly;

(b) to underwriters for public offering and sale by them;

(c) through agents;

(d) through dealers; or

(e) through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

(a) a fixed price or prices, which may be changed;

(b) market prices prevailing at the time of sale;

(c) prices related to such prevailing market prices; or

(d) negotiated prices.

Direct Sales

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

$

        % Notes due 2007

REMARKETING PROSPECTUS SUPPLEMENT

February     , 2005

Citigroup

Morgan Stanley

Credit Suisse First Boston

Dresdner Kleinwort Wasserstein

Wachovia Securities

WestLB Securities Inc.